_________________________________________________________________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934
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Anywhere Real Estate Inc.
(Name of Registrant as Specified In Its Charter)
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_________________________________________________________________

NOTICE OF 2025 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

A Letter from our Chief Executive Officer             March [24], 2025
Dear Stockholders:
Anywhere Real Estate Inc. navigated a complex 2024 with exceptional resilience and leadership. In a year of incredible challenges for real estate, Anywhere leveraged our strategic advantages to empower our network to succeed, all while generating industry-leading Operating EBITDA, overdelivering on cost savings, and investing in the business for the future.
In 2024, Anywhere seized the moment to help our independent sales agents and franchise owners navigate the industry’s adoption of new practice changes with competitive edge. We operated as a first mover and fast learner to empower our substantial network to quickly adapt and provide strong consumer value.
Anywhere is making proactive moves in 2025, capitalizing on our position of strength to amplify our growth and reimagine operations as we navigate today while shaping an even stronger tomorrow.
Leveraging our Advantages to Fuel Growth
Anywhere is building on our leadership momentum to drive growth for the future. This includes expanding our luxury leadership across Sotheby’s International Realty, Corcoran, and Coldwell Banker Global Luxury, which together gained market share in 2024 and continue to sell the most luxury homes at all price points. We will lean into the strength of our distinctive value propositions and the talented agents who are drawn to our iconic brands to bolster our leadership position and propel growth.
We are also focused on expanding our high-margin franchise business, which added nearly 70 new franchisees in 2024. As we continue to see industry consolidation, we are well positioned with both the competitive advantages and liquidity to explore merger and acquisition opportunities at attractive economics.
Delivering Better Experiences Faster at Lower Cost
We realized nearly $125 million in savings in 2024, exceeding our initial cost savings target of $100 million, by simplifying, automating, and streamlining our operations, including through our continued work to integrate and simplify the real estate transaction across our owned brokerage and title businesses.
As we enter 2025, Anywhere is transforming our operations to bolster our financial power and amplify long-term growth for the business through Reimagine25: our ambitious, multi-year transformation effort to deliver better experiences for our customers faster and at lower cost. We are embracing generative AI and digitization as early adopters with a focus on reducing manual processes and enhancing our value while jumpstarting a more innovative future. Reimagine25 should unlock additional revenue and contribute to our cost savings for 2025 and beyond.
Great Talent and Culture Leading the Future of Work
With the support of the Board, Anywhere continues to prioritize attracting and retaining top talent. We are frequently recognized externally on this front, named one of Fortune’s Most Innovative Companies in America for two years, one of Forbes’ World’s Best Employers for four years, a Great Place to Work® for seven years, and honored for our culture of integrity as one of the World’s Most Ethical Companies® for the 14th consecutive year.
Moving to What’s Next
This year, we will continue to lead with the proactive energy we’ve shown thus far as we build on our unique advantages, accelerate our strategic agenda, and reimagine our future to outperform the market and drive value for stakeholders.
On behalf of our Board of Directors, my senior leadership team, and our employees, thank you for your continued support of and investment in Anywhere.
Sincerely,
Ryan M. Schneider
Chief Executive Officer and President

A Letter from our Independent Chairman of the Board            March [24], 2025
To Our Stockholders:
Anywhere Real Estate Inc. demonstrated outstanding leadership through a dynamic and challenging 2024. The Company’s strength was evident in both our financial execution in a tough housing market as well as our ability to deftly navigate changes to industry practices and regulations, while simultaneously accelerating strategic progress and transforming for the future. The Board of Directors is confident in the exceptional leadership of CEO Ryan Schneider and his management team as they proactively chart a stronger future for Anywhere.
The Board continued to actively engage and provide oversight on key areas in 2024, including Investor Outreach, Industry Change, Strategic Transformation, and Board Governance:
Investor Outreach
The Board remains committed to direct engagement with our investors through our proactive investor outreach program. For the seventh consecutive year, the Chair of the Compensation and Talent Management Committee and I met with seven of our top ten stockholders during our 2024 Investor Outreach Program, covering key topics such as strategy, leadership, governance and compensation. The proxy statement describes the outreach, investor feedback and the Board’s response. We remain committed to building upon our governance and compensation best practices and continuing to gather and implement feedback from investors.
Industry Change
The Board continues to have oversight of the Anywhere strategy, informing and advising the key leadership role Anywhere played as the industry adapted to changes in industry practices, particularly those stemming from the National Association of Realtors settlement in 2024. Anywhere stepped up as the voice of the industry and proactively initiated communications, training and education, and technology to prepare and support its independent sales agents and franchisees to implement changes successfully, as substantiated by the strong feedback from its networks and the industry at large.
Strategic Transformation
The Board’s strategic oversight also includes close engagement with the Company’s transformation strategy, which was the focus of our two-day immersive strategy meeting last June. As the business landscape continues to evolve, Anywhere is preparing for the future with Reimagine25, a proactive transformation strategy to deliver better experiences faster and at lower costs. We are acutely focused on leveraging automation, simplification, and generative AI to operate with agility and position Anywhere to lead the industry on this front.
In addition to transformation, Anywhere is also focused on driving growth in 2025. The company is poised to take advantage of ongoing industry consolidation with a focus on both organic and inorganic growth, particularly as it expands its luxury leadership.
Board Governance
Our commitment to strong board governance remains a top priority for the Board, supported by our Nominating & Corporate Governance Committee. In 2024, the Board approved, subject to stockholder approval at the 2025 Annual Meeting of Stockholders, an amendment to the Company’s Certificate of Incorporation to eliminate the Company’s last remaining supermajority vote provision (related to the removal of directors from office).
While the housing market continues to face challenges, I am confident that Anywhere is uniquely equipped to not only navigate change but lead the way forward.
On behalf of your Board of Directors, thank you for your continued investment in Anywhere. We appreciate the opportunity to serve the Company on your behalf.
Michael J. Williams
Independent Chairman of the Board

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 7, 2025
Who may attend the meeting
Only stockholders, persons holding proxies from stockholders, invited representatives of the financial community and other guests of Anywhere may attend the Annual Meeting.
See Frequently Asked Questions—How do I attend the Annual Meeting on page 94.
We intend to hold the Annual Meeting as a virtual-only meeting. Accordingly, there will not be a physical meeting location. You will be able to attend the meeting online, submit your questions and vote your shares electronically by visiting www.virtualshareholdermeeting.com/HOUS2025.
Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting.
You can vote by Internet before the Annual Meeting, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or by Internet during the Annual Meeting.
By order of the Board of Directors,
Marilyn J. Wasser
Corporate Secretary

March [24], 2025

Time:	9:00 a.m., Eastern Daylight Time
Place:	www.virtualshareholdermeeting.com/HOUS2025

Record Date
Owners of Anywhere Real Estate Inc.* common stock as of March 10, 2025, are entitled to notice of, and to vote at, the 2025 Annual Meeting of Stockholders (and any adjournments or postponements of the meeting) (the “Annual Meeting”).

Purposes of the meeting
1.	to elect thirteen Directors for a term expiring at the 2026 Annual Meeting of Stockholders
2.	to vote on an advisory resolution to approve executive compensation
3.	to vote on an advisory resolution on the frequency of the advisory vote on executive compensation
4.	to vote on a proposal to approve the Third Amended and Restated 2018 Long-Term Incentive Plan
5.
to vote on a proposal to amend our Seventh Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to eliminate the supermajority stockholder vote required to remove directors

6.	to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2025
7.	to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting

The matters specified for voting above are more fully described in the attached proxy statement.

Important Notice Regarding Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders: Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 31, 2024, are available on the Investors section of our website at www.anywhere.re

* Except as otherwise indicated or unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “the Company,” “Anywhere” and “Anywhere Real Estate” refer to Anywhere Real Estate Inc. and our consolidated subsidiaries, including but not limited to Anywhere Real Estate Group LLC. References in this proxy statement to “Anywhere Group” mean Anywhere Real Estate Group LLC.

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of Anywhere Real Estate Inc. for use at the Annual Meeting. On or about March [24], 2025, we will begin distributing print or electronic materials regarding the Annual Meeting to each stockholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the stockholder.

Forward Looking Statements. This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “intends”, “believes”, “expects”, “forecasted”, “projects”, “estimates” and “plans” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The Company wishes to caution each participant to consider carefully the specific factors discussed with each forward-looking statement in this proxy statement and other factors contained in the Company’s filings with the Securities and Exchange Commission, or SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), under the captions “Forward-Looking Statements”, “Summary of Risk Factors”, “Risk Factors”, “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as such factors in some cases have affected, and in the future (together with other factors) could affect, the ability of the Company to implement its business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein. The Company assumes no obligation to update the information or the forward-looking statements contained herein, whether as a result of new information or otherwise.
Non-GAAP Financial Measures. This proxy statement includes certain supplemental measures of the Company’s performance that are not Generally Accepted Accounting Principles (“GAAP”) measures, including Operating EBITDA (and Plan Operating EBITDA) and Free Cash Flow. Definitions of these non-GAAP terms and reconciliations to their most comparable GAAP terms are included as Annex A to this proxy statement.
Website addresses given in this proxy statement are provided as inactive textual references. The contents of these websites are not incorporated by reference herein or otherwise a part of this proxy statement.

ANNEX A: NON-GAAP DEFINITIONS & RECONCILIATIONS	A-1
ANNEX B: THIRD AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN	B-1

TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting

PROPOSALS TO BE PRESENTED AT THE 2025 ANNUAL MEETING

Proposal 1	The Board recommends a vote FOR all director nominees
Election of thirteen Director nominees	Our Nominating and Corporate Governance Committee and our Board have determined that each director nominee possesses the skills and experience to oversee Anywhere's business strategy and that the mix of backgrounds and qualifications represented by our Directors strengthen our Board's effectiveness.
Go to page 26 for additional information on Proposal 1
Proposal 2	The Board recommends a vote FOR this proposal
Advisory vote on executive compensation program
Our independent Compensation and Talent Management Committee designed our 2024 executive compensation program to attract, motivate and retain high-performing executives with a view that executive compensation is tied to achievement of our strategic and business goals and aligned with long-term value creation.

Go to our Compensation Discussion and Analysis (“CD&A”) on page 36 and Proposal 2 on page 75 for additional information on our executive compensation program
Proposal 3	The Board recommends a vote for 1 YEAR for this proposal
Advisory vote on the frequency of the advisory vote on executive compensation
The Board believes that holding an advisory vote on executive compensation every year will allow our stockholders to provide us with direct input on our compensation strategy and practices on an annual basis so that timely stockholder feedback may be taken into consideration as part of the compensation review process.

Go to page 76 for additional information on Proposal 3
Proposal 4	The Board recommends a vote FOR this proposal
Approve the Third Amended and Restated 2018 Long-Term Incentive Plan (the “2018 Plan”)
The 2018 Plan is an important part of the Company's overall compensation program. It allows us to make annual and long-term incentive awards to the Company's current and prospective officers, employees, directors and consultants and gives us a competitive advantage in attracting, retaining and motivating our team by providing incentives that are directly linked to stockholder value.

Go to page 77 for additional information on Proposal 4
Proposal 5	The Board recommends a vote FOR this proposal
Approve the amendment of the Certificate of Incorporation to eliminate the supermajority stockholder vote required to remove directors
The Board, after careful consideration and as part of the Board’s ongoing review of corporate governance matters, recommends that our stockholders approve an amendment to our Certificate of Incorporation to eliminate the remaining supermajority voting requirement to remove a Director, with or without cause.

Go to page 87 for additional information on Proposal 5
Proposal 6	The Board recommends a vote FOR this proposal
Ratification of the appointment of the independent registered public accounting firm	As a matter of good corporate governance, the Board is asking stockholders to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025.
Go to page 88 for additional information on Proposal 6

2025 Proxy Statement	1

TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ

2024 INVESTOR OUTREACH PROGRAM
Board Outreach
Our Board maintains a proactive and robust investor outreach program, offering meetings to a substantial majority of shares each year since 2018. We believe offering our stockholders an opportunity for regular communication with our Board is critical to our Board's ability to ensure thoughtful and informed consideration of evolving corporate governance and executive compensation best practices. During these sessions, we seek feedback on Anywhere's strategy, capital allocation, leadership, governance and our compensation program, among other topics.

We met with seven of our top ten stockholders during the 2024 Investor Outreach	Mr. Williams, Independent Chairman of the Board, and Mr. Silva, Chair of the Compensation and Talent Management Committee, attended all 2024 and early 2025 Board Investor Outreach meetings.

In addition to representatives of the Board, sessions in 2024 and early 2025 were also attended by our Chief People Officer, Head of Investor Relations, and Assistant Corporate Secretary.
The 2024 Board Investor Outreach Program was comprised of both spring and fall/winter sessions:

Time of Outreach	Stockholders Contacted* (%)	Participating Stockholders* (%)
Spring 2024	~65%	~30%
Fall 2024/Winter 2025	~60%	~50%
* Based on estimates at the time of outreach
In January 2025, we also met with representatives of two leading proxy advisory firms, Institutional Shareholder Services and Glass Lewis.
We take feedback from our investors, in any form, very seriously. In light of the low level of support from our investors on our 2024 “say-on-pay” proposal, the key objective of our 2024 Investor Outreach was to listen to our stockholders and better understand their perspectives on our executive compensation program.
We heard that our leadership team continues to have the confidence of our largest stockholders. We heard investors acknowledge the importance of retaining key talent during this unique period of uncertainty and volatility in the residential real estate industry. And we heard that investors want us to reach those goals through our regular target direct compensation program—where we have consistently emphasized performance-based and at-risk compensation.
Investors expressed support for the changes made to our target direct compensation program in 2023 and 2024—and appreciate the high levels of “at-risk” and performance-based compensation granted, in particular to the CEO. However, most investors expressed their dislike of off-cycle awards, in particular when such awards are significant in size and/or are cash-based awards that are not tied to performance metrics. Many investors noted that the size and nature of the off-cycle awards to our CEO in late 2023 (particularly, the cash-based bonus component) served as the primary driver of the lower level of support received for our 2024 say-on-pay proposal.
During the 2024 Investor Outreach, the Board and the Compensation and Talent Management Committee reaffirmed its commitment to avoiding the use of off-cycle awards with the executive team, barring extraordinary circumstances—with no new off-cycle awards granted since our fall 2024 Investor Outreach program.
Our Board participants emphasized that off-cycle awards do not represent a regular or preferred method of compensating our executives. The awards granted to our CEO in late 2023 and our CFO in the first quarter of 2024 were made as isolated, nonrecurring awards targeted directly at retaining exceptional executive talent during a period of extraordinary industry uncertainty. To date, the awards have been working as intended—as the Company has enjoyed stability in its leadership team as they execute against our strategy despite the challenging industry conditions currently facing the residential real estate market.
Responsive action to specific investor feedback is highlighted in the table on the next page.

2025 Proxy Statement	2

TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ

COMPENSATION-RELATED FEEDBACK
Topic	Stockholder Feedback	Board Action

Leadership Team	Incentivizing the executive team, in particular our CEO and CFO, is an important compensation goal during the current prolonged period of industry volatility and uncertainty	•Continue to leverage our target direct compensation program to engage and motivate management, including through the use of metrics within their control
Target Direct Compensation	Changes to the design of our target direct compensation program (implemented in 2023 and 2024)—including changes that were informed by investor feedback in 2023—are generally supported
•Continue to describe design changes and rationale in the applicable sections of the Compensation Discussion and Analysis
•Retain target direct compensation design, without material change in 2025 and continue to illustrate strong relationship between performance and realized compensation

Off-cycle Awards	Off-cycle awards should be avoided	•Commit to avoiding off-cycle awards, barring extraordinary circumstances, with no new off-cycle awards granted since our fall 2024 Investor Outreach program
Performance Goals and related disclosure	Rigor in goal setting continues to be a top priority, with some investors encouraging additional disclosures around the use of strategic objectives in the annual incentive plan
•Continue to establish target goals in line with our budget—at levels that require stretch performance and operational excellence to achieve
•Expand disclosures of achievement against strategic objectives in the annual incentive plan

GOVERNANCE-RELATED FEEDBACK

Board Composition	The Board's composition reflects a strong mix of skills, experiences and backgrounds that aligns with the Company's strategy	•Maintain commitment to nominating Directors who are qualified to oversee the Company's business and material risks
Board Size	Given recent growth in the Board, a few investors asked if a smaller board size would be more efficient
•Following engaged discussions, the Board determined that its current size and composition benefits the Company and our stockholders without a decline in efficiency, but further noted its expectation that the Board will, over time, be composed of 10 to 11 Directors, and determined to continue to consider this feedback on at least an annual basis

Governance Profile	Anywhere has a reasonable and balanced governance profile and the Board should continue to thoughtfully assess its governance practices
•In connection with its regular review of certain governance documents, the Board determined to request stockholder approval of the last remaining supermajority voting requirement in its Certificate of Incorporation at the 2025 Annual Meeting

Risk Management	Generally interested in deeper understanding of risk oversight processes
•As part of the Board's regular annual self-assessment and charter review processes, it determined to assign certain risk oversight responsibilities related to artificial intelligence to the Product and Technology Committee

Disclosure	Disclose specific investor feedback from Investor Outreach that is not acted upon	•Continue to include fulsome disclosure of the topics raised during Investor Outreach in the Company's proxy statement

2025 Proxy Statement	3

TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Management Outreach
Anywhere management—including our CEO, CFO and Investor Relations team—also maintains an active stockholder engagement program designed to reach current and prospective investors through earnings calls, investor conferences, individual and group meetings and other communication channels. In 2024, management engaged with investors representing around one-third of shares outstanding through conferences, fireside chats, non-deal road shows, group meetings, and one-on-one meetings. Through their participation in 11 investor conferences during 2024, management reached over 160 current and potential investors.
We consider investor feedback from both the Board Investor Outreach and management outreach programs, and may incorporate consistent key themes into our business.

BOARD COMPOSITION HIGHLIGHTS
Our Board is comprised of highly-qualified individuals who are committed to our Company.

Name and Age	Director Since	Current or Key Business Experience	Independent	Committee Membership*
				AC	CC	NGC	PTC
Fiona Dias, 59	2013	Digital Commerce Consultant, Former Chief Strategy Officer, ShopRunner (2011-2014)	●		●		●
Matthew J. Espe, 66	2016	Former President and CEO, Armstrong World Industries, Inc. (2010-2015)	●		●	C
V. Ann Hailey, 74	2008	Former CFO, L Brands, Inc. (formerly, Limited Brands, Inc.) (1997-2006)	●	●		●
Bryson R. Koehler, 49	2019	Chief Executive Officer, Revinate, Inc. (since 2024), former Chief Technology Officer, Equifax Inc. (2018-2024)	●	●			●
Joe Lenz, 36	2024	Partner and Co-Head of Research of TPG AG Credit Solutions, TPG Angelo Gordon (since 2019)	●
Duncan L. Niederauer, 65	2016	Former CEO, NYSE Euronext (2007-2013)	●			●	●
Egbert L. J. Perry, 69	2023	Chairman and Chief Executive Officer, The Integral Group LLC (since 1993)	●		●
Ryan M. Schneider, 55	2017	President and CEO, Anywhere Real Estate Inc. (since 2018)
Enrique Silva, 59	2018	CEO, Culver Franchising System, LLC (2021-2025)	●		C
Sherry M. Smith, 63	2014	Former CFO, SuperValu, Inc. (2010-2013)	●	●	●
Chris Terrill, 57	2016	Former CEO of ANGI Homeservices (2017-2018)	●			●	C
Felicia Williams, 59	2021	Former CFO (2020) and finance and risk leader at Macy’s (2004 to 2023)	●	C
Michael J. Williams, 67 (Independent Chairman)	2012	Former President and CEO, Fannie Mae (2009-2012)	●	●		●

*	C = Chair	AC = Audit Committee	CC = Compensation and Talent Management Committee	NGC = Nominating & Corporate Governance Committee	PTC = Product & Technology Committee

2025 Proxy Statement	4

TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ

EXECUTIVE COMPENSATION HIGHLIGHTS
2024 target compensation emphasized performance-based compensation aligned with strategy
We have an established pay-for-performance compensation philosophy that rewards our NEOs for their achievements, reinforces ethical behavior and aligns compensation with stockholder interests in both short-term performance and long-term value creation via various metrics.
The CEO's 2024 target direct compensation set by the Board in February 2024 was comprised 73% in long-term equity incentives and 27% in short-term cash elements.
Long-term equity incentives granted to the CEO are weighted 60% in the form of performance share units, or PSUs, and 40% in the form of restricted stock units, or RSUs, that vest in equal installments over three-years from the date of grant.

91% of 2024 CEO Target Direct Compensation(1) is “At-Risk” and 62% is tied to Performance Metrics
At-Risk	Compensation Element	Why We Pay It	CEO Target Direct Compensation (%)	Performance-Based
	Base Salary	Attract and retain talent	9%
●	Annual Cash Incentive	Drive short-term performance	18%	●
●	Performance Share Units	Long-term value creation	44%	●
●	Time-Based RSUs	Align with stockholder interests	29%
(1)Includes annual cash incentive and performance share unit awards at target value; excludes off-cycle 2024 CEO Performance Award made in 2023 and applicable to performance in 2024 (see “Individual Awards—CEO” in the Compensation Discussion and Analysis)
2024 pay outcomes tracked our achievement against rigorous goals
Our 2024 Plan Operating EBITDA goal was set above 2023 Plan Operating EBITDA results and target (without giving effect to the changes to Operating EBITDA implemented by the Company effective December 31, 2024).
Our 2022-2024 PSUs failed to deliver any realized value, as performance was measured against a Cumulative Free Cash Flow (“CFCF”) target set before the housing market downturn and real estate stocks trailed the S&P MidCap 400.

Performance Goal Achievement as of December 31, 2024
Award Type	Achievement	Target Goal	Realized Value
Annual Cash Incentive Award
Plan Operating EBITDA (page 47)	Above Target 122%	$263 million*	115.5% to 144.2% based on application of Individual Performance Modifier (up to +/-25%)
Strategic Objectives (page 48)	At Target 100%	operational excellence (cost savings) & talent
PSUs - 2022 to 2024 Cycle
Relative Total Stockholder Return (page 53)	Below Threshold 0%	Equal to S&P MidCap 400	0%
Cumulative Free Cash Flow (page 53)	Below Threshold 0%	$1,258 million
*     Goal approved on February 16, 2024; to avoid distorting award outcomes and facilitate direct comparison to the budget target, does not give effect to the changes to Operating EBITDA implemented by the Company effective December 31, 2024. See Annex A.

2025 Proxy Statement	5

TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Additionally, the 2024 realized cost savings performance requirement tied to Mr. Schneider's off-cycle, cash-based 2024 CEO Performance Award (granted in November 2023) was achieved as of December 31, 2024, as the Company realized approximately $125 million in cost savings, exceeding the $100 million estimate announced in our February 2024 earnings release (subsequently increased to a full-year target of $120 million in our August 2024 earnings release). His award remains subject to clawback in the event that he voluntarily terminates his service with the Company (without Good Reason) prior to March 1, 2026.
Likewise, Ms. Simonelli's off-cycle retention and performance award granted in the first quarter of 2024, comprised of a cash-based award and cash-settled restricted stock units (the “Simonelli Award”), was earned based on achievement against a realized cost savings performance requirement as well as the successful repayment of our Term A Loan Facility. Her award remains subject to repayment if she voluntarily terminates her employment with the Company (without Good Reason) prior to February 28, 2026.
The real estate industry downturn has significantly reduced the realized value of PSUs
The current downturn of the residential real estate industry, now entering its fourth year, is historic in both its magnitude and duration and has dramatically reduced or eliminated the retentive value of outstanding awards in our incentive compensation programs for reasons outside of our control.
The table below summarizes historical and forecasted payouts under PSU awards as of December 31, 2024.

PSU Award Cycle and Metric
	2021	2022	2023	2024	2025	2026
2021-2023 PSU Award(1)	Completed in 2023 (Aggregate Realized Value: 23%)
rTSR(2)	No Payout
CFCF	Below Target Payout (77%)
2022-2024 PSU Award(3)		Completed in 2024 (Aggregate Realized Value: 0%)
rTSR(2)		No Payout
CFCF		No Payout
2023-2025 PSU Award(3)			66% Complete
rTSR(2)			Tracking Below Threshold
CFCF			Tracking at or around Target
2024-2026 PSU Award(3)				33% Complete
FCF with rTSR modifier(4)				Tracking Above Target
(1)Aggregate realized value of PSU awards is determined by comparing (i) the product of (A) the aggregate number of shares or units earned by the NEOs times (B) the stock price or unit value on the last day of the performance cycle vs. (ii) the target grant date value of the awards approved by the Compensation and Talent Management Committee.
(2)PSU award measured against S&P MidCap 400.
(3)Actual results to be determined based upon results under the applicable metric at the conclusion of the applicable 3-year cycle.
(4)PSU award will be earned based on the average achievement of three equally weighted and annually established Free Cash Flow goals, with payouts subject to modification based on the Company's relative performance against its compensation peer group, as measured at the end of the three-year performance period, with the performance of our direct real estate competitors weighted twice.

2025 Proxy Statement	6

TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ

EXECUTIVE COMMITTEE
Our Board and the Compensation and Talent Management Committee oversee the talent management and compensation of the executive officer members of our Executive Committee, which is comprised of the Chief Executive Officer and the most senior leaders in the Company.

(From left to right)
Top Row: Ryan Schneider, Chief Executive Officer & President; Charlotte Simonelli, EVP, Chief Financial Officer and Treasurer; Susan Yannaccone, President & CEO, Anywhere Brands & Anywhere Advisors; and Marilyn Wasser, EVP, General Counsel and Corporate Secretary.
Second Row: Don Casey, President & CEO, Anywhere Integrated Services; Tanya Reu-Narvaez, EVP, Chief People Officer; Rudy Wolfs, EVP, Chief Technology Officer; Eric Chesin, EVP, Chief Strategy Officer; and Trey Sarten, SVP, Communications and Corporate Affairs.

2025 Proxy Statement	7

TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
CORPORATE GOVERNANCE
As a leader of integrated residential real estate services, Anywhere is responsible for supporting people in one of life’s most meaningful and significant transactions: buying and selling a home—and we take that role very seriously. We know that our agents, suppliers and customers trust our brands and companies not only because of our outstanding service, but also because of the way we operate. At Anywhere, integrity drives our success and we ensure that integrity and excellence are at the heart of everything we do.
Anywhere’s Code of Ethics and core values provide the guiding principles of our organization to treat people with respect and dignity, to be accountable for our actions, and to operate transparently and honestly. For the past fourteen years, Anywhere has been recognized as one of the World’s Most Ethical Companies® by Ethisphere Institute based on our robust ethics program, strong corporate governance, and the dedication and enthusiasm of our employees.
Our Board of Directors oversees the management and ethics functions of Anywhere. We maintain strong governance practices, which we continue to enhance and evolve through critical feedback from our investors. As described above, for the seventh year in a row, our Board sought out the perspectives of our stockholders via its Investor Outreach Program, meeting with holders of approximately half of outstanding shares in the aggregate on a wide variety of topics, including strategy, leadership, governance, talent and compensation.
The Company, led and supported by the Board, has also provided thought leadership within the residential real estate industry, including being the first to settle the sell-side antitrust class action litigation, adopting and advocating for the industry to adopt many of the practice changes proposed by the settlement, which promote more transparency and simplification for both consumers and real estate agents, supporting Ms. Yannaccone's speaking out on behalf of women and calling for industry leaders to use their voices so that the industry reflects the values it promotes, and launching an advocacy platform that empowers agents to share perspectives on the industry as well as policies and regulatory actions that impact real estate with government officials. The Company's leadership has been recognized within the industry, with 10 leaders honored as 2024 HousingWire Women of Influence and six Anywhere leaders ranking in the top 30 of the 2024 Swanepoel Power 200 list of most powerful industry leaders, with Ryan Schneider named the real estate industry's top most powerful and influential person and Sue Yannaccone the top woman leader on the list.
GOVERNANCE HIGHLIGHTS
Our corporate governance practices are consistently recognized by investors, proxy advisors, and others as exemplifying best practice. We have a strong commitment and a roadmap to continue advancing our best corporate governance practices in order to promote the long-term interests of stockholders. Examples of our governance best practices include:

Independent Chairman of the Board
92% Independent Directors
Annual Election of Directors
Majority Voting for Directors
Board Investor Outreach Program
Strong Stock Ownership Guidelines
Annual Say-on-Pay Vote
Proxy Access Bylaws
Strong Enterprise Risk Management Oversight
Culture and Talent Focus
Annual Impact Report, reviewing key corporate social responsibility topics
Annual Two-Day Board Meeting Focused Exclusively on Strategy (with quarterly updates)
Frequent Communications between CEO, Chairman and Directors

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Strategic Planning & Business Execution
Our Board spends a substantial amount of time working with management on Anywhere's mid- and long-term strategy and its near-term objectives, such as efforts focused on navigating the current industry downturn, and addressing changes in industry structure, improving operating efficiencies, overseeing our debt profile, managing litigation, and enhancing our value proposition and market position growth.
The Board receives updates on our strategy at its meetings throughout the year and holds an additional annual two-day meeting focused exclusively on strategy. These strategic meetings focus on core aspects of our business, including initiatives to advance our business strategy, capital allocation, litigation and regulatory matters and our competitive position in light of emerging and existing competitive trends.
During these meetings, the Board considers whether business strategies are appropriately aligned to mitigate the risks identified in the Company's enterprise risk management process (described in “Oversight of Risk Management” below), as well as the pursuit of initiatives intended to advance the Company's strategy, enhance consumer, agent and franchisee value, and keep the Company well-positioned for the future.
Oversight of Risk Management
Our Board, as a whole and through its committees, has responsibility for overseeing our risk management and believes that effective risk management is critical to Anywhere’s ability to achieve its strategy. The oversight responsibility of our Board and its committees is facilitated by regular reports from management, informed by our annual integrated risk assessment and ongoing dynamic risk assessment process, that are designed to provide visibility to our Board and its committees about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. Each committee also provides regular reports to the Board regarding its oversight activities.
Through our dynamic risk assessment process, management and our Board and its committees consistently evaluate the risk environment and adjust the Company's risk profile and focus as needed to respond to industry and macroeconomic changes.
Allocation of general risk oversight functions
Board of Directors
The Board oversees management’s processes by which they identify, assess, monitor and manage the Company’s exposure to key risks to determine whether these processes are functioning as intended and seeks to ensure that risks—inherent and undertaken by us—are consistent with a level of risk that is appropriate for our Company and the achievement of our business objectives and strategies. The Board also provides direct oversight of overall strategy and navigation of industry structure changes, including at the two-day offsite annual strategy session, as well as oversight of our capital structure and balance sheet risks, litigation management and CEO succession planning.
Audit Committee
▪Reviews processes with respect to risk assessment and risk management, including overseeing management and mitigation of financial accounting and reporting and compliance risks
▪Reviews and approves our annual internal audit plan and receives quarterly updates from the head of internal audit, who reports directly to the Audit Committee
▪Oversees ethics and compliance activities and receives quarterly updates from the Chief Ethics & Compliance Officer, who has a dotted-line reporting relationship to the Audit Committee
▪Oversees, along with the full Board, information security and technology risks, including cybersecurity risks
▪Oversees operational and strategic risks

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Nominating and Corporate Governance Committee
▪Oversees independence and composition of the Board, including that the Board has the appropriate skills and competencies necessary for effective oversight
▪Oversees risks related to the reputation of the Company and potential conflicts of interest
▪Oversees and tracks emerging governance issues
▪Monitors the Company's corporate social responsibility initiatives and programs
▪Oversees the policies and principles regarding succession in the event of an emergency or the retirement of the CEO
▪Based on feedback received from our investors, in 2023 the Nominating and Corporate Governance Committee also added oversight of the Company’s political spending and lobbying activities to its annual agenda
Compensation and Talent Management Committee
▪Oversees the management of risks relating to talent, including retention and motivation
▪Oversees risks related to succession planning for the executive team (other than the CEO)
▪Overseeing risks related to or arising from our compensation policies and procedures
Product and Technology Committee
▪Monitors significant emerging product and technology trends and matters related to the Company’s use of artificial intelligence in its business and products
Management
Our CEO and other members of senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committees regarding risk management. This responsibility is effectuated principally through Anywhere's enterprise risk management (“ERM”) program. Our ERM function coordinates with our internal audit and compliance functions to perform an annual integrated risk assessment, which identifies top enterprise risks. The program is supported by our Risk Management Committee, chaired by our General Counsel and comprised of key members of management, and plays a core role in monitoring, mitigating and managing the top enterprise risks and identifying emerging risks facing the Company. A description of the enterprise risks we have identified is included in Part I, Item 1A, “Risk Factors”, and additional information about the litigation we face can be found in Note 15, “Commitments and Contingencies—Litigation” to the consolidated financial statements, both included in our 2024 Annual Report.
Oversight of Cybersecurity and Data Privacy
Our Audit Committee shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity. Anywhere’s Chief Information Security Officer (CISO) reports to the Audit Committee on a quarterly basis and once a year to the full Board on the cybersecurity program, including the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the Company’s security program and the emerging threat landscape, including the prompt notification of the Audit Committee Chair of significant cyber incidents.
We also maintain a Data Privacy Steering Committee, comprised of internal legal, risk and IT professionals, to assist management with fulfilling applicable data privacy regulations.
Assessment of Compensation-Related Risks
The Company annually assesses the risks related to or arising from our compensation policies and procedures, including the incentives they create and any factors that might encourage or discourage unnecessary or excessive risk taking. Multiple factors are considered as part of the assessment, including incentive compensation criteria and payment limits, compensation mix, number of participants and risk mitigation factors. The assessment includes internal audit, the Company’s total rewards function and the Company’s Chief People Officer.

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As part of its risk oversight, the Compensation and Talent Management Committee, in consultation with the independent compensation consultant, annually reviews and discusses the Company’s assessment and the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile as well as risks related to succession planning and talent management. The Compensation and Talent Management Committee takes the results into account in making its determinations regarding the Company’s executive compensation program and its compensation policies and procedures.
Based on these reviews and procedures, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
Corporate Social Responsibility
Board Oversight. Since 2020, the Nominating and Corporate Governance Committee has overseen corporate social responsibility trends and topics that are material to our business (including with respect to reporting requirements), with the full Board receiving an annual report on the Company’s impact. In 2024, the Nominating and Corporate Governance Committee and/or Board met to discussed related topics on a quarterly basis.
Members of management with responsibilities and expertise in related topics, including human resources, corporate governance and compliance, work with our Executive Committee and Board to report on our key initiatives and metrics.
The Nominating and Corporate Governance Committee also reviews Anywhere's impact report, which covers key corporate responsibility topics. The report is released on an annual basis and can be accessed under the Commitments page on our website at www.anywhere.re.

Governance. The Company and Board have historically focused on governance topics, including Board and management structure, best corporate governance practices, director independence, risk management, transparent and accurate information disclosure and strong auditing and compliance. Our key governance practices are outlined throughout this “Corporate Governance” section.
Social. We place a substantial emphasis on managing our relationships, both internally with our workforce and externally with our customers and communities, to create enterprise value and drive our strategic business objectives, with a particular focus on impact and inclusion. Internally, we continue to build an inclusive culture through our eight long-standing Employee Resource Groups, or ERGs, each with its own executive sponsor. Through Anywhere Gives, our philanthropic foundation, we focus on supporting our communities and one another while partnering with organizations like Covenant House, which helps end youth homelessness by sheltering young people in need and helping get them on a path to stability and independence.
We continue to serve as champions in our industry and beyond with programs and partnerships designed to create meaningful change. Anywhere is also a proud sponsor and partner of several national real estate associations that promote the advancement of homeownership through empowering real estate professionals.

In 2024, we achieved an 86% employee engagement score and an 87% response rate

Environment. We are proud of our actions to address our limited environmental footprint. Substantially all of our properties are leased commercial space, and from December 31, 2019 to December 31, 2024, we decreased our leased-office footprint by approximately 34%, resulting in the reduction of our greenhouse gas (GHG) emissions.
Our headquarters building interior is LEED Gold certified and the building’s exterior is LEED Silver certified, in each case by the Green Building Certification Institute. In addition, our move away from on-premises data centers has also decreased our environmental impact.

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Succession Planning
The Board, either directly or through its committees, is responsible for the development, implementation and periodic review of a succession plan for our Chief Executive Officer and the other executive officer members of our Executive Committee, including an emergency succession plan in the event of an unexpected disability or inability of our Chief Executive Officer to perform his duties.
The November 2024 meeting of the Board focused on talent and succession for the executive team. The meeting also included a review of broader business and corporate talent.
The Board, the Compensation and Talent Management Committee and Nominating and Corporate Governance Committee coordinate with respect to the Company's programs and plans in the areas of talent development, succession planning, and corporate social responsibility initiatives.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that, along with the charters of the Board Committees, Director Independence Criteria, Code of Ethics for Employees and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. Our directors complete a biennial ethics training course. The governance rules for companies listed on the New York Stock Exchange, or NYSE, and those contained in SEC rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available under the Investors link, Governance page of our website at www.anywhere.re.
Director Service on Other Public Company Boards
Our Board believes that service on other public company boards provides Directors with valuable governance and leadership experience that benefits the Company.
At the same time, our Board recognizes that it is critical that Directors dedicate sufficient time and attention to their service on Anywhere's Board.
Accordingly, under the Corporate Governance Guidelines, Directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of Directors and serving the interests of the Company’s stockholders.
Unless explicitly approved by the Board:
▪Directors who also serve as CEO (or an equivalent position) may not serve on more than two other boards of public companies.
▪Other Directors may not serve on more than four other boards of public companies.
▪Directors on the Audit Committee may not serve on the audit committees of more than three public companies, including the Company.
Our Board believes that each of our Directors has demonstrated the ability to devote sufficient time and attention to fulfill the responsibilities required of a Director of Anywhere, and all Directors are in compliance with this policy.
Prior to recommending a candidate as a nominee for director, the Nominating and Corporate Governance Committee reviews the other commitments of such candidate (including service and leadership positions on public boards) and considers whether such obligations may interfere with the candidate's Board duties.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Director Independence
The Board adopted the Director Independence Criteria summarized below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria are available under the Investors link, Governance page of our website at www.anywhere.re.
Pursuant to the Board's annual review of the independence of the Directors, the Board affirmatively determined that, under NYSE listing standards and our Director Independence Criteria:
▪All of the members of our Board are Independent Directors, other than our CEO; and
▪All members of the Audit Committee, Compensation and Talent Management Committee, Nominating and Corporate Governance Committee and Product and Technology Committee are Independent Directors.
In making these determinations, the Board took into consideration the following transactions, which they determined were not material to either the Company or the Director:
▪All transactions in which we and any Director had an interest, including those discussed under “Related Person Transactions.” For purposes of evaluating Mr. Lenz's independence, the Board took into consideration the Note Repurchase (as defined herein) with Angelo, Gordon & Co., L.P. (“Angelo Gordon”), an affiliate of TPG GPA A, LLC, a principal stockholder of the Company, and the Cooperation Agreement with Angelo Gordon, each as defined and more fully described in “Related Person Transactions.”
▪All transactions where Directors utilize the brokerage services of our Company-owned brokerages and/or our franchisees in the purchase or sale of residential real estate and/or the Company's title and settlement services in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions.
▪The Company was a party to sublease agreement with Transcend Capital Advisors, an entity affiliated with Mr. Niederauer, to sublease approximately 3,600 square feet of office space at the Company's headquarters, which sublease was terminated by Transcend Capital Advisors effective July 31, 2024.
▪Prior to Mr. Koehler joining our Board, the Company and Equifax Inc., Mr. Koehler’s employer from June 2018 through March 2024, were party to agreements (which have been renewed over time) for certain tools, credit reports and information with respect to unemployment claims.
Board and Committee Leadership Structure
Michael J. Williams became our Independent Chairman on December 31, 2017. Mr. Williams previously served as the Board's Lead Independent Director (from late 2013) and has been a Director since 2012.
The Board has no fixed policy on the separation of the CEO and Chairman roles, and our Seventh Amended and Restated Bylaws (the “Bylaws”) allow for these roles to be either combined or separated. This flexibility allows our Board to choose a different Board leadership structure if and when it believes it is in the best interests of the Company based on current circumstances. In making this determination, the Board considers a number of factors, including the position and direction of the Company, the specific needs of our business, and the constitution of the Board and management team.
The Board currently believes that the separation of the CEO and Chairman roles is the most effective leadership structure for the Company at this time, as it allows Mr. Schneider to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Williams to focus on leading the Board, providing its advice and counsel to Mr. Schneider, and facilitating the Board’s independent oversight of management.
The CEO communicates weekly with the Chairman and on a regular basis with other Directors. The Chairman regularly holds one-on-one calls with the other Independent Directors to solicit feedback after Board meetings held throughout the year and provides that feedback to the CEO.
The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework on a case-by-case basis, taking into consideration the needs of the Board and the Company at such time.

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In his capacity as Independent Chairman of the Board, Mr. Williams:
▪presides at all meetings of the Board and stockholders;
▪acts as an adviser to Mr. Schneider on strategic aspects of the CEO role with frequent and regular consultations on major developments and decisions germane to the Board's oversight responsibilities;
▪serves as a liaison between the CEO and the other members of the Board, including eliciting feedback from the Committee Chairs and Directors throughout the year and providing feedback to the CEO;
▪coordinates with Directors between meetings and encourages and facilitates active participation of all Directors;
▪sets Board meeting schedules and agendas in consultation with the CEO and corporate secretary;
▪reviews Board materials, including drafts of key presentations and consultations with members of senior management;
▪has the authority to call meetings of the Independent Directors or of the entire Board;
▪leads the Board Investor Outreach program; and
▪monitors and coordinates with management on corporate governance issues and developments.
While the Corporate Governance Guidelines do not mandate rotation of committee assignments or chairs, the Board may take such action from time to time if it believes that rotation is likely to improve committee performance.
When assigning committee memberships as well as designating committee chairs, the Board takes into account the recommendation of the Nominating and Corporate Governance Committee and each Director’s knowledge, interests, and areas of expertise.
Annual Board and Committee Evaluations
The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness.
Confidential annual Board evaluations are overseen by our Chairman of the Board, while the Chairs of our standing committees oversee the evaluation of their respective committees.
Tailored questions are designed to solicit Board and committee feedback on critical Board topics, including composition, culture, focus, strategy, risk, talent, process, and access.
Results of the evaluations are discussed by the Board and each committee in executive session and have led to substantive changes in practice.
Recent examples include:
▪continuing to prioritize strategic oversight in Board sessions, in particular with respect to Company responses to evolving uncertainties and changes in the residential real estate industry and cross-company transformation efforts and cost savings initiatives
▪expansion of the roles of certain Board committees, including:
◦in February 2024, reframing the Compensation Committee as the Compensation and Talent Committee and charging that committee with oversight of policies and procedures related to the recruitment, development, performance management and succession planning of the executive team (other than the CEO)
◦considering, in 2024, the mandate of the Product and Technology Committee versus those of the Board, and, in deciding to retain that committee, expanding its responsibilities in January 2025 to include oversight of matters related to the Company’s use of artificial intelligence in its business and products, including with respect to education, tool management, and governance and risk management activities
▪adding more outside speakers to speak on larger industry topics
The Nominating and Corporate Governance Committee periodically reviews the form and process for Board and committee self-evaluations.

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The Chairman of the Board also consults with each Director on a quarterly basis during one-on-one telephonic meetings at which Directors are able to further share their views on matters related to the Board and the Company. Key themes raised at these meetings or during Board and Committee sessions are also summarized by the Chairman of the Board and conveyed on a regular basis to the other Directors and management. When appropriate, the Chairman of the Board incorporates real-time evaluation topics and feedback into regular sessions of the Board.
Committee Membership
The following chart provides the membership of our standing committees as of December 31, 2024:

Director (1)	Audit Committee	Compensation & Talent Management Committee	Nominating & Corporate Governance Committee	Product & Technology Committee
Fiona Dias	—	M	—	M
Matthew J. Espe	—	M	C	—
V. Ann Hailey	M	—	M	—
Bryson R. Koehler	M	—	—	M
Joe Lenz	—	—	—	—
Duncan L. Niederauer	—	—	M	M
Egbert L. J. Perry	—	M	—	—
Ryan Schneider	—	—	—	—
Enrique Silva	—	C	—	—
Sherry M. Smith	M	M	—	—
Chris Terrill	—	—	M	C
Felicia Williams	C	—	—	—
Michael J. Williams	M	—	M	—
Meetings held in 2024	8	5	6	3
M = Member    C = Chair
(1)Each member of each Committee is an Independent Director; see “Board and Committee Leadership Structure” above for additional information.
During 2024, the full Board held 16 meetings, five of which were full meetings that included regular committee sessions, one of which was a two-day strategy session and the balance of which were update meetings to review Company performance and recent developments.
Each Director attended at least 75% of the aggregate total number of meetings of the Board and the committees of the Board on which the Director served in 2024.
Directors fulfill their responsibilities not only by attending Board and committee meetings and reviewing meeting materials, but also through communication with the Independent Chairman and the CEO and other members of management relative to matters of mutual interest and concern to Anywhere.
Directors have also attended employee meetings, Company conferences and other strategic events, both in-person and virtually, which allows them to meet with a variety of members of management and to gain a deeper understanding of Company operations.
Director Attendance at Annual Meeting of Stockholders
As provided in the Board's Corporate Governance Guidelines, Directors are expected to attend our annual meeting of stockholders absent exceptional cause. At the 2024 Annual Meeting of Stockholders, which was held in a virtual-only format, twelve of our Directors were in attendance.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Committees of the Board
The current function of each standing Board Committee is described below. The Charter for each committee is available under the Investors link, Governance page on our website at www.anywhere.re. In addition to the Company's standing committees, the Board has a long-standing practice of appointing ad hoc committees from time to time in the event of a significant, complex or quickly evolving issue facing the Company, where the Board believes the Company would benefit from a dedicated committee of Directors to focus on, and agilely manage, the issue.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management regarding:
▪systems of internal control over financial reporting and disclosure controls and procedures;
▪the integrity of the financial statements;
▪the qualifications, engagement, compensation, independence and performance of the independent auditors and the internal audit function;
▪compliance with legal and regulatory requirements and the Company's ethics program;
▪review of material related party transactions; and
▪compliance with, adequacy of, and any requests for written waivers sought with respect to any executive officer or Director under, the code of ethics.
The Audit Committee is charged with reviewing our policies with respect to risk assessment and risk management, including overseeing management of financial accounting and reporting and compliance risks, and steps undertaken by management to control these risks. The Audit Committee shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity and data privacy, as well as legal risks. For a more detailed discussion of the allocation of general risk oversight functions among our committees, see “Oversight of Risk Management.”
All members of the Audit Committee are Independent Directors under the Board's Director Independence Criteria and applicable SEC and NYSE listing standards. The Board in its business judgment has determined that all members of the Audit Committee are financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board has also determined that each member of the Audit Committee (Felicia Williams, V. Ann Hailey, Bryson R. Koehler, Sherry M. Smith and Michael J. Williams) is an audit committee financial expert within the meaning of applicable SEC rules.
Compensation and Talent Management Committee
The purpose of the Compensation and Talent Management Committee is to:
▪oversee management compensation policies and practices, including, without limitation, reviewing and approving, or recommending to the Board:
◦the compensation of our CEO and other executive officers;
◦management incentive policies and programs;
◦compensation peer group;
◦Company compensation philosophy;
◦equity compensation programs; and
◦stock ownership and clawback policies;
▪review and make recommendations to the Nominating and Corporate Governance Committee with respect to the compensation and stock ownership policies for Directors;
▪provide oversight concerning selection of officers and severance plans and policies;

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▪review and discuss with management the Company's compensation discussion and analysis that is included in this proxy statement; and
▪review policies and procedures with respect to recruitment, development, performance management and succession planning for the executive team; provided that CEO succession planning is the responsibility of the Nominating and Corporate Governance Committee and CEO development and performance management is overseen by the Board.
In February 2024, the committee's charter was amended to include the responsibilities listed in the bullet above, as well as to change the name of the committee from the “Compensation Committee” to the “Compensation and Talent Management Committee” to reflect the committee's enhanced breadth of responsibilities.
For additional information regarding the Compensation and Talent Management Committee's processes and procedures, see below under “Executive Compensation—CD&A—Setting Target Direct Compensation”.
All of the members of the Compensation and Talent Management Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards. Each member of the Compensation and Talent Management Committee is a “non-employee” Director as defined in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).
Nominating and Corporate Governance Committee
The principal duties and responsibilities of our Nominating and Corporate Governance Committee include the following:
▪implementation and review of criteria for membership on our Board and its committees;
▪identification and recommendation of proposed nominees for election to our Board and membership on its committees;
▪monitoring the Company's government affairs as well as corporate social responsibility initiatives and programs;
▪overseeing governance matters, including the development and recommendation to the Board of a set of corporate governance principles applicable to the Company;
▪reviewing the policies and principles regarding succession in the event of an emergency or the retirement of the CEO;
▪reviewing, and recommending to our Board, compensation, reimbursement and stock ownership policies for Directors; and
▪overseeing the evaluation of the Board.
All of the members of the Nominating and Corporate Governance Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.
Product and Technology Committee
The principal duties and responsibilities of our Product and Technology Committee are to assist the Board in fulfilling its oversight responsibilities with respect to the role of products and technology in executing the business strategy of the Company including, but not limited to:
▪product and technology strategy and performance;
▪major investments in product and technology projects (including, technology infrastructure and the development of products and services);
▪product and technology trends; and
▪matters related to the Company’s use of artificial intelligence in its business and products, including with respect to education, tool management, and governance and risk management activities.
In January 2025, the committee's charter was amended to include the responsibilities listed in the last bullet. All of the members of the Product and Technology Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.

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Executive Sessions of Independent Directors
The Independent Directors met without any members of management present in executive session at more than half of the Board meetings held in 2024. During 2024, Mr. Williams, the Independent Chairman of the Board, chaired these sessions. Committees of the Board also regularly hold executive sessions without management present. These sessions are led by the Committee Chairs.
Communications with the Board and Directors
Stockholders and other parties interested in communicating directly with the Board, an individual Independent Director or the Independent Directors as a group may do so by writing our Corporate Secretary at anywhereboard@anywhere.re or Anywhere Real Estate Inc., 175 Park Avenue, Madison, New Jersey 07940. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and, in her discretion, not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.
Code of Business Conduct and Ethics
Our Board has adopted a code of ethics (the “Code of Ethics”), which applies to all officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available on the Investors link, Governance page of Anywhere's website at www.anywhere.re. The purpose of the Code of Ethics is to:
▪promote our commitment to treating each other with respect and our intolerance of any discrimination based on protected characteristics in any of our employment practices;
▪promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
▪promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company;
▪protect Company information and assets; and
▪promote compliance with all applicable laws, rules and regulations that apply to the Company and its officers.
The Code of Ethics also focuses on our responsibilities to each other to maintain a respectful, fair and productive work environment.
The Board has adopted a Code of Business Conduct and Ethics for Directors, which sets forth ethics guidelines specifically applicable to Directors. The Code of Business Conduct and Ethics for Directors is available on the Investors link, Governance page of Anywhere's website at www.anywhere.re.
Copies of the Code of Ethics and the Code of Business Conduct and Ethics for Directors may also be obtained free of charge by writing to our Corporate Secretary. We will disclose on our website any amendment to or waiver from a provision of our Codes of Conduct that applies to any Director or executive officer, including our CEO, CFO or Chief Accounting Officer.
Insider Trading Policies and Processes
The Company has adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company's securities by Directors, officers and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the applicable NYSE listing standards.
Hedging and Pledging Prohibited
Our Procedures and Guidelines Governing Securities Trades by Company Personnel prohibits all Directors, executive officers and employees from engaging in hedging transactions or pledging the Company’s securities, including but not limited to, our common stock, and no waiver from that prohibition may be granted by the Company.

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Availability of Corporate Governance Documents
Please visit our website at www.anywhere.re under the Investors link, Governance page for the Board's Corporate Governance Guidelines, Director Independence Criteria, the Code of Ethics for Employees, the Code of Business Conduct and Ethics for Directors, the Board-approved charters for the Audit, Compensation, Nominating and Corporate Governance and Product and Technology Committees and related information. These guidelines and charters may be obtained by writing to our Corporate Secretary at Anywhere Real Estate Inc., 175 Park Avenue, Madison, New Jersey 07940.
Compensation of Independent Directors
Independent Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders. Pursuant to the terms of the Cooperation Agreement (see “Related Person Transactions” on page 24 for more details), Mr. Lenz does not receive compensation for his service on the Board or any future committees.
The Board has established guidelines with respect to the compensation of our Directors. These guidelines designate a portion of the compensation of our Directors to be paid in restricted stock unit awards.
The Compensation and Talent Management Committee undertakes an annual review of the competitiveness of the compensation paid to the Company's Directors and receives advice from its independent compensation consultant on market comparables. The Compensation and Talent Management Committee recommends changes, if any, to the Nominating and Corporate Governance Committee, which in turn makes recommendations to the Board.
No changes have been made to the current Director compensation program since May 2021. In May 2024, based upon an analysis performed by its compensation consultant, the Compensation and Talent Management Committee determined, for the third consecutive year, to recommend that no changes be made to Director compensation in 2024.
Cash fees are paid in advance on a quarterly basis, though Directors may elect to receive fully vested shares of common stock in lieu of cash fees. The equity portion of each of the Annual Director Retainer and the Annual Independent Chairman Retainer is granted immediately following the annual meeting of stockholders. The RSU awards vest one year following the date of grant, subject to the Director's continued service on our Board.
In the case of a new Director appointed in between annual meetings of stockholders, the RSU award is pro-rated for the period between the date of grant (on or about the date they are appointed to the Board) and the first anniversary of the immediately preceding annual meeting of stockholders.
A Director may defer cash fees and eligible equity awards, including RSU awards, under the Anywhere Director Deferred Compensation Plan. Cash fees are deferred in the form of deferred stock units settled in shares of our common stock. The number of deferred stock units issuable in connection with a deferral of cash fees is calculated by dividing the amount of the deferred cash fees by the fair market of our common stock on the date of grant.
Deferred stock units are eligible to accrue dividend equivalent units, the value of which are factored into the grant date fair value. Generally, a Director's deferral will be paid as elected by the Director, or, if earlier, on the first anniversary following a Director's separation from service for elections made prior to December 11, 2014, or on the last business day of the quarter following a Director's separation of service for elections made on or after December 11, 2014. A Director may elect to receive deferred payments in a single lump-sum payment or installment payments over time.
A Director who serves on our Board does not receive any additional compensation for service on the Board of Directors of our subsidiaries. We reimburse Independent Directors who receive compensation for their Board service for all travel and other expenses incurred in connection with attending Board and Committee meetings and for continuing director education programs they attend.

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The following table sets forth the compensation for services payable to our Directors as of December 31, 2024:

Compensation ($)(1)
Annual Director Retainer - Cash Portion	90,000
Annual Director Retainer - Stock Portion (Restricted Stock Units)(2)	160,000
Annual Retainer Independent Chairman - Cash Portion(3)	200,000
Annual Retainer Independent Chairman - Stock Portion (Restricted Stock Units)(2)(3)	250,000
Audit Committee Retainer - Member	15,000
Audit Committee Retainer - Additional Chair Retainer	20,000
Compensation and Talent Management Committee Retainer - Member	15,000
Compensation and Talent Management Committee Retainer - Additional Chair Retainer	20,000
Nominating and Corporate Governance Committee Retainer - Member	10,000
Nominating and Corporate Governance Committee Retainer - Additional Chair Retainer	10,000
Product and Technology Committee Retainer - Member	10,000
Product and Technology Committee Retainer - Additional Chair Retainer	10,000
(1)Members of the Board who are also officers or employees of the Company (i.e., our CEO) do not receive compensation for serving as Directors. A Chair of a committee receives both the Member Retainer and the Additional Chair Retainer.
(2)Amounts shown reflect grant date fair value.
(3)The Independent Chairman of the Board only receives the “Annual Retainer Independent Chairman - Cash Portion” and “Annual Retainer Independent Chairman - Stock Portion” and is not entitled to receive the “Annual Director Retainer - Stock Portion,” “Annual Director Retainer - Cash Portion” or any retainer for being a Committee Chair or Member.
2024 Director Compensation Table. The following sets forth information concerning the compensation of our Independent Directors in 2024:

Name*	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1) (2)	Total ($)
Fiona Dias	115,000	160,004	275,004
Matthew J. Espe	125,000	160,004	285,004
V. Ann Hailey	115,000	160,004	275,004
Bryson Koehler	115,000	160,004	275,004
Duncan L. Niederauer	110,000	160,004	270,004
Egbert L. J. Perry	105,000	160,004	265,004
Enrique Silva	125,000	160,004	285,004
Sherry M. Smith	120,000	160,004	280,004
Chris Terrill	120,000	160,004	280,004
Felicia Williams	125,000	160,004	285,004
Michael J. Williams	200,000	250,000	450,000
*     Mr. Lenz, pursuant to the terms of the Cooperation Agreement, does not receive any compensation for his service on the Board or any Committee.
(1)The amounts reported in the “Stock Awards” column include: for each director, the grant date fair value of the RSU award granted in May 2024, representing the equity portion of the Director's retainer ($160,004 for each Director, other than Mr. Williams, and $250,000 for Mr. Williams).

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The grant date fair value of equity awards granted in 2024 are computed in accordance with Financial Accounting Standards Board Accounting Codification (“FASB ASC”) Topic 718. The assumptions we used in determining the grant date fair value are described in Note 13, “Stock-Based Compensation” to our consolidated financial statements included in our 2024 Annual Report.
(2)As of December 31, 2024, each Independent Director held 31,435 unvested RSUs with the exception of Mr. Williams, who held 49,116 unvested RSUs.
Independent Director Stock Ownership Guidelines
In order to further strengthen alignment with stockholders, each Independent Director (other than Mr. Lenz) is required to beneficially own an amount of our stock with a value equal to the greater of:

▪$500,000; and ▪at least five times the cash portion of the annual Director retainer (i.e., $1,000,000 for our Independent Chairman of the Board or $450,000 for our other Independent Directors).	None of our current Directors has ever sold a share of Anywhere stock

Stock options are not counted toward the stock ownership requirement. Shares of Anywhere common stock, deferred stock units, and unvested restricted stock units count as stock ownership. Directors have five years after joining the Board to achieve compliance with the guideline levels. If the guideline levels are not achieved by this compliance deadline, 100% of the net shares received from the exercise of stock options or the vesting of any full value award must be retained until compliance is achieved.
All applicable Directors met the ownership guidelines based on the trailing 20-day trading average stock price as of December 31, 2024, other than Ms. Williams and Mr. Perry, who are each within the five-year compliance period, and Mr. Koehler, due to declines in our stock price in 2024. Multiple directors purchased shares in the open market in 2023 or 2024.
The following table shows each Independent Director's progress toward achievement of the stock ownership guidelines at the end of 2024:

Name*	Shares of Common Stock (#)	RSU Awards (#)	Deferred Stock Units (#)(1)	Total Ownership Value ($)(2)
Fiona Dias	59,690	31,435	40,993	536,399
Matthew J. Espe	48,373	31,435	50,168	527,703
V. Ann Hailey	50,368	31,435	76,053	640,895
Bryson Koehler	78,463	31,435	—	446,186
Duncan L. Niederauer	118,008	31,435	—	606,739
Egbert L. J. Perry	32,976	31,435	—	261,509
Sherry M. Smith	21,421	31,435	75,441	520,886
Enrique Silva	112,216	31,435	—	583,223
Chris Terrill	67,246	31,435	27,211	511,122
Felicia Williams	60,055	31,435	—	371,449
Michael J. Williams	135,234	49,116	64,052	1,008,512
*     Pursuant to the terms of the Cooperation Agreement, Mr. Lenz is exempt from the stock ownership guidelines.
(1)Includes accrued dividend equivalent units. If a Director elected to defer his or her 2024 RSU award upon vesting in May 2025, such award is reported as deferred in the footnotes to the “Ownership of our Common Stock” table below.
(2)Calculated based on the average closing sale price for the 20 trading days immediately prior to the December 31, 2024 measurement date, in accordance with the stock ownership guidelines.

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Ownership of Our Common Stock
The following table sets forth information regarding the beneficial ownership of our common stock as of March 10, 2025 by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our named executive officers, (iii) each member of the Board and (iv) all of our executive officers and members of the Board as a group. As of March 10, 2025, there were 111,795,256 shares of common stock outstanding.
The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.
Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
See above for a description of the Stock Ownership Guidelines applicable to our Independent Directors, which shows achievement against guideline levels and includes deferred stock units held by our Directors (which are not reflected in the following table).

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
BlackRock, Inc. (1)	11,305,507	10.1%
The Vanguard Group (2)	10,268,247	9.2%
TPG GPA A, LLC (3)	9,692,993	8.7%
Barclays PLC (4)	6,219,718	5.6%
Dimensional Fund Advisors LP (5)	5,861,712	5.2%
Ryan M. Schneider (6)	2,305,825	2.0%
Charlotte C. Simonelli (7)	450,792	*
Donald J. Casey (8)	431,495	*
Rudy Wolfs (9)	19,917	*
Susan Yannaccone (10)	131,675	*
Fiona Dias (11)	59,690	*
Matthew J. Espe (12)	48,373	*
V. Ann Hailey (13)	50,368	*
Bryson R. Koehler (14)	109,898	*
Joe Lenz	—	*
Duncan L. Niederauer (15)	149,443	*
Egbert L. J. Perry (16)	64,411	*
Enrique Silva (17)	143,651	*
Sherry M. Smith (18)	21,421	*

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Name of Beneficial Owner	Amount & Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
Chris Terrill (19)	98,681	*
Felicia Williams (20)	91,490	*
Michael J. Williams (21)	135,234	*
Directors and executive officers as a group (20 persons) (22)	4,919,071	4.3%
 *    Less than one percent.
(1)The information in the table is based solely upon Amendment No. 6 to Schedule 13G filed by such person with the SEC on August 7, 2024. The principal address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. reported sole voting power over 10,766,363 shares of common stock and sole dispositive power over all 11,305,507 shares of common stock.
(2)The information in the table is based solely upon Amendment No. 12 to Schedule 13G filed by such person with the SEC on October 4, 2024. The principal address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard reported sole dispositive power over 10,094,619 shares of common stock, shared voting power over 88,354 shares of common stock and shared dispositive power over 173,628 shares of common stock.
(3)The information in the table is based solely upon Amendment No. 6 to Schedule 13D jointly filed by such person, Angelo, Gordon & Co., L.P., AG GP LLC, David Bonderman, James G. Coulter and Jon Winkelried, individually with the SEC on March 12, 2025. The principal address for such filers is 301 Commerce Street, Suite 3300 Fort Worth, TX 76102. Such filers reported shared dispositive power and and shared voting power over 9,692,993 shares of common stock.
(4)The information in the table is based solely upon Amendment No. 2 to Schedule 13G filed by Barclays PLC with the SEC on February 14, 2025. The principal address for all such filers is 1 Churchill Place, London - E14 5HP. Barclays reported sole voting and dispositive power over 6,204,224 shares of common stock and shared voting and dispositive power over 15,494 shares of common stock.
(5)The information in the table is based solely upon Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on January 23, 2025. The principal address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746. Dimensional Fund Advisors LP reported sole voting power over 5,726,954 shares of common stock and sole dispositive power over 5,861,712 shares of common stock.
(6)Includes 905,434 shares of common stock underlying options. Does not include (i) 1,456,717 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under performance share unit awards that do not become issuable within 60 days of March 10, 2025.
(7)Includes 78,571 shares of common stock underlying options. Does not include (i) 443,575 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under performance share unit awards that do not become issuable within 60 days of March 10, 2025.
(8)Includes 169,403 shares of common stock underlying options. Does not include (i) 323,731 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under performance share unit awards that do not become issuable within 60 days of March 10, 2025.
(9)Does not include (i) 238,592 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under performance share unit awards that do not become issuable or settleable within 60 days of March 10, 2025.
(10)Includes 663 shares issuable under deferred stock units that will become settleable within 60 days of March 10, 2025. Does not include (i) 573,776 shares of common stock subject to restricted stock unit awards or (ii) 1,991 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become issuable or settleable within 60 days of March 10, 2025.
(11)Does not include 72,428 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2025.
(12)Does not include 81,603 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2025.
(13)Does not include 107,489 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2025.
(14)Includes 31,435 shares subject to vesting under a restricted stock unit award.

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(15)Includes 31,435 shares subject to vesting under a restricted stock unit award and 118,008 shares held by a family limited partnership of which the reporting person and his spouse are the general partners.
(16)Includes 31,435 shares subject to vesting under a restricted stock unit award.
(17)Includes 31,435 shares subject to vesting under a restricted stock unit award.
(18)Does not include 106,876 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2025.
(19)Does not include 27,211 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2025. Includes 31,435 shares subject to vesting under a restricted stock unit award.
(20)Includes 31,435 shares subject to vesting under a restricted stock unit award.
(21)Does not include 113,168 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2025.
(22)Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount includes 179,611 shares of common stock underlying options. Does not include, with respect to such other executive officers, 469,222 shares subject to restricted stock unit awards, 11,742 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become issuable or settleable within 60 days of March 10, 2025.
Related Person Transactions
The Audit Committee has adopted a written policy on the review, approval, or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. In general, related persons are directors, executive officers, stockholders beneficially owning 5% or more of our outstanding common stock, and immediate family members of any of the foregoing.
Under the policy, transactions with related persons are reviewed in advance by the Chief Compliance Officer, General Counsel and Chief Financial Officer of the Company, or in certain circumstances, as soon as possible thereafter. If it is determined by such officers that the transaction is a related person transaction and the amount involved exceeds, or is expected to exceed, $120,000 annually, the transaction will be submitted for review to the Audit Committee or, under certain circumstances, to the Audit Committee Chair. The Audit Committee (or the Chair thereof) may approve or ratify only those transactions that are in, or not inconsistent with, the best interest of the Company and its stockholders. The Chair will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals or ratifications granted. No Director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.
Under the policy, certain related person transactions are pre-approved, including:
▪the ordinary course utilization of Company services by a related person;
▪transactions subject to a competitive bidding process and other transactions of a nature that would not require disclosure under SEC rules; and
▪transactions involving an entity in which any related person is employed, provided that such related person is not employed as an executive officer (or its equivalent) of the entity and the transaction does not involve payments to or from such entity that exceed the greater of (i) $750,000 and (ii) 1% of the entity's annual gross revenues.
Without any requirement to do so, our Directors and executive officers and their immediate family members from time to time have utilized, and in the future may utilize, the services offered by the Company in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions, including but not limited to engaging our Company-owned brokerages (or those of our franchisees) and/or the Company's title and settlement services in the purchase or sale of real estate. These types of transactions have been pre-approved by the Audit Committee. While we do not generally consider ordinary course transactions between related persons and our franchisees to require approval under our policy, we request that our Directors and executive officers inform us whenever they engage in a transaction with any entity connected with the Company as part of our corporate governance controls.

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Approved Related Person Transactions. During 2024, the Audit Committee reviewed and approved the transactions described under the heading “Determination of Director Independence,” although no Director was determined to have a direct or indirect material interest in any such transaction.
During the third quarter of 2024, the Audit Committee reviewed and approved the Company's repurchase of $24 million of its Senior Notes due 2029 and Senior Notes due 2030 held by funds managed by Angelo, Gordon & Co., L.P. (“Angelo Gordon”), a Delaware limited partnership, at an aggregate purchase price of $17 million (plus accrued interest) pursuant to a note purchase agreement, dated August 22, 2024, by and among the Company and Angelo Gordon (the “Note Repurchase”). The Audit Committee determined that the Note Repurchase was in, or not inconsistent with, the best interests of the Company and its stockholders.
In early 2024, the Audit Committee reviewed and approved a Cooperation Agreement (the “Cooperation Agreement”) with Angelo Gordon and certain affiliated investors (together with Angelo Gordon, the “Investor Parties”) pursuant to which the Company agreed to appoint Joe Lenz to the Board as an independent director, which was effective as of February 13, 2024. The Company also agreed to include, subject to the Board's good faith exercise of their fiduciary duties, Mr. Lenz on the Company’s slate of director nominees for election at the Company’s 2024 and 2025 annual meeting of stockholders. The term of the Cooperation Agreement ends on the date that is the later of (x) the earlier of (A) 30 days prior to the director nomination deadline for the 2025 Annual Meeting pursuant to our Bylaws and (B) the date that is 120 days prior to the first anniversary of the 2024 Annual Meeting, and (y) ten days after the date on which Mr. Lenz ceases to serve on the Board (the “Cooperation Period”). Under the terms of the Cooperation Agreement and during the Cooperation Period, the Investor Parties have agreed to vote all of their shares of the Company’s common stock (and the shares of their affiliates) in favor of specified matters and have agreed to certain customary standstill restrictions. The Company and the Investor Parties have also agreed to certain mutual non-disparagement and confidentiality obligations. The Audit Committee determined that it was advisable and in the best interests of the Company to enter into the Cooperation Agreement.

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PROPOSAL 1: ELECTION OF DIRECTORS
Board of Directors
As of the date of this proxy statement, the Board consists of thirteen members, twelve of whom are Independent Directors under NYSE listing standards and our corporate governance documents.
In February 2025, the Nominating and Corporate Governance Committee of our Board, which we refer to in this “Election of Directors” section as the “Governance Committee,” recommended, and the Board nominated, Fiona Dias, Matthew J. Espe, Bryson R. Koehler, V. Ann Hailey, Joe Lenz, Duncan L. Niederauer, Egbert L. J. Perry, Ryan M. Schneider, Enrique Silva, Sherry M. Smith, Chris Terrill, Felicia Williams and Michael J. Williams for election at the Annual Meeting. The nominees, all of whom are current Directors, are standing for election as Directors to hold office for a one-year term expiring in 2026 or until his or her successor has been duly elected and qualified. Each nominee has consented to his or her nomination for election to the Board.
The information under “Nominees for Election to the Board” includes each Director's professional experience, educational background and qualifications. The information also sets forth the public company directorships each Director currently holds or has held during the past five years. The age of each Director nominee is as of March 10, 2025.
If a Director nominee should become unavailable to serve as a Director, an event that we do not anticipate occurring, the persons named as proxies intend to vote the shares for the person whom the Board may designate to replace that nominee. In lieu of naming a substitute, the Board may reduce the number of Directors on our Board.
Process for Nominating Directors
The Governance Committee is responsible for identifying, recruiting, evaluating and recommending to the Board nominees for election at the Annual Meeting.
Identification and Evaluation Process. Generally, the process for identifying and evaluating nominees to the Board is initiated by Governance Committee and Board discussions concerning the skills and competencies of the current membership of the Board. While the Board does not have any mandatory policies with respect to rotation of committee assignments or chairs, its process for identifying and evaluating nominees does take into account the periodic rotations of committee chairs and committee members. Its process also seeks to address both short-term and longer-term needs of the Board.
Once the need for a new Director has been determined, the Board begins a process to identify a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board, management, stockholders or others and, if the Governance Committee deems appropriate, a third-party search or board advisory firm.
To help the Governance Committee determine whether Director nominees qualify to serve on our Board and would contribute to the Board's current and future needs, candidates undergo a series of interviews with, and evaluations by, the CEO, the Chair of the Governance Committee and generally one or more other members of the Governance Committee. In addition, candidates complete questionnaires regarding their backgrounds, qualifications, skills and potential conflicts of interest. Candidates are evaluated by the Governance Committee reviewing the candidates' biographical information and qualifications and checking the candidates' references.
Using the input from the interviews and other information it has obtained, the Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the stockholders or to fill a vacancy on the Board.

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Stockholder Nominations and Bylaw Procedures. The Governance Committee will consider written recommendations from stockholders for nominees for Director. Recommendations for Director candidates should be submitted to the Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the stockholder and evidence of such person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director and the candidate's consent to be named as a Director if selected by the Governance Committee and nominated by the Board.
Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance Committee will use a substantially similar evaluation process as described herein for candidates recommended by stockholders as it follows for candidates identified by Directors or management to evaluate nominees for Director recommended by stockholders. In February 2024, the Board added Mr. Lenz to the Board pursuant to a Cooperation Agreement with Angelo Gordon and certain affiliated investors and due consideration of the recommendation by the the Board and its committees. See “Corporate Governance—Related Person Transactions” on page 24.
Stockholders also have the right under our Bylaws to directly nominate Director candidates. Qualifying stockholders may also use the proxy access provisions of our Bylaws to nominate director candidates. See “Stockholder Proposals and Nominations for Director” on page 93 for additional information.
General Qualifications. The Board believes all Directors should possess certain personal characteristics, including personal and professional integrity, substantial professional achievement, sound business judgment and vision, to serve on our Board. We believe these characteristics are necessary to establish a competent, ethical and well-functioning Board that best represents the interests of our business, stockholders, employees, business partners and consumers.
Under our Corporate Governance Guidelines (the “Guidelines”), when evaluating the suitability of individuals for nomination, the Governance Committee seeks individuals from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise relevant to Anywhere. The Governance Committee takes into account many factors, including but not limited to: the individual's general understanding of the varied disciplines relevant to the success of a mid-cap publicly traded company in today's business environment; understanding of the real estate market and/or other relevant business models (e.g., franchising and businesses that have a focus on branding); professional expertise and educational background; experience as a director of a publicly traded company; and other factors described below.
The Governance Committee also considers an individual's ability to devote sufficient time and effort to fulfill his or her Anywhere responsibilities, taking into account the individual's other commitments. In addition, the Governance Committee considers whether an individual meets various independence requirements, including whether his or her service on boards and committees of other organizations is consistent with our conflicts of interest policy, and when searching for a candidate to serve on the Audit Committee, financial expertise requirements.
When determining whether to recommend a Director for re-election, the Governance Committee also considers the Director's attendance at Board and committee meetings and participation in, and contributions to, Board and committee activities. In addition, under the Guidelines, the Governance Committee generally will not recommend, and the Board will not approve, the nomination for re-election of an Independent Director who has reached the age of 75, unless the Governance Committee, on an annual basis, waives or continues to waive, the mandatory age limitation. An employee Director must offer his or her resignation from the Board upon ceasing to be an Anywhere officer though the Governance Committee has the discretion as to whether or not it should accept such resignation.
Diversity. The Guidelines provide that the Governance Committee will consider factors that promote diversity of views and experience when evaluating the suitability of individuals for nomination. The Guidelines also provide that the Governance Committee will include, and have any search firm that it engages include, women and minority candidates in the initial pool from which the Governance Committee selects director candidates. The Governance Committee recognizes diversity's benefit to the Board and Anywhere, as varying viewpoints contribute to a more informed and effective decision-making process.
As shown in the table on the next page, our current Directors have varied experiences, backgrounds and personal characteristics, which ensure that the Board will have diverse viewpoints, enabling it to effectively represent our business, stockholders, employees, business partners and consumers.

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Individual Skills and Experience. When evaluating potential Director nominees, the Governance Committee considers each individual's professional expertise and educational background in addition to the general qualifications. The Governance Committee evaluates each individual in the context of the Board as a whole. The Governance Committee works with the Board to determine the appropriate mix of backgrounds and experiences that would establish and maintain a Board that is strong in its collective knowledge, allowing the Board to fulfill its responsibilities, represent our stockholders' interests and best perpetuate our long-term success.
The Governance Committee regularly communicates with the Board to identify characteristics, professional experience and areas of expertise that will help meet specific Board needs, including:
▪operating experience as current or former executives, which gives Directors specific insight into, and expertise that fosters active participation in, the development and implementation of our operating plan and business strategy;
▪leadership experience, as Directors who have served in important leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others;
▪industry/housing or franchising knowledge, which assists in understanding and reviewing our business strategy;
▪accounting, financial and/or capital markets expertise, which enables Directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes;
▪cybersecurity and data privacy experience, given the heightened risk to the Company in light of the increasing level and sophistication of cyber attacks as well as the breadth of compliance requirements;
▪consumer technology and product experience, which assists our Board in advising us on strategic initiatives and innovation opportunities related to product development and procurement; and
▪public company board experience at mid-cap or large publicly traded companies, which provides Directors with a solid understanding of their extensive and complex oversight responsibilities—including risk management and strategic planning—as well as corporate social responsibility matters and furthers our goals of greater transparency, accountability for management and the Board and protection of stockholders' interests.
The Board believes that, as a whole, the Board represents diverse views, experience and background, and that each of the Directors is highly qualified and possesses leadership and professional experience, knowledge and skills that qualify them for service on our Board.
The following table highlights each current Director's specific skills, knowledge and experiences. A particular Director may possess other skills, knowledge or experience even though they are not indicated below.

Director Nominees	Industry/ Housing	Franchise	Operating/ Leadership	Acct./Financial	Capital Markets	Cyber-security/Data Privacy	Consumer Tech./ Product	Public Company Board
Fiona Dias		x	x				x	x
Matthew J. Espe			x	x				x
V. Ann Hailey			x	x	x			x
Bryson R. Koehler			x	x		x	x	x
Joe Lenz				x	x			x
Duncan L. Niederauer			x		x			x
Egbert L. J. Perry	x		x	x				x
Ryan M. Schneider	x	x	x	x	x		x	x
Enrique Silva		x	x	x				x
Sherry M. Smith			x	x	x	x		x
Chris Terrill	x		x				x	x
Felicia Williams			x	x	x	x		x
Michael J. Williams	x		x	x	x			x
Totals	31%	23%	92%	77%	54%	23%	31%	100%

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Stockholder Voting for Election of Directors
Pursuant to the Bylaws, Directors are each elected by a majority of the votes cast with respect to that nominee in uncontested elections. This means that the number of votes cast “for” each Director nominee must exceed the number of votes cast “against” that nominee. Any abstentions or broker non-votes are not counted as votes cast “for” or “against” that nominee's election and will have no effect on the election of Directors.
Under the Board's Director Resignation Policy, each incumbent Director who fails to receive the required vote for election or re-election in an uncontested election is required to submit a contingent, irrevocable resignation that the Board may accept. The Governance Committee is required to make a recommendation to the Board as to the action to be taken with respect to the tendered resignation. In making this recommendation, the Governance Committee will consider all factors deemed relevant by its members.
The Board is required to act on the resignation within 90 days following the date of the stockholders' meeting at which the election of the Directors occurred. In considering the Governance Committee's recommendation, the Board will consider the information, factors and alternatives considered by the Governance Committee and such additional information, factors and alternatives the Board believes to be relevant. We will promptly publicly disclose the Board's decision and process in a report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during this committee and Board process.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF:
FIONA DIAS * MATTHEW J. ESPE * V. ANN HAILEY * BRYSON R. KOEHLER * JOE LENZ
DUNCAN R. NIEDERAUER * EGBERT L. J. PERRY * RYAN M. SCHNEIDER * ENRIQUE SILVA
SHERRY M. SMITH * CHRIS TERRILL* FELICIA WILLIAMS * MICHAEL J. WILLIAMS
Nominees for Election to the Board

Fiona Dias Independent Director
Director since June 2013 ▪Compensation & Talent Management (since Aug. 2013) ▪Product & Technology (since Aug. 2018)
Business Experience and Biographical Information: Ms. Dias, age 59, has been a digital commerce consultant since 2014, including practicing with Ryan Retail Consulting, a global consulting firm. Previously, she was Chief Strategy Officer of ShopRunner, an online shopping service, from August 2011 to October 2014. Before that, she was Executive Vice President, Strategy & Marketing, of GSI Commerce, Inc., a provider of digital commerce solutions, from February 2007 to June 2011. Prior to 2007, Ms. Dias was Executive Vice President and Chief Marketing Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics, and also held senior marketing positions with PepsiCo, Inc., Pennzoil-Quaker State Company and The Procter & Gamble Company. Ms. Dias was a member of the Board of Directors of Advance Auto Parts, Inc. from September 2009 to May 2019 and Berkshire Grey, Inc. from July 2021 to July 2023.
Skills and Qualifications: Ms. Dias possesses extensive experience in marketing and managing consumer and retail brands. Her experience with developing, implementing and assessing marketing plans and initiatives allows the Board to benefit from her marketing expertise. In addition, Ms. Dias' e-commerce and digital marketing experience with a broad spectrum of brands aligns well with the Board's review and assessment of the Company's multi-brand strategies. Her position as a director of other public companies also enables her to share with the Board her experience with governance and compensation issues facing public companies.
Public Directorships: Ms. Dias currently serves on the board of QVC Group, Inc.

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Matthew J. Espe Chair of the Nominating & Corporate Governance Committee
Director since August 2016 ▪Compensation & Talent Management (since Dec. 2017) ▪Nominating & Corporate Governance (Chair since May 2023, member since Aug. 2018)
Business Experience and Biographical Information: Mr. Espe, age 66, serves as an operating partner at Advent International, a global private equity firm (since 2017). He served as an operating partner at Periphas Capital, a private investment firm from 2018 to January 2023 and at Strategic Value Partners Global, a global investment firm from 2018 to April 2023. He served as the Chief Executive Officer of Radial Inc., an omnichannel commerce technology and operations provider, from February 2017 until its acquisition by bpost in November 2017. Prior thereto, he served as the President and Chief Executive Officer of Armstrong World Industries, Inc., a publicly traded global producer of flooring products and ceiling systems, from 2010 until 2015. Before joining Armstrong, he was Chairman and Chief Executive Officer of Ricoh Americas Inc. Prior to that role, Mr. Espe was Chairman of the board of directors and Chief Executive Officer of IKON Office Solutions, Inc. from 2002 to 2008. Mr. Espe began his career at General Electric Company, where he was employed for more than 20 years, serving in various leadership roles, including as President and Chief Executive Officer of GE Lighting. Mr. Espe was a member of the Boards of Directors of Foundation Building Materials, Inc. from 2018 until its acquisition in 2021. Mr. Espe was also on the Board of Directors of Periphas Capital Partnership Corporation from January 2018 until January 2023.
Skills and Qualifications: Mr. Espe brings to the Board significant leadership experience, including serving as a CEO of two publicly traded companies. His skills include strategic vision, operational efficiency and driving change throughout an organization. His homebuilding experience also provides the Board with another perspective on the residential real estate industry. Mr. Espe also has extensive corporate governance experience including his service on boards of publicly traded companies.
Public Directorships: Mr. Espe currently serves on the boards of WESCO International Inc., Diebold Nixdorf, Incorporated and Korn Ferry.

V. Ann Hailey Independent Director
Director since February 2008 ▪Audit (Chair of our Audit Committee from Feb. 2008 to May 2022) ▪Nominating & Corporate Governance (since Oct. 2012)
Business Experience and Biographical Information: Ms. Hailey, age 74, spent ten years with L Brands, Inc. (formerly Limited Brands, Inc.), where she served as Executive Vice President and Chief Financial Officer from 1997 to 2006, as Executive Vice President of Corporate Development from 2006 to 2007 and as a board member from 2001 to 2006. Previously, Ms. Hailey spent 13 years at PepsiCo, Inc. in various finance leadership positions as well as holding positions in the marketing and human resources functions. In addition, Ms. Hailey held leadership roles at Pillsbury Company and RJR Nabisco Foods, Inc. as well as gaining experience in on-line businesses as the President, Chief Executive Officer and Chief Financial Officer of Famous Yard Sale, Inc., an online marketplace, from July 2012 to March 2014 and as Chief Financial Officer of Gilt Groupe, Inc. from 2009 to 2010. She served as a member of the Board of Directors of TD Ameritrade Holding Corporation from 2016 until its acquisition by The Charles Schwab Corporation in October 2020 and the Federal Reserve Bank of Cleveland from 2004 to 2009, where she served as Audit Committee Chair from 2006 through 2009. Ms. Hailey also served on the Board of Directors of W.W. Grainger, Inc. from 2006 to 2024.
Skills and Qualifications: Ms. Hailey has spent her career in consumer businesses and brings key financial and operations experience to the Company. In particular, Ms. Hailey possesses broad expertise in finance, strategic planning, branding and marketing, retailing, and sales and distribution on a global scale. Ms. Hailey's positions as chief financial officer, her current and prior service as Audit Chair of other public companies and the Cleveland Federal Reserve and her accounting and financial knowledge provide significant expertise to the Board, including an understanding of financial statements, accounting and internal controls, corporate finance and capital markets. Through her experiences at Gilt Groupe Inc. and Famous Yard Sale, Ms. Hailey has experience in internet site development and selling as well as new venture management and funding.

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Bryson R. Koehler Independent Director
Director since January 2019 ▪Audit (since May 2022) ▪Product & Technology (since Jan. 2019)
Business Experience and Biographical Information: Mr. Koehler, age 49, has served as the Chief Executive Officer of Revinate, Inc., a direct booking platform for the hospitality industry, since 2024. He previously served as Chief Product, Data, Analytics and Technology Officer at Equifax Inc. from June 2018 until March 2024. He was responsible for leading Equifax’s global product, data, analytics and information technology strategy, development and operations. From November 2016 to June 2018, Mr. Koehler was Chief Technology Officer for the IBM Watson and Cloud Platform, the division that encompasses the cognitive and AI computing capabilities of Watson machine learning. From July 2012 to November 2016, he served as Chief Technology and Information Officer at The Weather Channel Companies (TWCC), which was acquired in 2016 by IBM. Before joining TWCC, Mr. Koehler served as Senior Vice President of Global Revenue and Guest Technology at the Intercontinental Hotels Group from January 2002 to December 2011.
Skills and Qualifications: Mr. Koehler brings to the Board his exceptional experience in cloud computing, data analytics, cyber security, product management and Artificial Intelligence (AI), technology architecture development and specialized applications. Mr. Koehler’s proficiency in driving technology and data change at large publicly traded companies and his expertise in overseeing the strategic vision, development, technical operations, financial planning, and execution of technology initiatives, paired with his experience leading global product development and technology teams, led the Board to consider him well-qualified to serve as a Director of the Company.

Joe Lenz Independent Director
Director since February 2024
Business Experience and Biographical Information: Mr. Lenz, age 36, has served as a director of Anywhere since February 2024. Mr. Lenz serves as a Partner and Co-Head of Research of TPG AG Credit Solutions, an approximately $17 billion strategy within TPG Angelo Gordon, a diversified credit and real estate investing platform of TPG, a leading global asset manager. Mr. Lenz first joined TPG Angelo Gordon in 2012. For two years prior thereto, Mr. Lenz worked in the investment banking division at Morgan Stanley. Mr. Lenz previously served as a director of Northern Oil and Gas Inc. from 2018 to 2019.
Skills and Qualifications: Mr. Lenz brings a breadth of experience in business, finance, capital markets, and accounting, and has public company board experience.

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Duncan L. Niederauer Independent Director
Director since January 2016 ▪Nominating & Corporate Governance (since May 2022) ▪Product & Technology (since Aug. 2018)
Business Experience and Biographical Information: Mr. Niederauer, age 65, is a founder and managing member of Transcend Capital Advisors, a financial advisory firm, and a co-founder of Communitas Capital Partners, a venture capital firm. He previously served as chief executive officer of NYSE Euronext (the “NYSE”) from December 2007 until the NYSE’s merger with Intercontinental Exchange in November 2013, and thereafter continued to serve as chief executive officer of the NYSE until his retirement in August 2014. Prior to joining the NYSE, Mr. Niederauer worked at Goldman Sachs for 22 years, where he was a partner and co-Head of the Equities Division Execution Services and Head of Electronic Trading and e-Commerce Strategy. Mr. Niederauer was a member of the Board of Directors of GEOX S.p.A. (Milan Stock Exchange) from 2014 to 2019 and First Republic Bank from 2014 to 2022.
Skills and Qualifications: Mr. Niederauer is well qualified to serve as a member of the Board based on his experience at Goldman Sachs as well as his role as CEO of the NYSE. In addition to his leadership skills, Mr. Niederauer has a keen understanding of the capital markets and the impact that technology may have on a business, both as an enabler and a disrupter.

Egbert L. J. Perry Independent Director
Director since January 2023 ▪Compensation & Talent Management (since May 2023)
Business Experience and Biographical Information: Mr. Perry, age 69, is the Chairman and Chief Executive Officer of The Integral Group LLC. Founded in 1993 by Mr. Perry, Integral is a real estate development, advisory and investment management company based in Atlanta, Georgia, focused on urban development, development and investment in mixed-income, mixed-use communities, affordable/work force housing and commercial real estate projects. Mr. Perry served on the Board of Directors of Fannie Mae from December 2008 until December 2018, including as Chairman of the Board from 2014 through the end of his tenure.
Skills and Qualifications: Mr. Perry is well qualified to serve as a member of the Board based on his extensive business leadership experience as well as his deep knowledge of mortgage lending and the real estate market and his corporate governance experience.

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Ryan M. Schneider Chief Executive Officer and President, Director
Director since October 2017
Business Experience and Biographical Information: Mr. Schneider, age 55, has served as our Chief Executive Officer and President since December 31, 2017, and as a director since October 20, 2017. From October 23, 2017, until his appointment as our CEO and President, Mr. Schneider served as the Company’s President and Chief Operating Officer. Prior to joining the Company, Mr. Schneider served as President, Card of Capital One Financial Corporation (“Capital One”), a financial holding company, from December 2007 to November 2016 where he was responsible for all of Capital One’s consumer and small business credit card lines of business in the United States, the United Kingdom and Canada. Mr. Schneider held a variety of other positions within Capital One from December 2001 to December 2007, including Executive Vice President and President, Auto Finance and Executive Vice President, U.S. Card. From November 2016 until April 2017, he served as Senior Advisor to Capital One. Under the terms of his employment agreement, Mr. Schneider serves as a member of the Board of Anywhere.
Skills and Qualifications: Mr. Schneider’s current responsibilities and leadership as Chief Executive Officer of the Company, coupled with his executive management and leadership expertise, his depth of experience leveraging technology, data and analytics as well as his extensive knowledge of the complex strategic, operational, talent and regulatory issues faced by global public companies make him well qualified to serve on the Board. In addition, Mr. Schneider's service on the board of another public company and chairing its Audit Committee allows him to offer broader perspectives on corporate governance topics to the Board.
Public Directorships: Mr. Schneider currently serves on the board of Elevance Health, Inc. He is chair of the Audit Committee.

Enrique Silva Chair of the Compensation and Talent Management Committee
Director since August 2018 ▪Compensation & Talent Management (since May 2022)
Business Experience and Biographical Information: Mr. Silva, age 59, has served as Chief Executive Officer of Culver Franchising System, LLC (Culver's) since March 2021, and is planning to retire from Culver's on or about March 28, 2025. He served as the Chief Executive Officer and President of Checkers Drive-In Restaurants, Inc. from February 2007 to February 2020. For 13 years prior thereto, Mr. Silva served in various leadership positions at Burger King Corporation, including Senior Vice President, Franchise Operations East Zone and Canada, Senior Vice President, U.S. Company Operations, President, Latin America Region, and Vice President and General Counsel, Latin America.
Skills and Qualifications: Mr. Silva brings to the Board extensive executive leadership experience in franchise operations, business strategy and talent development. His deep knowledge of operational, financial and legal matters also led the Board to consider him well-qualified to serve as a Director of the Company.

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Sherry M. Smith Independent Director
Director since December 2014 ▪Audit (since Dec. 2014) ▪Compensation & Talent Management (since May 2022)
Business Experience and Biographical Information: Ms. Smith, age 63, served as Chief Financial Officer and Executive Vice President of SuperValu Inc., a grocery retailer and food distributor, from December 2010 until August 2013. She previously served as Senior Vice President of Finance from 2006 until 2010, and before that as Senior Vice President of Finance and Treasurer from 2002 until 2005, and in various other capacities with SuperValu from 1987 to 2001, including accounting, audit, controller, compensation, mergers and acquisitions, strategic planning and treasury. Ms. Smith was a member of the Board of Directors of Tuesday Morning Corporation from 2014 to 2022.
Skills and Qualifications: Ms. Smith is well qualified to serve as a member of the Board based on her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu Inc., the breadth of her experiences in auditing, finance, accounting, compensation and strategic planning, and her subject matter knowledge in the areas of finance and accounting.
Public Directorships: She is currently on the boards of Deere & Company and Piper Sandler Companies.

Chris Terrill Chair of the Product & Technology Committee
Director since July 2016 ▪Product & Technology (since Aug. 2018) ▪Nominating and Corporate Governance (since May 2022)
Business Experience and Biographical Information: Mr. Terrill, age 57, served as the Chief Executive Officer and a director of ANGI Homeservices, an international digital marketplace for home services that helps connect consumers with home professionals in the United States and other countries under various brands, including HomeAdvisor® and Angie's List, among others, from September 2017 to November 8, 2018. Prior to assuming that role in September 2017, Mr. Terrill served as Chief Executive Officer of HomeAdvisor.com, then a wholly-owned subsidiary of IAC, from May 2011. For two years prior thereto, he held senior e-commerce marketing positions at Nutrisystem.com, a leader in the direct-to-consumer diet space. For one year prior to joining Nutrisystem.com, he served as Vice President of Product and Marketing for Blockbuster.com, the online division of Blockbuster Inc. Additionally, he spent six years with Match.com where he held several senior e-commerce marketing roles. From September 2020 until December 2022, he served as Executive Co-Chairman of Z-Work Acquisition Corp. Mr. Terrill also was a member of the Board of Directors of Terminix Global Holdings Inc. (from 2021 to 2022) and Porch Group, Inc. (from 2020 to 2022).
Skills and Qualifications: Mr. Terrill brings to the Board relevant experience in the areas of executive leadership, strategic planning and marketing and managing consumer behavior, including direct to consumer brands in the real estate services industry. Mr. Terrill is a seasoned Internet veteran who has specialized in consumer online subscription and marketplace business models.
Public Directorships: He currently serves on the boards of Vacasa, Inc. and Yelp, Inc.

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Felicia Williams Chair of the Audit Committee
Director since March 2021 ▪Audit (Chair since May 2022, member since March 2021)
Business Experience and Biographical Information: Ms. Williams, age 59, served in senior finance leadership roles at Macy’s, Inc. for 19 years, including Interim Chief Financial Officer from June 2020 to November 2020, Senior Vice President, Controller and Enterprise Risk Officer, including oversight of the company's information security and data privacy functions, from June 2016 to June 2020, Senior Vice President, Finance and Risk Management from February 2011 to June 2016 and other roles across key corporate finance functions at Macy’s, including treasury, investor relations, risk management, financial services, financial planning and analysis, and internal audit. Ms. Williams most recently served as Macy’s Fellow for CEO Action for Racial Equity, the first business-led coalition of its kind with a mission to advance racial equity through public policy from November 2020 to October 2023. Prior to her time at Macy’s, Ms. Williams served in various financial positions at the Coca-Cola Hellenic Bottling Company in Athens, Greece, and The Coca-Cola Company in Atlanta, Georgia, from June 1994 to June 2004; at Bristol-Myers Squibb in New York City from May 1990 to June 1994; and at Arthur Andersen & Company in Washington, D.C., from June 1987 to May 1990. Ms. Williams was a member of the Board of Directors of Meridian Bioscience, Inc. from 2018 to January 2023.
Skills and Qualifications: Ms. Williams has extensive leadership experience and broad-based knowledge of the financial and operational issues affecting complex organizations based on the breadth of her experience in finance, accounting, auditing, and enterprise risk management.
Public Directorships: She serves as a Director and Chair of the Audit Committee of Paycom Software, Inc. She also serves as Director at NeoGenomics Inc.

Michael J. Williams Chairman of the Board
Director since November 2012 ▪Audit (since Nov. 2012) ▪Nominating & Corporate Governance (since Nov. 2012, Chair from Aug. 2013 to May 2023)
Business Experience and Biographical Information: Mr. Williams, age 67, has served as our Independent Chairman of the Board since December 31, 2017, having previously served as our Lead Independent Director (or Presiding Director) since November 2013.
Mr. Williams served as a senior advisor to Sterling Partners, a private equity firm, and as non-executive chairman of Prospect Mortgage, one of its portfolio companies, from November 2012 to June 2014. He acted as the Chairman and Chief Executive Officer of Prospect Mortgage, from June 2014 until the sale of that company in February 2017. Mr. Williams spent more than 20 years at Fannie Mae, most recently as President and Chief Executive Officer of Fannie Mae, and a member of its Board of Directors and executive committee, from April 2009 to June 2012. He previously served as Fannie Mae's Executive Vice President and Chief Operating Officer from November 2005 to April 2009. Mr. Williams also served as Fannie Mae's Executive Vice President for Regulatory Agreements and Restatement from February 2005 to November 2005, as President, Fannie Mae eBusiness from July 2000 to February 2005 and as Senior Vice President, e-commerce from July 1999 to July 2000. Prior to this, Mr. Williams served in various roles in the Single-Family and Corporate Information Systems divisions of Fannie Mae.
Skills and Qualifications: Mr. Williams' extensive experience in business, finance, accounting, mortgage lending, real estate and the regulation of financial institutions, which he gained during his tenure at Fannie Mae, make him well qualified to serve on the Board.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Discussion and Analysis, or the CD&A, focuses on the compensation of our named executive officers (NEOs) for 2024:
▪Ryan M. Schneider, Chief Executive Officer and President
▪Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
▪Donald J. Casey, President and CEO, Anywhere Integrated Services
▪Rudy Wolfs, Executive Vice President and Chief Technology Officer
▪Susan Yannaccone, President and Chief Executive Officer, Anywhere Brands and Anywhere Advisors
Executive Summary
2024 Business Highlights
The U.S. residential real estate market remained at historic lows during 2024, with existing homesale transactions in 2024 and 2023 marking the lowest annual transaction levels since 1995, according to data from the National Association of Realtors (“NAR”). This challenging environment was driven by a unique combination of factors, including the rapid escalation of mortgage rates starting in March 2022, persistent high inflation over the past two years, low housing inventory, reduced housing affordability, and broader macroeconomic concerns.
In addition to the challenging macroeconomic environment, the U.S. residential real estate brokerage industry is currently in the midst of a period of significant uncertainty driven by actual and potential changes to a number of industry rules or practices that impact the functioning of the U.S. residential brokerage industry and our business.
In August 2024, NAR entered into a nationwide class action settlement (the "NAR Settlement") under which NAR agreed to certain practice changes including, but not limited to: prohibiting offers of compensation to buyer brokers from being made on listings on a multiple listing service (an “MLS”), requiring Realtors® representing a buyer to enter into a written agreement with a buyer, setting forth the buyer broker’s fee and obligations before showing the buyer a property, and prohibiting Realtors® from representing their services as free, or collecting greater compensation than set forth in the written agreement with the buyer. The NAR Settlement allowed for participation by non-NAR MLSs, but a number of those MLSs have elected not to participate in the NAR Settlement, and as such, they will continue to operate on their own rules regarding broker compensation and will not be restricted by the constraints in the NAR Settlement.
Significant structural changes to the industry such as the NAR Settlement have and may continue to be driven by an array of factors, including but not limited to regulatory developments, litigation, changes to the rules and practices of market participants like NAR and MLSs, consumer preferences, and evolving competitive dynamics. While the exact timing and extent of future changes remain uncertain, it is clear that the evolving regulatory, competitive, and consumer landscapes will significantly reshape the residential real estate market, with potentially material effects on our operations, financial performance, and market position.
Against this difficult backdrop, Anywhere revenues of $5.7 billion for the year ended December 31, 2024 increased 1% year-over-year, with a net loss of $128 million.
Despite tough industry conditions, Anywhere management continued to execute against the strategic priorities within their control and deliver meaningful results:
▪Delivered Operating EBITDA* of $290 million, representing an increase of approximately 14% over 2023 from $255 million to $290 million.
▪Achieved cost savings of approximately $125 million, exceeding our initial target for the second consecutive year.

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▪Combined closed transaction volume increased 4% year-over-year with units down about 3% and price up 7%.
▪Continued strength in luxury with Coldwell Banker Global Luxury, Corcoran, and Sotheby’s International Realty brands outperforming the market with closed transaction volume increasing nearly 10% year-over-year.
▪Generated Free Cash Flow of $50 million in 2024 versus $67 million in 2023. Free Cash Flow was $70 million before a $20 million litigation settlement payment made in the second quarter.
▪Recognized by Forbes as a World's Best Employer for the fourth consecutive year.
▪Continued our consistent track record of 14 years as a World's Most Ethical Company.
* Effective December 31, 2024, the Company updated its definition of Operating EBITDA to include adjustments for non-cash stock-based compensation and certain legal matters that conform with similar adjustments and measures disclosed by industry competitors. See Annex A.
2024 Say on Pay Vote and Board Outreach
At our 2024 Annual Meeting of Stockholders, our say-on-pay proposal received support from 53.3% of the votes cast—a dramatically lower level of support from the 87% support we received in 2023.
We take feedback from our investors, in any form, very seriously. In light of the low level of support from investors on our 2024 “say-on-pay” proposal, the key objective of our 2024 Investor Outreach was to listen to our stockholders and better understand their perspectives our executive compensation program.
Both the Independent Chairman of our Board and the Chair of the Compensation and Talent Management Committee participated in all 2024 Investor Outreach sessions, the seventh consecutive year that our directors have met with our investors. The 2024 Board Investor Outreach Program was comprised of both spring and fall/winter sessions.

Time of Outreach	Stockholders Contacted* (%)	Participating Stockholders* (%)
Spring 2024	~65%	~30%
Fall 2024/Winter 2025	~60%	~50%
* Based on estimates at the time of outreach
In January 2025, we also met with representatives of two leading proxy advisory firms, Institutional Shareholder Services and Glass Lewis.
We heard that our leadership team continues to have the confidence of our largest stockholders. We heard investors acknowledge the importance of retaining key talent during this unique period of uncertainty and volatility in the residential real estate industry. And we heard that investors want us to reach those goals through our regular target direct compensation program—where we have consistently emphasized performance-based and at-risk compensation.
Investors expressed support for the changes made to our target direct compensation program in 2023 and 2024—and appreciate the high levels of “at-risk” and performance-based compensation granted, in particular to the CEO. However, most investors expressed their dislike of off-cycle awards, in particular when such awards are significant in size and/or are cash-based awards that are not tied to performance metrics. Many investors noted that the size and nature of the off-cycle awards to our CEO in late 2023 (particularly, the cash-based bonus component) served as the primary driver of the lower level of support received for our 2024 say-on-pay proposal.
During the 2024 Investor Outreach, the Board and the Compensation and Talent Management Committee reaffirmed its commitment to avoiding the use of off-cycle awards with the executive team, barring extraordinary circumstances—with no new off-cycle awards granted since our fall 2024 Investor Outreach program.
Our Board participants emphasized that off-cycle awards do not represent a regular or preferred method of compensating our executives. The awards granted to our CEO in late 2023 and our CFO in the first quarter of 2024 were made as isolated, nonrecurring awards targeted directly at retaining exceptional executive talent during a period of extraordinary industry uncertainty. To date, the awards have been working as intended—as the Company has enjoyed stability in its leadership team as they execute against our strategy despite the challenging industry conditions currently facing the residential real estate market.
Responsive action to specific investor feedback relating to our executive compensation program is noted in the table on the following page.

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EXECUTIVE COMPENSATION-RELATED FEEDBACK
Topic	Stockholder Feedback	Board Action

Leadership Team	Incentivizing the executive team, in particular our CEO and CFO, is an important compensation goal during the current prolonged period of industry volatility and uncertainty	•Continue to leverage our target direct compensation program to engage and motivate management, including through the use of metrics within their control
Target Direct Compensation	Changes to the design of our target direct compensation program (implemented in 2023 and 2024)—including changes that were informed by investor feedback in 2023—are generally supported
•Continue to describe design changes and rationale in the applicable sections of the CD&A
•Retain target direct compensation design without material change in 2025 and continue to illustrate strong relationship between performance and realized compensation

Off-cycle Awards	Off-cycle awards should be avoided	•Commit to avoiding off-cycle awards, barring extraordinary circumstances, with no new off-cycle awards granted since our fall 2024 Investor Outreach program
Performance Goals and related disclosure	Rigor in goal setting continues to be a top priority, with some investors encouraging additional disclosures around the use of strategic objectives in the annual incentive plan
•Continue to establish target goals in line with our budget—at levels that require stretch performance and operational excellence to achieve
•Expand disclosures of achievement against strategic objectives in the annual incentive plan

2024 Compensation Highlights

Target Direct Compensation Performance Goal Achievement as of December 31, 2024
Award Type	Metric Achievement	Target Goal	Realized Value
Annual Cash Incentive Award
Plan Operating EBITDA	122%	$263 million (1)	115.5% to 144.2% (2)
Strategic Objectives	100%	At target
PSUs - 2022 to 2024 Cycle
Relative Total Stockholder Return	0%	Equal to S&P MidCap 400	0%
Cumulative Free Cash Flow	0%	$1,258 million
(1)Goal approved on February 16, 2024; to avoid distorting award outcomes and facilitate direct comparison to the budget target, does not give effect to changes to Operating EBITDA implemented by the Company effective December 31, 2024. See Annex A.
(2)Variation due to application of Individual Performance Modifier (permitted up to +/-25%).
Off-cycle awards. Both the 2024 CEO Performance Award (granted to our CEO in November 2023) and the Simonelli Award (granted to our CFO in February 2024) were earned as of December 31, 2024, based upon achievement of 2024 realized cost savings targets as the Company realized approximately $125 million in cost savings, exceeding the $100 million estimate announced in our February 2024 earnings release (subsequently increased to a full-year target of $120 million in our August 2024 earnings release) and, with respect to the Simonelli Award only, repayment of our Term Loan A Facility. These awards remain subject to potential repayment in the event that the applicable executive voluntarily terminates employment (without Good Reason) prior to dates stated in the award agreements. See “Individual Awards—CEO” and “—CFO” on page 56 of this CD&A for additional information on these awards and the status of the other awards made to our CEO in late 2023, which were also described in our 2024 proxy statement.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Changes to our target direct compensation program. As noted above, we reviewed key changes to the design of our regular target direct compensation program during our 2023 and 2024 Investor Outreach. These changes were also previewed in our 2024 proxy statement and are further described in the applicable sections of this CD&A.

Recent changes to our target direct compensation program are described: ▪on page 46 for our 2024 Annual Incentive (Cash) ▪on page 49 for our Long-Term Incentive (Equity)

Many of these changes were informed by investor sentiment expressed over the past several investor outreach sessions that our executive compensation program may benefit from design changes aimed at mitigating the volatility of incentive payouts, which have been largely driven by the cyclical nature of the real estate industry.
The cyclicality of our industry has always posed certain challenges in designing compensation programs that meet each of the components of our compensation philosophy of pay-for-performance, rewarding our NEOs for their achievements and reinforcing ethical behavior.
However, the current downturn, now entering its fourth year, is historic in both its magnitude and duration and has dramatically reduced or eliminated the retentive value of outstanding awards in our incentive compensation programs for reasons outside of our control.
Specifically, the downturn had a significant impact on the attainability of our CFCF goals for our 2021-2023 and 2022-2024 PSU award cycles, each of which assumed a pre-March 2022 macroeconomic environment.
The downturn after the grant of those awards had a significant impact on the realized value for these cycles.
The table below shows the payout and aggregate realized value of PSU awards earned for the 2021-2023 and 2022-2024 PSU award cycles, with aggregate realized value determined by comparing the product of the aggregate number of shares or units earned by the NEOs times the stock price on the last day of the performance cycle vs. the target grant date value of the awards approved by the Compensation and Talent Management Committee. The 2023-2025 and 2024-2026 PSU cycles are as of December 31, 2024 and actual results will be determined based upon results under the applicable metric at the conclusion of the applicable three-year cycle.

PSU Award Cycle and Metric
	2021	2022	2023	2024	2025	2026
2021-2023 PSU Award	Completed in 2023 (Aggregate Realized Value: 23%)
rTSR	No Payout
CFCF	Below Target Payout (77%)
2022-2024 PSU Award		Completed in 2024 (Aggregate Realized Value: 0%)
rTSR		No Payout
CFCF		No Payout
2023-2025 PSU Award			66% Complete
rTSR			Tracking Below Threshold
CFCF			Tracking at or around Target
2024-2026 PSU Award				33% Complete
FCF with rTSR modifier(1)				Tracking Above Target
(1)Based on 2024 segment of the three-year performance award. Award will be earned based on the average achievement of three equally weighted and annually established Free Cash Flow goals, subject to modification based on the Company's relative performance against its compensation peer group, as measured at the end of the three-year performance period, with the performance of our direct real estate competitors weighted twice. See Long-Term Incentive (Equity) below.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Compensation Philosophy & Commitment to Pay-for-Performance
Strong Commitment to Compensation Best Practices:

62% of CEO target direct compensation is performance-based	Annual cash incentive program funded substantially on achievement of a financial objective
73% of CEO target direct compensation equity-based, with 60% of LTI tied to performance goals over a three-year performance period	Multi-dimensional performance incentive focus with: ■metrics focused on cash, profitability, strategy, and market performance ■relative and absolute metrics ■annual and long-term metrics
No significant executive perquisites
No option repricing without stockholder approval	No “golden parachute” excise tax gross-up arrangements
Responsive to investor feedback	Prohibition against hedging & pledging
Strong stock ownership requirements	Annual risk assessment of compensation programs
Double-trigger change in control provisions	Independent compensation consultant
Strict restrictive covenant agreements	Clawback Policy provides for the recoupment of both cash and equity compensation

Compensation Philosophy
Our compensation philosophy has the following key objectives:
▪The attraction, motivation and retention of high-performing executives;
▪A pay-for-performance focus that ties a significant portion of pay to business performance, both short- and long-term;
▪Alignment of compensation with stockholder interests in both short-term performance and long-term value creation;
▪Reinforcement of ethical behavior and practices;
▪Discouragement of excessive risk; and
▪Flexibility to respond to the necessities of a cyclical industry.
With regard to pay levels, our philosophy is that:
▪Target direct compensation should be set at the outset of the compensation period by taking into account compensation paid to similarly-situated executives of comparable proficiency, with flexibility to vary individual executive compensation based on specific factors such as tenure, experience, proficiency in role, criticality to the organization and other business needs; and
▪All actual payments on incentive components should be linked to Company operating, financial, and stock performance during the performance period.
Setting Target Direct Compensation
In setting target direct compensation, we consider our compensation philosophy, each NEO’s individual performance assessment, the scope of the role’s responsibilities and the extent of the role’s impact on financial and strategic goals, expectations with respect to future performance and future leadership potential, internal pay equity, relative positioning to the peer group and other market comparables, and the period of time since the last increase in total target compensation.
The CEO annually reviews the performance of, and makes recommendations regarding, each of our NEOs (other than himself). The CEO’s performance is annually reviewed by the Committee with input from the Board. The conclusions reached and recommendations based upon these reviews, including with respect to base salary

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
adjustment and annual and long-term incentive compensation targets and actual payout amounts, are presented to the Committee, which has the discretion to modify any recommended adjustments or awards to our executives.
The Committee, comprised entirely of independent directors, reviews management's recommendations, taking into account any relevant guidance from their independent compensation consultant, and approves the form, timing, and amount of compensation for all of our executive officers, including those who are NEOs.
Compensation Consultants
The Committee continued their engagement of Meridian Compensation Partners, LLC (Meridian) as independent compensation consultants in 2024. Meridian provided the Committee with analyses and advice on executive and director compensation matters, including:
▪Competitive market pay analyses utilizing peer group and survey data
▪Short- and long-term incentive program designs
▪Recommendations with respect to the compensation peer group
Meridian also reviews compensation materials presented by management to the Committee, participates in one or more pre-meeting calls with the Committee Chair and attends all regularly scheduled meetings of the Committee. In 2024, the Committee’s independent compensation consultant solely provided services related to executive or director compensation, and the Committee assessed and confirmed Meridian’s independence.
Peer Group
In setting target compensation, the Committee annually reviews a detailed and comprehensive analysis of compensation data designed to educate the Committee on current compensation ranges by executive position together with plan design and component weighting information. Specifically, the Committee utilizes our peer group data for all of our NEOs. Peer group and survey data are used as a reference point in making compensation decisions, but the Committee does not target a particular competitive level or utilize peer data in a formulaic manner.
Our peer group is made up of both direct peers, and given the limited size of that group, peers in industries that resemble the Company’s cyclicality, business model and financial performance or that are influenced by the housing market or share traits of our other business units. The Committee targets revenue of between approximately $1 billion and $25 billion for each member of the peer group.
For 2024, the Committee approved the peer group listed below. This peer group will also be used to assess rTSR performance for the 2024-2026 PSU awards, with those peers listed as “direct real estate competitors” below weighted twice. See “Long-Term Incentive (Equity)—2024-2026 Performance Share Unit (PSU) Awards” in our Compensation Discussion and Analysis on page 51.

	Revenue (in millions) ($)(1)	Market Cap (in millions) ($)(1)		Revenue (in millions) ($)(1)	Market Cap (in millions) ($)(1)
Direct Real Estate Competitors			Real Estate Related or Influenced by Housing Market
Redfin Corporation	1,017	976	Leggett & Platt, Incorporated	4,384	1,289
Zillow Group, Inc.	2,236	17,101	Fortune Brands Innovations, Inc.	4,609	8,488
eXp World Holdings, Inc.	4,458	1,767	First American Financial Corporation	6,128	6,432
Opendoor Technologies Inc.	4,939	1,144	Hyatt Hotels Corporation	6,648	15,076
Compass, Inc.	5,345	2,985	KB Home	6,930	4,820
			Cushman & Wakefield plc	9,369	3,002
			Toll Brothers, Inc.	10,847	12,600
			Arthur J. Gallagher & Co.	10,927	70,906
(1) Based on publicly available information from the S&P Capital IQ database as of December 31, 2024			PulteGroup, Inc.	17,947	22,333
			Jones Lang LaSalle Incorporated	22,503	12,010

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Summary of CEO 2024 Compensation
In setting Mr. Schneider's 2024 target direct compensation, the Committee considered Mr. Schneider's confident and decisive leadership in 2023, including his leadership in improving the Company's debt profile, taking actions to realize significant cost savings during 2023 (in excess of the target) and being the first to reach a nationwide settlement of the sell-side antitrust class actions against the Company and other industry participants. In light of Mr. Schneider's performance, and the other considerations set forth in “Setting Target Direct Compensation” above, the Committee maintained Mr. Schneider’s existing compensation program and targets.

2024 Total Target Direct Compensation: $11 million(1)
Overview of 2024 Changes
	Base Salary:	$1 million	Mr. Schneider’s base salary has remained unchanged since 2017

	Annual Cash Incentive Target:	$2 million	Mr. Schneider’s annual cash incentive opportunity remained at 200% of his base salary at target

Ryan M. Schneider	Equity Award Target Value:	$8 million	Mr. Schneider’s equity award value remained consistent with his 2023 award at target
Chief Executive Officer Joined Anywhere: 2017	Award Mix: 40% time-based awards (RSUs) 60% performance-based awards (PSUs)
(1)Excludes off-cycle 2024 CEO Performance Award made in 2023 (see “Individual Awards—CEO” below)
This target direct compensation package aligns with our pay for performance compensation philosophy, with our CEO’s 2024 target direct compensation 91% at-risk (annual cash incentive and equity-based awards), 73% in equity-based compensation and 62% tied to performance-based metrics (annual cash incentive and PSUs).
2024 CEO Performance
The Board, based on recommendations from the Committee, considered the CEO’s 2024 performance under the incredibly challenging and difficult circumstances facing the Company, especially his leadership in:
▪Delivering Operating EBITDA of $290 million, representing an increase of approximately 14% over 2023 from $255 million to $290 million.
▪Empowering his team to lead the market in luxury homesales, expand our luxury leadership with new locations worldwide and gain luxury market share in the U.S. in 2024.
▪Taking decisive action on our cost savings initiatives, overachieving our original 2024 goal by approximately 25% and realizing cost savings of nearly $600 million across the past three years, and prudently managing our cash, even in a historically challenging residential real estate market.
▪Accelerating transformation across the Company's integrated residential brokerage and franchise, commercial, relocation, and title and mortgage businesses, including integration efforts across our brokerage and title operations.
▪Leaning in to the possibilities of generative AI and other innovative technologies to drive better experiences faster and at lower cost for agents, brokers, franchisees, consumers and employees.
▪Successfully navigating changes to industry rules and practices, including those resulting from NAR's 2024 nationwide class action settlement.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
▪Building and developing an outstanding executive team, including the active recruitment of key talent such as Rudy Wolfs, our Chief Technology Officer, or CTO, to lead Anywhere's product and technology strategy by leveraging his deep technology expertise in data, engineering, and product and systems development.
▪Advancing multiple complex litigation matters, in particular the May 2024 receipt of final court approval of the nationwide settlement of the sell-side antitrust class actions against the Company and other industry participants (which remains subject to pending appeal) and the January 2025 settlement of the Telephone Consumer Protection Act of 1991 (TCPA) class action litigation, subject to final court approval.
▪Earning the confidence of consumers, investors, and employees, as demonstrated by the many awards achieved throughout the year, including Mr. Schneider being named the most powerful and influential person in real estate on the 2024 Swanepoel Power 200 list as well as the Company being named by Newsweek as one of the World’s Most Trustworthy Companies, recognized for the seventh time as a Certified™ Great Place To Work® and recognized for the 14th consecutive year as one of the World’s Most Ethical Companies®.
2024 Payouts
▪Mr. Schneider received 115.5% of his target annual cash incentive bonus for 2024, based on a 100% individual performance factor and aggregate Company achievement of 115.5% under the Executive Incentive Plan (“EIP”). See “2024 Annual Incentive (Cash)” in this CD&A for more details regarding the EIP plan and payouts.
▪The 2022-2024 PSUs did not payout and had no realizable value. See “2022-2024 PSU Award Payouts” in this CD&A for more details regarding the LTI plan and payouts.
▪The performance requirement tied to Mr. Schneider's off-cycle, cash-based 2024 CEO Performance Award was achieved as of December 31, 2024, as the Company realized approximately $125 million in cost savings, exceeding the $100 million estimate announced in our February 2024 earnings release (subsequently increased to a full-year target of $120 million in our August 2024 earnings release). The $5 million award remains subject to clawback in the event that Mr. Schneider voluntarily terminates his service with the Company (without Good Reason) prior to March 1, 2026. See “Individual Awards - CEO” in this CD&A for more details regarding the 2024 CEO Performance Award.
Summary of Other Named Executive Officer 2024 Compensation

	Charlotte C. Simonelli	Donald J. Casey	Rudy Wolfs	Susan Yannaccone
	EVP, Chief Financial Officer and Treasurer	President and CEO, Anywhere Integrated Services	EVP, Chief Technology Officer	President and CEO, Anywhere Brands and Anywhere Advisors
	Joined Anywhere: 2019	Joined Anywhere: 2002	Joined Anywhere: 2024	Joined Anywhere: 2015

Base Salary:	$950,000	$700,000	$650,000	$750,000
Annual Cash Incentive Target:	100% of base salary	100% of base salary	100% of base salary	100% of base salary
Equity Award Grant Value:(1)	$1,950,000	$1,200,000	$1,000,000	$1,500,000
Equity Award Mix:	60% time-based (RSUs) 40% performance-based (PSUs)	60% time-based (RSUs) 40% performance-based (PSUs)	60% time-based (RSUs) 40% performance-based (PSUs)	60% time-based (RSUs) 40% performance-based (PSUs)
(1)Excludes off-cycle awards; see “Individual Awards—CFO” and “—CTO” below.
The 2024 target direct compensation program aligns with our pay-for-performance compensation philosophy, with 72% to 75% of target 2024 compensation at-risk and 47% to 50% tied to performance metrics.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
2024 NEO Performance
Each executive officer member of the Executive Committee works with our CEO at the outset of the year to establish quantitative and qualitative goals designed to drive our corporate strategy and results.
Following the conclusion of the year, our CEO presented the Committee with his assessment of the performance of each executive officer member of the Executive Committee taking into consideration each executive's pre-established goals and the following factors:
▪Achievement of key strategic and operational objectives;
▪Execution of key initiatives;
▪Execution of key talent management initiatives; and
▪Other factors identified as appropriate.
The Committee reviewed and discussed each of the other NEO’s performance, taking into account the CEO’s recommendations for purposes of both the annual cash incentive payouts as well as setting 2025 compensation. When determining each NEO's performance, the Committee did not assign a specific weighting to any of the individual goals or factors, but rather considers progress and results against the objectives in the aggregate.
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
▪Exceeded cost savings target by nearly 25%, representing the second year of over-delivery.
▪Spearheaded our Reimagine25 initiative to transform how we operate as a Company and seize new opportunities unlocked by generative AI and other emerging technologies to deliver better experiences for our customers faster and at lower cost.
▪Executed on our goal to reduce corporate indebtedness and improve our debt profile, including repayment of the Term Loan A Facility during the third quarter of 2024, using a combination of cash on hand and revolver borrowings, and opportunistic repurchases of $26 million in unsecured notes during the third quarter of 2024 at an aggregate purchase price of $19 million.
▪Led finance transformation, including process improvements and efficiency measures, while maintaining exceptional employee engagement scores.
Donald J. Casey, President and CEO, Anywhere Integrated Services
▪Continued leadership in the integration of operational, agent service delivery and consumer experience aspects of the Company’s Coldwell Banker Realty owned brokerage and the Company's title operations.
▪Broadened our Upward Title & Closing joint venture from three to six states in 2024 (with three more in the pipeline), with now over 20 franchisee partners in place.
▪Supported a significant acquisition by the Company's minority held title insurance underwriter joint venture.
▪Exceeded cost savings target for Anywhere Integrated Services by 12%.
Rudy Wolfs, Executive Vice President, Chief Technology Officer
▪Accelerated our AI agenda, deploying multiple customer-facing and internal solutions, including leveraging AI integration in our leads business to better identify and target consumers most likely to become buyers and utilizing AI to improve brokerage transaction processing times and accuracy with fewer devoted resources.
▪Revitalized product and technology leadership team, including critical new hires to lead application development at Anywhere Integrated Services and for corporate, while promoting a unified vision across the enterprise.
▪Advanced key product development and delivery, including agent productivity and leads enhancement tools, enhanced tools for franchisees, such as automated listing feeds via Listings Direct, and practical tools for buyer's agents like KeySign.
▪Agile management of product and technology operating expenses (with actual expenses below the 2024 budget), while adeptly prioritizing capital expenditures.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
▪Continued to improve cybersecurity posture and mitigate related risks.
▪Earned Inman AI Award for Best Use of AI by Brokerage for our Listing Concierge product.
Susan Yannaccone, President and CEO, Anywhere Brands and Anywhere Advisors
▪Exceeded financial targets during a year of unprecedented change in residential real estate, delivering over $428 million of Operating EBITDA between Anywhere Brands, our franchise business, and Anywhere Advisors, our owned brokerage business.
▪Amplified the power of our luxury brands, achieving market leading positions in homes over $1 million, $5 million and $10 million in 2024 as Coldwell Banker Global Luxury, Corcoran, and Sotheby’s International Realty brands outperformed the market with closed transaction volume increasing nearly 10% year-over-year.
▪Led through a year of significant industry change, including successfully implementing complex industry practice changes, providing our network with clear guidance and innovative solutions, giving them a significant competitive edge, as well as developing key elements of the Company's strategic imperatives.
▪Continued to add to our leading real estate franchise network, with six nationally recognized brokerage brands and a worldwide footprint of over 2,100 total franchisees, including by adding 67 franchisees in 2024.
▪Retained independent sales agents above her annual target while holding agent commission splits relatively steady year-over-year, with a full year increase of 14 basis points to 80.3%.
▪Demonstrated industry leadership, including being named as the highest-ranking woman in real estate on the 2024 Swanepoel Power 200 list.
2024 Executive Incentive Plan (“EIP”) Payout
The following table sets forth the target award and aggregate payout achieved under our annual cash incentive plan, the EIP, for each NEO. The Company achieved 122% against the Plan Operating EBITDA target and 100% against the Strategic Objectives, resulting in an aggregate Company achievement of 115.5%. Differentiation among NEOs was driven by the Individual Performance modifier applied to each applicable award, with Mr. Wolfs and Ms. Yannaccone's modifiers driven by outstanding accomplishments against individual goals in 2024 as shown under 2024 NEO Performance above. See “—2024 Annual Incentive (Cash)” in this CD&A for additional detail concerning award design and mechanics.

Name	Target Award ($)	Combined 2024 Financial, Strategic and Individual Performance (%)	2024 Payout ($)
Ryan Schneider	$2,000,000	115.5%	$2,310,000
Charlotte Simonelli	$950,000	115.5%	$1,097,250
Donald J. Casey	$700,000	115.5%	$808,500
Rudy Wolfs	$650,000	130.9%	$850,750
Susan Yannaccone	$750,000	144.2%	$1,081,250
2022-2024 PSU Payouts
The 2022-2024 PSUs failed to deliver any realized value, as performance was measured against a Cumulative Free Cash Flow target set before the housing market downturn and real estate stocks trailed the S&P MidCap 400. See “—Long-Term Incentive (Equity)” in this CD&A for more details regarding the LTI plan and payouts.

No payouts were made for the 2022-2024 PSU Cycle

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Components of Target Direct Executive Compensation
In February 2024, the Committee approved the 2024 target direct compensation program, designed to be consistent with the Company’s pay-for-performance philosophy, which includes:
▪Base salary;
▪Annual Incentive (cash) under the Executive Incentive Plan (EIP);
▪Long-Term Incentive (equity) in the form of:
◦Performance Share Units (PSUs), which vest at the end of the three-year performance period based on the average achievement of three annually established Free Cash Flow goals, subject to modification based on the Company's rTSR at the end of the performance cycle; and
◦Restricted Stock Units (RSUs), which vest ratably over three years.
A significant portion of each NEOs target direct compensation is “at-risk” and is tied to pre-established performance metrics, including an annual cash incentive opportunity and performance share units granted as part of each NEO’s long-term incentive opportunity.
2024 Base Salary
The Committee believes base salaries are a necessary element of compensation in order to attract and retain top-tier talent by providing market-competitive fixed pay reflective of the executive’s position, experience, scope of responsibility and contribution to our performance. The Committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions, promotions or other factors.

None of our NEOs received a salary increase in 2024

2024 Annual Incentive (Cash)
All of our NEOs participate in an annual cash incentive program called the Executive Incentive Plan, or EIP, which is designed to motivate our executive officers to focus on company priorities and to reward them for individual results and achievements.
Changes to the 2023 and 2024 EIP reviewed with Investor Outreach participants
We discussed recent changes to our EIP with investors who participated in the Board's 2023 and 2024 Investor Outreach programs. During these meetings, our stockholders were generally supportive of the EIP design changes applicable to both our 2023 and 2024 EIP awards.
Most notably, the Committee added a strategic performance metric in 2023, weighted at 30%, to the EIP. Our investors agreed that this shift would assist in reducing the impact of the cyclicality of the housing industry and of the macro-economic factors that have contributed to volatile award program payouts. Additionally, the use of a strategic metric allows us to link a portion of executive compensation to business priorities that are more squarely within the control of management and affords us the opportunity to drive our entire enterprise to achieve top strategic priorities identified for the year.
In 2023, the Committee also reduced its discretion with respect to individual payouts to +/-25 percent in response to prior feedback received by proxy advisory firms and adjusted performance requirements for funding at threshold and maximum in an effort to further reduce volatility and balance the impact of unpredictable market conditions.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
EIP Overview
2024 EIP funding (as described below) is based on the following elements of Company performance:

Financial Performance Metric (70%)
Plan Operating EBITDA

Strategic Performance Metrics (30%)
Operational Excellence

Talent

Payouts for the financial performance metric ranges from 25% to 200% for achievement of 75% to 125% of the Plan Operating EBITDA target and payouts for the strategic performance metrics ranges from 0% to 200%. The Committee has discretion to increase or decrease any executive's payout by up to +/-25% based on individual performance.
Financial Performance Metric
In 2024, the Committee retained Plan Operating EBITDA as the financial performance metric under the EIP, which accounted for 70% of the overall target, due to its direct link to the success of Anywhere’s business strategy—as this metric is materially aligned and consistent with Operating EBITDA, our key metric for evaluating overall performance of our operating business.
For 2024, the Committee, using a rigorous process, set the Plan Operating EBITDA performance levels at threshold, target and maximum payout (see table to the right). Consistent with prior years, the target Plan Operating EBITDA goal was set by the Committee at a level equal to the budget approved by the Board for 2024 (the “2024 Budget”).

2024 Plan Operating EBITDA* Target & Achievement
Performance Level	Payout as % of Target	Plan Operating EBITDA (in millions)
Threshold	25%	$197
Target	100%	$263
Maximum	200%	$329
Actual	122%	$277
*    See Annex A for definition and reconciliation of Plan Operating EBITDA to the most directly comparable GAAP measure.
Effective December 31, 2024, the Company updated its definition of Operating EBITDA to conform with the presentation of similar metrics by industry competitors (see updated definition in Annex A). However, in order to avoid distorting award outcomes and facilitate direct comparison to the budget target, as established in February 2024, the Committee did not restate the original Plan Operating EBITDA target levels and calculated achievement under the 2024 EIP using the methodology in place in February 2024.
Rigorous Process in Setting a Challenging Operating EBITDA Target. The budgeting process undertaken by management and overseen by the Board is rigorous and set at a level that requires stretch performance and operational excellence to achieve.
In setting the 2024 Budget and 2024 Plan Operating EBITDA target, the Board considered the following factors:
▪anticipated slight increases in volume in both brokerage, franchise and title businesses;
▪expected benefits from new cost saving initiatives; and
▪continued pressure on the share of gross commission income paid by our Company-owned brokerages to independent sales agents.
Target 2024 Plan Operating EBITDA of $263 million was above the $250 million of Plan Operating EBITDA achieved in 2023 as well as the 2023 Plan Operating EBITDA target of $253 million.
Based on the Board’s rigorous process, the Committee believed that the 2024 Plan Operating EBITDA target would be challenging to achieve.

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 Historical EIP payouts demonstrate the high level of rigor required to achieve payout under the EIP:
▪below target payments for seven of the prior ten EIP cycles (2014-2023), including in 2022 where the EIP payout was zero, and
▪only two of those cycles resulted in an achievement above target.

In calculating the level of achievement of Plan Operating EBITDA, the EIP allows for certain adjustments to Operating EBITDA, including the impact of foreign exchange movements, pension expenses that differ from the budget, the impact of natural disasters (net of insurance reimbursement), revenue/EBITDA lost or expenses incurred relating to litigation, arbitration, regulatory investigations, tax audits and regulatory compliance that either exceed $1.0 million or, in the case of complex litigation matters listed in our 2023 Annual Report, that differ from the budget, EBITDA lost or expenses incurred to pay liability management expenses within Board oversight that differ from forecasts and other items, such as unusual, non-recurring or extraordinary corporate transactions.
Strategic Performance Metric
In 2024, the Committee continued to utilize a strategic performance metric under the EIP, which accounted for 30% of the overall target, which was comprised of two strategic objectives: operational excellence (including cost savings) and talent.
As shown in the table below, 2024 strategic objectives were comprised of quantitative and qualitative goals established at the commencement of the performance cycle. Based on its assessment of achievements made against each respective goal, the Committee awarded an aggregate performance score of 100%. Highlights from the Committee's assessment of our strategic objectives and results are shown in the following table.

Strategic Focus	2024 Goals	2024 Results

Operational Excellence
Combat margin pressure with cost savings while making strategic investments in our future.
Simplify and automate for efficiency gains across the enterprise to reduce total operating cost while improving the customer experience.
	•Deliver on expense management priorities: Achieve targeted cost savings of $100 million	•2024 cost savings of approximately $125 million
	•Integrate the real estate experience through continued streamlining of brokerage and title operations: ≥75% rollout across in-scope national footprint	•Rollout covered 99% of in-scope national footprint by end of 2024
	•Standardize, automate and digitize internal business operations to achieve operational and cost efficiencies	•Successfully completed productivity and standardization project for targeted business as well as significant corporate operations automation project

Talent Win together as a team through people-first culture. Be the destination for top talent.	•Maintain employee engagement score above 80%	•Achieved 86% employee engagement score
	•Unleash key talent to stretch, grow and retain our best (evidenced by high potential retention rate; number of high potential employees stretched; and investment in development)	•Achieved strong high potential employee retention •Strong participation in leadership development programs •Stretch assignments/promotion rate in-line with expectations
	•Employee Learning and Development participation target ≥50%	•Exceeded targeted participation rate

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
2024 EIP Company Performance and Payouts
We calculate payouts under the EIP as follows:

Eligible Earnings (Qualifying Salary)	x	Individual Target Bonus %	x	Company Performance %	x	Relative Individual Performance %	=	Payout
In February 2025, the Committee determined the Company had achieved 115.5% under the EIP as follows:

Performance Metric	% of Plan	2024 Performance	% of Target
Plan Operating EBITDA	70%	$277 million(1) (above target of $263 million)	122%
Strategic Objectives	30%	At target	100%
		Total	115.5%(1)
(1)Goal approved on February 16, 2024. Effective December 31, 2024, the Company updated its definition of Operating EBITDA to conform with the presentation of similar metrics by industry competitors. However, in order to avoid distorting award outcomes and facilitate direct comparison to the budget target, as established in February 2024, the original Plan Operating EBITDA target levels and calculated achievement have not been restated. The Committee made the following adjustments to Plan Operating EBITDA for 2024: impact of foreign exchange movement, pension expense, litigation reserves that differ from those included in the EIP target, and the impact of acquisition-related corporate transactions. See Annex A for a detailed reconciliation.
For details on individual NEO payouts under the EIP, see “2024 Executive Incentive Plan (“EIP”) Payouts” on page 45 of this CD&A.
Long-Term Incentive (Equity)
We grant equity awards to our NEOs to reinforce management’s focus on long-term stockholder value and commitment to the Company. The Committee regularly evaluates the structure of these equity awards to ensure the right balance of time- and performance-based equity that supports the objectives of our compensation philosophy, aligns with our business priorities, and considers the perspectives of our stockholders.
Recent Changes to our Long-Term Incentives (“LTI”)
Beginning in 2022 and continuing through 2024, the Committee had robust discussions regarding how to better mitigate the impact of the cyclicality of the residential real estate industry on the volatility of award payouts as well as to address the impact of the current historic downturn in the industry, which has dramatically reduced or eliminated the retentive value of outstanding awards in our incentive compensation programs.
These concerns were discussed with investors who participated in the Board's 2023 Investor Outreach (ahead of the grant of 2024 LTI awards) and 2024 Investor Outreach (following the grant of the 2024 LTI awards). During these meetings, our stockholders were generally supportive of the LTI design changes, which were previewed in our 2024 proxy statement and implemented in 2024:

Compensation Challenge	Design Change	Relevant Investor Feedback

Long-term financial forecasting is exceptionally difficult given the volatility and uncertainty facing the residential real estate industry, including due to macro factors beyond the control of the management team

Set FCF PSU targets on an annual basis for each year in the three-year performance cycle, but no payout until the end of the three-year performance cycle - which will be calculated using the average achievement in each cycle year (rather than continued use of a single goal set at the beginning of the three-year cycle)

Appreciated that a shift to setting annual free cash flow targets would allow the Company to better respond to the cyclicality of the industry by establishing goals which are based on evolving market conditions

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Compensation Challenge	Design Change	Relevant Investor Feedback

There is no index of publicly traded companies engaged in a similar business to Anywhere—and the S&P MidCap 400 index historically used as the benchmark for certain PSU awards does not reflect the unique challenges currently faced by the residential real estate market

Added a rTSR modifier to the FCF PSU award that has the potential to modify payouts by +/- 15% based upon the Company’s rTSR ranking against our compensation peer group with our direct competitors in that group assigned 2x weight (in order to more accurately measure our success against peers facing the same macro dynamics) and eliminated the use of standalone PSUs tied to rTSR

Expressed a preference for the continued use of a relative metric (but no concern with the use of an rTSR “modifier”) and expressed flexibility with respect to the selection of a peer group that is more representative of our competition for business and investor capital

The significant decline in recent years of the realizable value of outstanding equity awards has resulted in retention risks for key leaders
Modified the mix of the equity vehicles for the non-CEO NEOs so that RSUs comprise 60% of the LTI grant date value and PSUs comprise the remaining 40% (versus the prior 50%/50% split between RSUs and PSUs)
Expressed a preference to maintain the CEO's current equity mix, which was not revised by the Committee (and continues to be comprised of 60% PSUs and 40% RSUs)
LTI Overview
The mix of LTI awards to our CEO for 2024 is set forth in the table below.

2024 CEO Long-Term Incentive Awards
Performance-Based Awards (PSUs)	Time-Based Awards (RSUs)
% of Target Opportunity	% of Target Opportunity
60%	40%
Aggregate Target Share Opportunity	Aggregate Target Share Opportunity
788,177	525,451
Shares “granted” in 2024 under FASB ASC 718	Shares “granted” in 2024 under FASB ASC 718
262,725	525,451
Other NEOs received LTI awards in 2024 that were comprised 40% of PSUs and 60% RSUs.
The entire target share opportunity under the 2022-2024 PSU awards was established by the Committee in February 2024. Nevertheless, only one-third of the 2022-2024 PSU award is reported as “granted” in the accompanying tabular compensation tables, consistent with the requirements of FASB ASC 718, as the performance target for each segment of the three-year performance award will be established on an annual basis.
In determining each NEO's award amount, the Committee considers the following factors:
▪a competitive pay analysis prepared by the Committee’s independent compensation consultant;
▪the executive’s expertise, experience and criticality to Anywhere;
▪the need to satisfy retention objectives;
▪the need to provide sufficient long-term incentives; and
▪individual performance reviews conducted by the Committee with input from our CEO in the case of his direct reports and, in the case of our CEO, with input from the Board.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Restricted Stock Units
The Committee believes RSUs further our compensation philosophy by allowing us to attract leaders of the highest caliber, encouraging executive retention and aligning the interests of our NEOs with the interests of our stockholders.
The number of RSUs granted to all NEOs was determined by dividing the value of the award approved by the Committee by our closing stock price on the third full trading day following the filing of the 2023 Annual Report, which is the same price that was used for 2024 awards to all other employees (see “Timing & Valuation of Equity Grants” in this CD&A for more information). Our RSUs vest ratably over three years, with one-third vesting on each anniversary of the grant date.
2024-2026 Performance Share Unit (PSU) Awards
PSUs are denominated in stock units, thus the award value tracks Anywhere stock price over the three-year performance period, and earned PSUs are distributed in actual shares of our common stock during the first quarter of the year after the end of the three-year cycle.
As noted on the prior page, the Committee modified the design of the PSUs granted in 2024 in order to take into consideration investor feedback solicited through the Board's regular Investor Outreach program to refine our PSU program to reduce the historical volatility of award payouts and to ensure awards have appropriate retentive value.
The 2024-2026 PSU opportunity will be earned based on the average achievement of three equally weighted and annually established Free Cash Flow (“FCF”) goals, with payouts subject to modification based on the Company's relative performance against its compensation peer group, as measured at the end of the three-year performance period, with the performance of our direct real estate competitors weighted twice.
The Committee determined to continue to use Free Cash Flow as the primary PSU metric, as the Committee believes this metric aligns with our capital allocation priorities and is referenced by our stockholders when measuring our operating performance.
The Committee selected Relative Total Stockholder Return to serve as a potential award modifier (+/-15%) as the metric allows us to evaluate our relative performance against other similarly-sized companies and align the interests of our NEOs with the interests of our stockholders in creating long-term value. In order to more accurately measure our success against peers facing the same macroeconomic dynamics, the Committee selected the Company's compensation peer group to serve as the comparator index and determined to assign double weighting to our direct competitors in that group. Our compensation peer group is set forth of page 41 of this proxy statement under the heading “Peer Group”.
We will calculate payouts under the 2024-2026 PSU award as follows:

PSU opportunity (#)	x	Average of annual FCF goal achievement (%)	x	rTSR modifier (%) (+/-15%, if applicable)	=	Payout
Target FCF performance for the 2024 segment of the award was set in February 2024, in alignment with the Company’s strategic plan. Each completed segment of the PSU cycle will be assigned a value between no payout and maximum, with a maximum value of 200% of target assigned for the year if 130% of target FCF is achieved and a threshold value of 50% of target assigned for the year if 70% of target FCF for the performance period is achieved.
The Committee has the authority to exercise negative or positive discretion to decrease or increase the payout earned under this metric, including adjustments related to the use of cash that differs from management’s forecast underlying the target such as:
▪former parent legacy payments;
▪taxes;
▪pension payments;
▪business optimization & restructuring expenses;
▪extinguishment of debt;
▪obligations under the relocation securitization programs; and
▪litigation and regulatory compliance, net of insurance reimbursement.

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In addition, the Committee has incorporated investor feedback such that the calculation of FCF excludes any earnings generated from acquisitions occurring during the three-year performance period with a purchase price in excess of $25 million, including contingent earnouts, if such acquisition was not incorporated into the FCF target goal. Neither the FCF target goal nor actual achievement against the target goal take into account capital expenditures during the performance period.
As shown in the table below, each NEO's aggregate 2024-2026 PSU opportunity (in shares) was determined by dividing our closing stock price on February 22, 2024 ($6.09) by the dollar value of the NEO's award.

2024-2026 PSU Aggregate Target Opportunity (in shares)
Although the entire aggregate target share opportunity under the 2022-2024 PSU awards was established by the Committee in February 2024, only PSUs attributable to the 2024 segment of the 2024-2026 PSUs (i.e., one-third of the target opportunity) are reported as "granted" in 2024 in our Summary Compensation Table and 2024 Grants of Plan-Based Awards table as the performance targets for 2025 and 2026 (the remaining segments of the award) will not be set until the first quarter of the applicable performance year.

Ryan Schneider	788,177
Charlotte Simonelli	128,078
Donald J. Casey	78,817
Rudy Wolfs	65,681
Susan Yannaccone	98,522
No shares have been earned under the 2024-2026 PSUs. Actual achievement for the 2024 segment of the award has been reserved for use in calculating the average achievement percentage over the three-year performance period, which will determine the payout percentage earned under this award, subject to modification for rTSR performance.

The calculation of rTSR for both the Company and each member of the compensation peer group will be measured using the average closing sale price of the applicable company's common stock for the 20 trading days immediately prior to the first day of the three-year performance period against the average closing sale price of the applicable company's common stock for the last 20 trading days of the performance period. Results for the Company's direct real estate competitors will be weighted twice.
The range of potential modifications to the Free Cash Flow PSUs based on the Company's rTSR performance are:
rTSR Modifier
rTSR Percent Rank*	Modification
≥ 75th Percentile	15%
Between 25th to 74th Percentile	No modification
< 25th Percentile	(15)%
Historical Achievement under CFCF and rTSR Awards. The historical achievement of prior PSU cycles based on a CFCF metric shows that the realized value of the compensation received by our NEOs has been responsive to the actual performance of the Company, yielding both substantial upside and downside. The Committee believes the redesign of the PSU awards will reduce volatility of award payouts and ensure awards have appropriate retentive value, while still aligning long-term executive compensation with the interests of our stockholders.

Historical achievement CFCF PSU Cycles
Cycle	Shares Earned	Realized Value*
2021 to 2023	77%	44%
2020 to 2022	200%	132%
2019 to 2021	200%	261%
2018 to 2020	72%	39%
2017 to 2019	0%	0%

Historical achievement rTSR PSU Cycles
Cycle	Shares Earned	Realized Value
2021 to 2023	0%	0%
2020 to 2022	0%	0%
2019 to 2021	0%	0%
2018 to 2020	0%	0%
2017 to 2019	0%	0%
*    Realized value is based on aggregate shares or units earned by NEOs times our stock price or unit price on the last day of the performance cycle vs. the Committee-approved target value of the awards.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
2022-2024 PSU Award Payouts
On February 25, 2025, the Committee made the determinations described below with respect to the PSU awards granted in 2022 that measured performance over the three-year performance period ended December 31, 2024.

No payout was earned under the 2022-2024 PSUs for the cycle ended December 31, 2024

2022-2024 rTSR PSUs. The Committee determined that no payout was earned with respect to the rTSR awards granted in 2022 that measured performance over a three-year performance period ended December 31, 2024.

2022-2024 rTSR PSU Range, Achievement and Payout
Performance Level	Anywhere TSR Relative to S&P MidCap 400 Index TSR	Payout % of Target Units
Maximum*	37.5%	175%
Target	Equal performance	100%
Threshold	(30)%	40%
Actual rTSR Results	(91)%	0%
* Maximum payout value could not exceed 300% of the grant date fair market value of the award in any instance and was further capped at 100% of target units if absolute rTSR was negative.
2022-2024 CFCF PSUs. The Committee determined that no payout was earned under the CFCF metric.

2022-2024 CFCF PSU Range, Achievement and Payout*
Performance Level	Payout as % of Target	CFCF (in millions)
Maximum	200%	1,635
Target	100%	1,258
Threshold	50%	880
Actual CFCF Results	0%	217
* Neither the CFCF target goal nor actual achievement against the target goal takes into account capital expenditures during the performance period. See Annex A for a definition and a reconciliation of Free Cash Flow to the most directly comparable GAAP measures.
The table below shows the aggregate shares earned by NEOs under the 2022-2024 PSU cycle, along with the payout value of those shares or units, as applicable, based on the results discussed above.

Aggregate Payouts Earned under the 2022-2024 PSU Award Cycle
Name(1)	Target Award ($)	Aggregate Shares Earned (#)	2024 Payout Value ($)	Target Value Realized (%)
Ryan Schneider	4,500,000	0	0	0
Charlotte Simonelli	750,000	0	0	0
Donald J. Casey	400,000	0	0	0
Susan Yannaccone	450,000	0	0	0
(1)Mr. Wolfs joined the Company in February 2024 and did not participate in the 2022-2024 PSU award cycle.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Individual Awards
In addition to the target direct compensation program, the Committee has previously offered special incentive, retention or other bonus awards when such action has been determined by the Committee to be necessary to achieve its compensation goals. These types of awards do not represent a regular or preferred method of compensating our executives. Based on feedback received during our 2024 Investor Outreach program, the Committee committed to avoid off-cycle awards, barring extraordinary circumstances, with no new off-cycle awards granted to our named executive officers since our fall 2024 Investor Outreach Program. However, we believe that the individual off-cycle awards discussed below have been working as intended—as the Company has enjoyed stability in its leadership team as they execute against our strategy despite the challenging industry conditions currently facing the residential real estate market.
CEO
2024-2025 CEO Performance Awards. As more fully described in the Compensation Discussion and Analysis section of our 2024 proxy statement issued last year, in November 2023, the Board, based on recommendations from the Committee, considered Mr. Schneider's executive management and leadership expertise, the critical role he plays in setting and executing the Company’s business strategy, and the potential business disruption likely to be caused by a loss of his services and determined to grant the CEO a performance-based cash incentive award with two separate one-year performance periods each covering one of the following two fiscal years (with each cycle offering a payout opportunity of $5 million). If earned, the performance awards are subject to clawback if Mr. Schneider resigns his employment other than for Good Reason (as defined in his employment agreement) prior to March 1st of the year following the year of payout.
The 2024 CEO Performance Award was based upon the achievement of realized cost savings for the year ending December 31, 2024, at a level set by the Committee in November 2023. The realized cost savings performance requirement was achieved as of December 31, 2024, as the Company realized approximately $125 million in cost savings in the year, exceeding the $100 million estimate announced in our February 2024 earnings release (subsequently increased to a full-year target of $120 million in our August 2024 earnings release). The award was paid following Committee approval of the performance results in the first quarter of 2025, but remains subject to clawback in the event that the CEO voluntarily terminates his service with the Company (without Good Reason) prior to March 1, 2026. Accordingly, this award will be reported in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table as 2026 compensation in our 2027 proxy statement.
In the first quarter of 2025, the Committee established two metrics for the 2025 CEO Performance Award, the final performance segment of the award. Specifically, up to 20% of the potential award may be earned based on achievement against metrics that measure the Company’s ability to effectively address changes to industry rules and practices relating to private off-market listings networks. The remaining 80% of the award is tied to a realized cost savings target of $100 million, which is in-line with the Company’s budget and is expected to require stretch performance and operational excellence to achieve in light of the over $575 million of cost savings achieved since 2021. Accordingly, the Committee also set a threshold goal applicable only to the portion of the award tied to the cost savings metric, which would result in a 75% payout if costs savings equal to or greater than $90 million but less than $100 million are achieved, with no payout for cost savings below $90 million. Mr. Schneider will not be entitled to earn more than 100% of the 2025 CEO Performance Award for performance that exceeds target under either metric and, as described above, any payout will be subject to the clawback provisions of the award. In selecting these metrics the Committee considered that approximately 91% of the CEO's target direct compensation is variable and at-risk with substantially all of such compensation tied to growth (including Operating EBITDA growth, Free Cash Flow generation, and share appreciation).
Exceptional Achievements Award. As more fully described in the Compensation Discussion and Analysis section of our 2024 proxy statement issued last year, in late 2023, the Board, based on recommendations from the Committee, considered the CEO’s extraordinary recent accomplishments that truly distinguished the Company from its competitors and his exemplary leadership in the current very challenging residential resale market and determined that a $5 million cash-based Exceptional Achievement Award was merited. The award, paid in November 2023, remained subject to clawback in the event that the CEO voluntarily terminated his service with the Company (without Good Reason) prior to March 1, 2025. Accordingly, this award will be reported in the “Bonus” column of the Summary Compensation Table as 2025 compensation in our 2026 proxy statement.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
CFO
As described in our 2024 proxy statement issued last year, the Committee approved the Simonelli Award - a retention and performance award for our CFO in the first quarter of 2024. The Simonelli Award is comprised of a $275,000 cash-based award and a $275,000 cash-settled restricted stock unit award, or CRSU. The CRSU award was granted and priced on the third trading day following the filing of our 2023 Annual Report in accordance with the Committee's general practice.
In granting the Simonelli Award, the Committee considered the criticality of our CFO's continuing leadership in managing the Company’s balance sheet and capital structure and in achieving the Company's 2024 cost savings goals.
The Committee determined in the first quarter of 2025 that the Simonelli Award was earned and payable based on her achievement of the two pre-established performance requirements: (i) attainment of the 2024 realized cost savings performance goal and (ii) the successful extension, refinancing, replacement or repayment of our Term A loans on or before November 9, 2024. Both the cash-based portion of the award and the CRSU portion of the award remain subject to repayment if Ms. Simonelli voluntarily terminates her employment with the Company (without Good Reason) prior to February 28, 2026. Per SEC rules, the cash-based portion of her award will be reported in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table as 2026 compensation in our 2027 proxy statement, while the CRSU portion of her award is reported in the Summary Compensation Table as an equity award for 2024.
CTO
As an inducement to his acceptance of employment with us, the Committee granted Mr. Wolfs a sign-on award of CRSUs valued at approximately $200,000 on February 24, 2024. The CRSU award vests in the three equal installments on each of the first three anniversaries of the date of grant and, until vested, is subject to immediate forfeiture upon his termination, with or without cause.
Compensation Policies and Practices
Stock Ownership Requirements
Anywhere’s Stock Ownership Guidelines encourage stock ownership among the executive officer members of our Executive Committee to further the objective of aligning our executives’ interests with those of our stockholders.
Under Anywhere’s stock ownership guidelines, executive officer members of the Executive Committee are required to own shares of our common stock equal to 3x their annual base salary and the CEO is required to own shares of our common stock equal to 6x his annual base salary. Anywhere common stock, deferred stock units and unvested RSUs count toward achieving the ownership requirement, while options and unearned PSUs are not counted.
Compliance must be achieved within five years of becoming subject to the Guidelines. During that five-year period and until the ownership target is met, those executive officers subject to the Guidelines must retain one-half of the net shares upon exercise of an option (after giving effect to the exercise price and applicable taxes upon exercise) and one-half of the net full-value shares that vest until such executive has met their minimum ownership level. In the event that an executive has not met the ownership requirement at the end of the five-year period, such executive must retain 100% of the net shares until compliance is achieved.
Mr. Schneider satisfied the ownership requirements as of December 31, 2024 while Mr. Wolfs and Ms. Yannaccone are within the five-year compliance period and Ms. Simonelli and Mr. Casey did not satisfy the guidelines due to declines in our stock price in 2024.
Severance Protection
Each of our NEOs is entitled to severance pay and benefits upon a “qualifying termination”—meaning, a termination without “cause” by the Company or a termination for “Good Reason” by the executive—in addition to any acceleration of long-term incentive awards and other potential payments upon termination or a change in control. See “Agreements with Named Executive Officers” and “Potential Payments upon Termination or Change in Control” for more details on the Amended and Restated Employment Agreement, dated as of August 4, 2022, between the

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Company and Mr. Schneider, the Company's Severance Pay Plan for Executives and the Company's Change in Control Plan for Executives.
For each of our NEOs, severance pay consists of cash payments equal to a multiple of the sum of the NEO's annual base salary and target annual incentive, along with the continuation of the NEO's welfare benefits. The severance multiple for our CEO is 2.0 and for each other NEO is 1.0 (although, in the case of a qualifying termination of employment within twenty-four months following or in connection with a change in control of the Company, their multiple is 2.0).
The higher multiples of annual base salary and target annual incentive payable to Mr. Schneider are based upon his overall greater responsibilities for our performance.
No NEO is entitled to any tax reimbursement protection for “golden parachute excise taxes.”
The Committee believes the severance and benefits payable to our NEOs under the foregoing circumstances aid in the attraction and retention of these executives as a competitive practice and are balanced by the inclusion of restrictive covenants (such as non-compete provisions) to protect our value following a termination of an NEO's employment without cause or by the NEO for Good Reason. In addition, we believe the provision of these benefits will keep the executives focused on the operation and management of the business.
Limited Other Benefits and Perquisites
Our compensation program does not include other material benefits or perquisites.
All eligible employees, including NEOs, may participate in our 401(k) plan. The plan currently provides a matching contribution of 60% of amounts contributed by the officer, subject to a maximum of 6% of eligible compensation.
In December 2017, the Committee froze participation in our Executive Deferred Compensation Plan, which previously allowed NEOs to defer cash and/or equity under that plan. Mr. Casey participates in a now-closed, defined benefit pension plan and excess benefit plan (future accruals of benefits were frozen on October 31, 1999).
Qualifying employees who are required to relocate in connection with their commencement of employment with us are entitled to relocation benefits through Cartus, including limited tax gross-up assistance.
Timing & Valuation of Equity Grants
The Committee's practice generally is to grant LTI awards to the NEOs at the regularly scheduled Committee meeting in February of each year with awards granted and priced on the third trading day following the filing of our Annual Report. The Committee retains the ability to determine that another grant date may be appropriate in certain circumstances.
During the year, the Committee also may approve equity awards, typically for executives hired or promoted and in connection with acquisitions. The Committee also has delegated to the CEO certain limited authority to make grants to non-Section 16 officers and the Committee is apprised of any such grants on a quarterly basis.
In connection with valuing the grants of equity awards, it is our policy generally to use, as the grant or strike price for any equity award, the closing price of our common stock on the effective date of the grant. For RSUs and for PSUs, the Committee typically approves a dollar value, which is then divided by the closing sale price of our common stock on the date of grant. For determining the grant date fair value of PSUs that have an rTSR metric, the Committee utilizes a Monte Carlo simulation performed by an independent third-party valuation firm to determine fair value.
We have not granted stock options or similar awards as part of our executive compensation program since 2019. Accordingly, the Company has no specific policy or practice on the timing of stock option awards in relation to the disclosure of material nonpublic information by the Company. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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Tax Considerations
The Committee remains committed to continuing to link executive compensation with Company performance through performance-based and at-risk compensation vehicles in 2025 and future years, despite the elimination of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code upon the passage of the Tax Cuts and Jobs Act in December 2017.
Clawback Policy
The Company has maintained since 2014 a Clawback Policy applicable to its executive officers, and the Committee revised its Clawback Policy in November 2023 to (1) align with the NYSE listing requirements requiring the Company to claw back any bonuses, equity or other incentive compensation that is tied to the performance of a financial reporting measure in the event such compensation is erroneously received by any current or former executive officer during the three completed fiscal years immediately preceding the year in which the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements and (2) retain its discretionary policy allowing the Committee to claw back all incentive and retention-based compensation as well as all equity-based compensation, in the event of financial restatements and certain misconduct, including the commission of any felony or act of moral turpitude; any violation of Company policy or applicable legal or regulatory requirement that may result in significant financial, competitive or reputational harm; or fraud, embezzlement, misrepresentation, willful misconduct, dishonesty or corruption.
In addition, each of our NEOs is subject to one or more restrictive covenant agreements with Anywhere (which include non-compete and non-solicitation provisions) pursuant to which the Company can claw back severance payments or stop the payment of equity awards if the restrictive covenant agreement is breached.
Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Committee annually considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. See “Corporate Governance—Oversight of Risk Management” for additional information on the Committee’s process.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE REPORT
The Compensation and Talent Management Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Talent Management Committee recommended to the Anywhere Real Estate Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE
Enrique Silva (Chair)            Fiona Dias            Egbert L. J. Perry
Matthew J. Espe            Sherry M. Smith

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
2024 Summary Compensation Table
The table below sets forth the compensation we provided in 2024, 2023 and 2022 to our named executive officers.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compen-sation ($)(5)	Change in Pension Value / Non-qualified Deferred Comp Earnings ($)(6)	All Other Compen-sation ($)(7)	Total ($)
Ryan M. Schneider Chief Executive Officer and President	2024	1,000,000	—	4,891,946	2,310,000	—	12,540	8,214,486
	2023	1,000,000	—	7,147,769	1,900,000	—	12,012	10,059,781
	2022	1,000,000	—	6,796,238	—	—	11,832	7,808,070
Charlotte C. Simonelli Executive Vice President, Chief Financial Officer and Treasurer	2024	950,000	—	1,719,929	1,097,250	—	12,540	3,779,719
	2023	950,000	—	1,776,883	902,500	—	12,012	3,641,395
	2022	940,385	—	1,406,146	—	—	11,832	2,358,363
Donald J. Casey (1) President and CEO, Anywhere Integrated Services	2024	700,000	—	889,188	808,500	—	12,510	2,410,198
Rudy Wolfs (1) Executive Vice President and Chief Technology Officer	2024	542,500	—	940,986	850,750	—	56,554	2,390,790
Susan E. Yannaccone President and CEO, Anywhere Brands and Anywhere Advisors	2024	750,000	—	1,111,488	1,081,250	—	12,348	2,955,086
	2023	750,000	66,667	2,366,830	712,500	—	5,827	3,901,824
	2022	646,154	66,667	843,700	200,000	—	15,164	1,771,685
(1)Mr. Wolfs joined the Company in February 2024 and Mr. Casey became a named executive officer in 2024. Only compensation for years in which these executives were named executive officers are included in the table.
(2)Mr. Schneider's Exceptional Achievements Award was subject to clawback in the event he resigned his employment (without Good Reason) prior to March 1, 2025. Accordingly, this award will be reported in the Bonus column as 2025 compensation in our 2026 proxy statement. See “Individual Awards—CEO” in the CD&A for more information.
(3)The amounts shown in this column represent the grant date fair values of RSUs and PSUs granted to the NEO computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value of these awards are described in Note 13, “Stock-Based Compensation” to our consolidated financial statements included in our 2024 Annual Report. RSUs have a grant date fair value of $6.09 per share and vest in three substantially equal annual installments beginning on the first anniversary of the date of grant.
Each NEO's aggregate 2024-2026 PSU opportunity (in shares) was determined by dividing our closing stock price on the day of grant ($6.09) by the dollar value of the applicable NEO's 2024-2026 PSU award; however, only PSUs attributable to the 2024 segment of the 2024-2026 PSUs (i.e., one-third of the target opportunity) are reported as 2024 compensation, as performance targets were not established during fiscal year 2024 for the 2025 or 2026 segments of this award. This is consistent with the requirements of FASB ASC Topic 718 which state that a grant date is not established until a mutual understanding of the terms and conditions of an award exist which does not occur until performance targets are set. PSUs attributable to the 2024 segment of the 2024-2026 PSUs have a grant date fair value of $6.44 per share (determined, in accordance with FASB ASC Topic 718, by a Monte Carlo simulation performed by an independent third-party). The 2024-2026 PSU award will vest following the conclusion of a three-year performance period ending on December 31, 2026, based on average performance achieved over the three years.
The following table sets forth the allocation of the grant date fair value of the 2024 long-term incentive awards (including performance share unit awards and restricted stock unit awards) granted to the named executive officers. As stated above, these tables reflect only the grant date fair value of one-third of the 2024-2026 PSU award opportunity.

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These tables in future years will reflect the remaining two-thirds of the 2024-2026 PSU opportunity as their respective free cash flow goals will be set in years 2025 and 2026.

Name	PSUs ($)	RSUs ($)
Ryan M. Schneider	1,691,949	3,199,997
Charlotte C. Simonelli	274,936	1,169,999
Donald J. Casey	169,192	719,996
Rudy Wolfs	140,991	599,999
Susan E. Yannaccone	211,490	899,998
See “Grants of Plan-Based Awards for Fiscal 2024” for additional information.
The grant date fair value of the PSUs assuming achievement of the highest level of performance (230% of the target award attributable to the 2024 segment of the 2024-2026 PSU award) for each of the NEOs is as follows:

Name	PSUs Maximum Payout ($)
Ryan M. Schneider	3,891,483
Charlotte C. Simonelli	632,354
Donald J. Casey	389,141
Rudy Wolfs	324,279
Susan E. Yannaccone	486,426
See “Grants of Plan-Based Awards for Fiscal Year 2024” for additional information.
(4)This Stock Awards column also includes the grant date fair market value of the following cash-settled restricted stock unit awards, which both have a grant date fair value of $6.09 per share (our closing stock price on the day of grant):
Ms. Simonelli: $274,994 attributable to the Simonelli Award, notwithstanding that the award remains subject to repayment in the event Ms. Simonelli resigns her employment (without Good Reason) prior to February 28, 2026. See “Individual Awards—CFO” in the CD&A for more information;
Mr. Wolfs: $199,996 attributable to the sign-on grant awarded in connection with his joining the Company in February 2024. See “Individual Awards—CTO” in the CD&A for more information.
(5)The amount reported in this column represents the amounts earned by each NEO under the 2024 Executive Incentive Plan, or EIP.
The financial metric applicable to the first tranche of Mr. Schneider's 2024-2025 Performance Award (granted in November 2023) was achieved as of December 31, 2024, but such award remains subject to clawback in the event he resigns his employment (without Good Reason) prior to March 1, 2026. Accordingly, this award will be reported in the Non-equity Incentive Compensation column as 2026 compensation in our 2027 proxy statement. See “Individual Awards—CEO” in the CD&A for more information.
The financial metrics applicable to the cash portion of the Simonelli Award (granted in February 2024) were achieved as of December 31, 2024, but such award remains subject to clawback in the event she resigns her employment (without Good Reason) prior to February 28, 2026. Accordingly, this award will be reported in the Non-equity Incentive Compensation column as 2026 compensation in our 2027 proxy statement. See “Individual Awards—CFO” in the CD&A for more information.
(6)None of our named executive officers (other than Mr. Casey) is a participant in any defined benefit pension arrangement. The aggregate change in Mr. Casey’s actuarial present value of the accumulated benefit under the Realogy Pension Plan and Excess Benefit Plan from December 31, 2023 to December 31, 2024 decreased by $17,736. See “—2024 Pension Benefits” for additional information regarding the benefits accrued for Mr. Casey. None of our named executive officers received above-market or preferential earnings (as these terms are defined by the SEC) on a non-qualified deferred compensation account.
(7)Amounts for 2024 represent for each named executive officer: 401(k) plan matching contributions (in the amount of $12,420 for each of Mr. Schneider, Ms. Simonelli, Mr. Casey and Mr. Wolfs and $12,243 for Ms. Yannaccone), consulting fees earned by Mr. Wolfs in 2024 prior to his appointment as our Chief Technology Officer in the amount of $44,059, and the value of insurance premiums paid by the Company for supplemental death insurance.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Grants of Plan-Based Awards for Fiscal Year 2024
The following table sets forth information concerning each grant of an award made in 2024 to our named executive officers under any plan.

Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: No. of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ryan M. Schneider	EIP(1)	02/22/24	375,000	2,000,000	5,000,000
	PSU (2)	02/22/24				111,658	262,725	604,268		1,691,949
	RSU(3)	02/22/24							525,451	3,199,997
Charlotte C. Simonelli	EIP(1)	02/22/24	178,125	950,000	2,375,000
	PSU (2)	02/22/24				18,144	42,692	98,192		274,936
	RSU(3)	02/22/24							192,118	1,169,999
	Performance Cash Award (4)	02/22/24		275,000
	CRSU (4)	02/22/24							45,155	274,994
Donald J. Casey	EIP(1)	02/22/24	131,250	700,000	1,750,000
	PSU (2)	02/22/24				11,166	26,272	60,426		169,192
	RSU(3)	02/22/24							118,226	719,996
Rudy Wolfs	EIP(1)	02/22/24	121,875	650,000	1,625,000
	PSU (2)	02/22/24				9,305	21,893	50,354		140,991
	RSU(3)	02/22/24							98,522	599,999
	CRSU(5)	02/22/24							32,840	199,996
Susan E. Yannaccone	EIP(1)	02/22/24	140,625	750,000	1,875,000
	PSU (2)	02/22/24				13,957	32,840	75,532		211,490
	RSU(3)	02/22/24							147,783	899,998
(1)Represents the 2024 EIP award granted to each NEO and the potential threshold, target and maximum awards that may have been earned based on achievement against the applicable financial (Plan Operating EBITDA) and strategic objectives (25%, 100% and 200%), subject to potential modification of +/-25% based on the NEO's Individual Performance achievement. See “CD&A—2024 Annual Incentive (Cash)” for a further discussion.
(2)Represents the PSUs granted to each NEO under the 2024 segment of the 2024-2026 PSU award and the potential threshold, target and maximum number of shares that may be earned (42.5%, 100% and 230% of target). The 2024-2026 PSU opportunity will be earned at the end of the three-year performance cycle based on the average achievement of three equally weighted and annually established Free Cash Flow goals, with payouts subject to modification (+/- 15%) based on the Company's rTSR performance. PSUs, if earned, convert to our common stock on a one-for-one basis. See “CD&A—Long-Term Incentive (Equity)—Performance Share Unit (PSU) Awards” for a further discussion.
The entire target share opportunity under the 2022-2024 PSU awards was established on February 22, 2024. However, consistent with the requirements of FASB ASC 718, the amount reported in this table represents the one-third of the PSU award opportunity deemed granted on February 22, 2024, as performance targets were not established during fiscal year 2024 for the 2025 or 2026 segments of this award.
(3)Consists of a restricted stock unit award that vests in three equal annual installments on February 22 of each of 2025, 2026 and 2027.
(4)Consists of a retention and performance award comprised of a $275,000 cash-based award and $275,000 cash-settled restricted stock unit award granted to Ms. Simonelli. See “Individual Awards—CFO” in the CD&A for more information.
(5)Consists of a cash-settled restricted stock units award granted to Mr. Wolfs that vests in three equal annual installments on February 22 of each of 2025, 2026 and 2027. See “Individual Awards—CTO” in the CD&A for more information.
(6)Represents the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value of these awards are described in Note 13, “Stock-Based Compensation” to our consolidated financial statements included in our 2024 Annual Report.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth outstanding equity awards as of December 31, 2024 held by our named executive officers.

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards:
								Number of Unearned Shares That Have Not Vested (#)		Market Value of Unearned Shares That Have Not Vested ($)(11)
Ryan M. Schneider					55,556	(2)	183,335
					368,452	(3)	1,215,892
					525,451	(4)	1,733,988
								994,818	(8)	3,282,899
								132,643	(9)	437,722
								525,450	(10)	1,733,985
	261,234	—	32.80	10/23/27
	210,674	—	25.35	03/01/28
	433,526	—	13.60	02/28/29
Charlotte C. Simonelli					13,889	(2)	45,834
					112,262	(3)	370,465
					192,118	(4)	633,989
					45,155	(5)	183,329
								202,072	(8)	666,838
								26,943	(9)	88,912
								85,384	(10)	281,767
	78,571	—	11.79	03/25/29
Donald J. Casey					7,408	(2)	24,446
					74,842	(3)	246,979
					118,226	(4)	390,146
								134,714	(8)	444,556
								17,962	(9)	59,275
								52,544	(10)	173,395
	13,574	—	46.47	02/26/25
	23,701	—	32.63	02/26/26
	35,000	—	27.70	02/28/27
	39,325	—	25.35	03/01/28
	57,803	—	13.60	02/28/29
Rudy Wolfs					98,522	(4)	325,123
					32,840	(6)	108,372
								43,786	(10)	144,494
Susan E. Yannaccone					8,334	(2)	27,502
					86,356	(3)	284,975
					172,711	(7)	569,946
					147,783	(4)	487,684
								155,440	(8)	512,952
								20,726	(9)	68,396
								65,680	(10)	216,744

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(1)Options are all exercisable.
(2)Represents the unvested shares under a 2022 restricted stock unit award, which vest at the rate of one-third of the number of shares granted on each of the first three anniversaries from the date of grant (March 1, 2022).
(3)Represents unvested shares under a 2023 restricted stock unit award that vests at the rate of one-third of the number of shares granted on each of the first three anniversaries of the date of grant (February 28, 2023).
(4)Represents unvested shares under a 2024 restricted stock unit award that vests at the rate of one-third of the number of shares granted on each of the first three anniversaries of the date of grant (February 22, 2024).
(5)Represents unvested cash-settled restricted stock units under the Simonelli Award. The financial performance metrics applicable to the award were achieved as of December 31, 2024; however, the award remains subject to repayment in the event she voluntarily terminates her employment with us (other than for Good Reason) through February 28, 2026.
(6)Represents unvested cash-settled restricted stock units that vests at the rate of one-third of the number of units granted on each of the first three anniversaries of the date of grant (February 22, 2024).
(7)Represents unvested shares under a 2023 restricted stock unit award that will cliff vest on the third anniversary of the date of grant (February 28, 2023).
(8)Represents a 2023 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2025 based upon the generation of CFCF as measured against the pre-established performance goals. The award would have paid out at the target level based upon performance as of December 31, 2024 and accordingly the shares represent the maximum number of shares that may be earned under such award (i.e., 200% of target with no higher performance level).
(9)Represents a 2023 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2025, based upon Anywhere's total stockholder return relative to the S&P MidCap 400 index. The award would have paid out below the threshold level based upon performance as of December 31, 2024, and accordingly the shares represent the threshold number of shares that may be earned under such award (i.e., 40% of target, with the next highest performance level 100% of target).
(10)Represents a 2024 grant of performance share units related to the 2024 segment of the 2024-2026 PSU award that vests following the conclusion of a three-year performance period ending on December 31, 2026, based upon the average achievement of three equally weighted and annually established Free Cash Flow goals, with payouts subject to modification (+/- 15%) based on the Company's rTSR performance. Consistent with the requirements of FASB ASC Topic 718, the number of shares presented in the table is based on one-third of the full number of PSUs awarded on February 22, 2024 and performance under the Free Cash Flow goal established in (and for) fiscal year 2024. The award would have paid out above the target level based upon performance under the Free Cash Flow metric as of December 31, 2024, and accordingly the shares represent the maximum number of shares that may be earned under the 2024 segment of the 2024-2026 PSU award, prior to the +/- 15% modification for rTSR performance (i.e., 200% of target).
(11)Calculated using the closing price of our common stock on the NYSE on December 31, 2024, of $3.30 per share.
Option Exercises and Stock Vested for Fiscal Year 2024
No options were exercised by any named executive officer in 2024. The following table sets forth information with respect to the vesting of restricted stock units and performance share units for each of our named executive officers during 2024.

Name	Stock Awards(1)
	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Ryan M. Schneider	310,702	1,850,597
Charlotte C. Simonelli	85,978	511,978
Donald J. Casey	54,283	322,854
Susan E. Yannaccone	58,602	348,964

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(1)The shares acquired upon vesting and the value realized upon vesting, are as follows:

Name	Vesting Date		Number of shares acquired on Vesting Before Tax Withholding (#)(a)	Closing Price Per Share ($)	Value realized on Vesting ($)(b)
Ryan M. Schneider	02/23/24	(c)	70,922	5.82	412,766
	03/01/24	(d)	55,555	6.25	347,219
	02/28/24	(e)	184,225	5.92	1,090,612
	12/31/24	(f)	—	3.30	—
	12/31/24	(g)	—	3.30	—
	Total		310,702		1,850,597
Charlotte C. Simonelli	02/23/24	(c)	15,958	5.82	92,876
	03/01/24	(d)	13,889	6.25	86,806
	02/28/24	(e)	56,131	5.92	332,296
	12/31/24	(f)	—	3.30	—
	12/31/24	(g)	—	3.30	—
	Total		85,978		511,978
Donald J. Casey	02/23/24	(c)	9,456	5.82	55,034
	03/01/24	(d)	7,407	6.25	46,294
	02/28/24	(e)	37,420	5.92	221,526
	12/31/24	(f)	—	3.30	—
	12/31/24	(g)	—	3.30	—
	Total		54,283		322,854
Susan E. Yannaccone	02/23/24	(c)	7,092	5.82	41,275
	03/01/24	(d)	8,333	6.25	52,081
	02/28/24	(e)	43,177	5.92	255,608
	12/31/24	(f)	—	3.30	—
	12/31/24	(g)	—	3.30	—
	Total		58,602		348,964
(a)A portion of the shares that vested was withheld by the Company to pay minimum withholding taxes dues upon issuance. Accordingly, the named executive officers received fewer shares than the amounts set forth in the table.
(b)Calculated based upon the closing price per share on the vesting date multiplied by the number of shares acquired on vesting before tax withholding.
(c)Shares received upon the third annual vesting of restricted stock unit awards granted in February 2021.
(d)Shares received upon the second annual vesting of restricted stock unit awards granted in March 2022.
(e)Shares received upon the first annual vesting of restricted stock unit awards granted in February 2023.
(f)No payout was earned under the 2022 to 2024 performance share unit grant that was based upon achievement of a CFCF metric over the three-year period ended December 31, 2024.
(g)No payout was earned under the 2022 to 2024 performance share unit grant that was based upon achievement of a rTSR metric over the three-year period ended December 31, 2024.

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2024 Pension Benefits
Prior to the Company's separation from Cendant, Cendant sponsored and maintained a defined benefit employee pension plan (the “Cendant Pension Plan”), which was subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and a successor to the former PHH Corporation Pension Plan (the “Former PHH Pension Plan”). Cendant also sponsored and maintained the PHH Corporation Excess Benefit Plan (the “Excess Benefit Plan”) to provide a select group of highly compensated employees with benefits above the limitations placed on the Former PHH Pension Plan.
During 1999, the Former PHH Pension Plan was frozen and curtailed, other than for certain employees who attained certain age and service requirements. The Excess Benefit Plan was frozen and curtailed at the same time. In connection with Anywhere Group's separation, it adopted a new defined benefit employee pension plan (the “Anywhere Pension Plan”).
A number of our employees were entitled to benefits under the Anywhere Pension Plan, and a select number of highly compensated employees were entitled to benefits under the Excess Benefit Plan, each by virtue of their prior participation in the Former PHH Pension Plan as well as their subsequent participation in the Cendant Pension Plan. At Anywhere Group's separation, the Anywhere Pension Plan assumed all liabilities and obligations under the Cendant Pension Plan that related to the Former PHH Pension Plan and Anywhere Group assumed the liabilities and obligations under the Excess Benefit Plan. In consideration of the Anywhere Pension Plan accepting and assuming the liabilities and obligations described above under the Cendant Pension Plan, Cendant caused the Cendant Pension Plan to make a direct transfer of a portion of its assets to the Anywhere Pension Plan proportional to the liabilities assumed by the Anywhere Pension Plan.
Normal retirement under the Anywhere Pension Plan and Excess Benefit Plan is age 65, however, participants with 10 or more years of service are eligible for early retirement at age 55. Participants, including Mr. Casey, who attain early retirement under the Anywhere Pension Plan and Excess Benefit Plan may receive a reduced benefit upon retirement (calculated with an approximate 0.33% reduction for each month the benefit is paid before age 60).
The amount of the retirement benefit under the Anywhere Pension Plan and Excess Benefit Plan is determined by a formula set forth in the plan. No participants in the Anywhere Pension Plan or Excess Benefit Plan accrue any ongoing benefits (other than service) and participation has been previously frozen. Participants eligible to commence their pension benefit have several optional forms of payment available to them under the Anywhere Pension Plan and Excess Benefit Plan. Lump sum distributions are only permissible when the present value of a participant's benefit is $5,000 or below. The Anywhere Pension Plan and Excess Benefit Plan are funded by Anywhere.
Mr. Casey is our only named executive officer who participates in these plans and his participation was frozen on October 31, 1999 and, as of that date, his services for benefit accrual ceased.
2024 Pension Benefits Table. The following table sets forth certain information regarding Mr. Casey's participation in the Anywhere Pension Plan:

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Donald J. Casey	Anywhere Pension Plan	10.8	282,974	—
	Excess Benefit Plan	10.8	25,090	—
(1)The number of years of credited service shown in this column is calculated based on the actual years of service with us (or Cendant) for Mr. Casey through October 31, 1999, at which time his benefit and service accruals ceased. However, Mr. Casey's actual years of service with us (or Cendant) through December 31, 2024 are recognized for the purpose of determining his early and normal retirement eligibility.
(2)The amounts reflected for 2024 in this column represent the actuarial present value of accumulated pension benefits under the Anywhere Pension Plan calculated pursuant to FASB ASC Topic 715, Compensation—Retirement Benefits (ASC 715). The assumptions used in determining the present value of benefits are the same assumptions used for financial reporting purposes. The present value of benefits was determined using a projected benefit obligation effective discount rate of 5.50%, age at December 31, 2024, and the Pri-2012 White Collar Mortality Table with Scale MP-2021 mortality table. The assumed retirement age used for these calculations was the normal retirement age of 65, as defined by the Anywhere Pension Plan, and Mr. Casey was assumed to retire at the normal retirement age.

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Non-Qualified Deferred Compensation at 2024 Fiscal Year End
On December 15, 2017, the Compensation and Talent Management Committee froze participation in the Amended and Restated Anywhere Real Estate Group LLC Executive Deferred Compensation Plan (the “DCP”). As a result of the Compensation and Talent Management Committee's action, only DCP accounts existing on or prior to January 1, 2017, were permitted to continue, but no further compensation deferrals were allowed under the DCP.
The DCP, originally approved by the Board of Managers of Anywhere Group on April 9, 2013, amended and restated the Realogy Corporation Officer Deferred Compensation Plan, as previously amended, participation in which had been frozen since January 1, 2009, and also unfroze participation in the DCP.
The DCP was for the benefit of certain of our key employees selected by our Compensation and Talent Management Committee from time to time. Under the DCP, participants were permitted to defer both cash and equity-based compensation on such terms as our Compensation and Talent Management Committee determined from time to time.
For equity deferrals, the vesting terms of deferred awards remained unchanged, though the distribution of shares issuable upon vesting of the applicable award was deferred pursuant to the NEO's deferral election. Deferred equity awards were exchanged for deferred stock units on a one-for-one basis. Dividend equivalent units accrue on deferred stock units if the underlying award agreement provided for the accrual of dividend equivalent units.
For cash deferrals, we utilize a “rabbi trust” for the purpose of holding assets to be used for the payment of benefits under the DCP. Accounts are established in a participant's name and the participant allocated his or her cash deferrals to one or more deemed investments under the DCP.
Generally, a participant's deferral will be paid on a fixed date elected by the participant or, if earlier, on the first anniversary following a participant's separation from service for elections made prior to December 11, 2014, or on the last business day of the quarter following a participant's separation of service for elections made on or after December 11, 2014. A participant in the DCP could elect to receive his or her account balance in a single lump-sum payment or elect to receive installment payments over time.
Mr. Casey and Ms. Yannaccone are the only NEOs who had a DCP account in 2024. Mr. Casey's account is comprised of deferred cash. Ms. Yannaccone's account is comprised of deferred stock units related to a deferred restricted stock unit award.
2024 Non-Qualified Deferred Compensation Table. The following table sets forth certain information with respect to DCP accounts of Mr. Casey and Ms. Yannaccone for 2024:

Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Donald J. Casey	—	—	$3,391	—	$44,257
Susan Yannaccone	—	—	$(12,766)	—	$8,758
(1)None of the amounts reported in the table were previously reported as compensation in the Summary Compensation Table reported on page 57.
(2)Reflects, for Mr. Casey, gains on cash deferrals and, for Ms. Yannaccone, the decrease in the value of deferred stock units.
(3)The amount reported is the value of cash deferrals in Mr. Casey's DCP account and the value of deferred stock units in Ms. Yannaccone's DCP account based upon the closing price of our common stock on December 31, 2024.
Agreements with Named Executive Officers
The following summarizes our employment agreement with Mr. Schneider and the executive severance arrangements in place as of December 31, 2024, with each of our other NEOs.
Employment & Severance Arrangements. The severance terms of the amended and restated employment agreement between the Company and Mr. Schneider entered into on August 4, 2022, (the “CEO Agreement”) are generally consistent with the executive severance and change in control provisions reflected in Anywhere's Executive Severance Plan and Executive Change in Control Plan (together, the “Severance & CIC Plans”).

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Each of our other NEOs were participants in the Severance & CIC Plans as of December 31, 2024, and have a separate letter agreement with the Company concerning material terms of his or her employment.
We refer to the CEO Agreement and the Severance & CIC Plans collectively in this section as the “NEO Agreements.”
The material terms and conditions of the NEO Agreements are summarized below.
Term. Under the NEO Agreements, each NEO's employment with us is at will, including that of the CEO, and may be terminated at any time in accordance with the terms of the respective agreement.
The Committee, as Plan Administrator of the Severance & CIC Plans, may terminate, amend or modify such Severance & CIC Plans at any time, provided that, except as required by law, the Severance & CIC Plans may not be amended or terminated within six months prior to a change in control (as defined in the Severance & CIC Plans) or on or within two years immediately following a change in control in a manner that would adversely affect the rights of a participant without the express written consent of the participant so affected.
Annual Compensation. Each NEO’s annual base salary and target annual incentive award under the Executive Incentive Plan as of December 31, 2024, is set forth in the CD&A and is subject to increase in the Committee's discretion.
Each NEO may be eligible for long-term incentive awards as determined by the Compensation and Talent Management Committee in its sole discretion.
Non-Change-in-Control Severance. If the NEO experiences a “qualifying termination” (as described below), we will provide such NEO with the following severance payments and benefits, subject to continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims:
▪an amount equal to 1.0 times (or with respect to Mr. Schneider, 2.0 times) the sum of the NEO's annual base salary and annual incentive award at target, payable in bi-weekly or monthly installments;
▪the continuation of medical and dental benefits on terms no less favorable to the NEO than those terms in effect immediately prior to the termination of employment for a period of up to 18 months; and
▪outplacement services for a period of up to twelve months, the value of such services not to exceed $50,000.
Change-in-Control Severance. If the NEO experiences a “qualifying termination” within 24 months following a change in control of the Company, we will provide such NEO with the same benefits described in the prior section (“Non-Change-in-Control Severance”), subject to their continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims, except that each NEO will be entitled to a severance amount equal to 2.0 times the sum of their base salary and annual incentive award at target, payable in lump sum.
The NEO Agreements also provide that if an NEO experiences a qualifying termination prior to a change in control (but, only if a change in control occurs) and such termination is determined to be in connection with or in anticipation of a change in control or is at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a change in control, the Company will provide the NEO with change in control severance payments (i.e., 2.0 times the sum of the NEO's annual base salary and target annual incentive award) rather than standard severance benefits (i.e., 1.0 the sum of annual base salary and target annual incentive award).
Pro-Rata Annual Incentive Award. Upon a qualifying termination, the NEOs will also receive a pro-rata annual incentive award in respect of the fiscal year in which their termination of employment occurs, determined based on the Company’s actual performance and payable at such time such awards are payable to other employees of the Company.
Qualifying Termination. A “qualifying termination” means the NEO's employment is terminated by the Company without cause or the NEO resigns with good reason.
Payments and Benefits Upon a Termination due to Death, Disability or Retirement. Under the NEO Agreements, upon a termination of employment due to death or disability or retirement, the NEO will be eligible to receive accrued compensation and a pro-rated annual incentive award. In the case of death, the NEO will also be eligible to

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receive a supplemental death insurance benefit in the amount of 2.5 times their annual base salary on the date of death up to $2 million (inclusive of any Company provided life insurance to the NEO), provided that such NEO has qualified for such benefit. There is no severance payable upon any termination due to death or disability or retirement nor is there severance payable upon a termination at or after the expiration of the term of the NEO Agreements.
Section 280G. The NEO Agreements provide that if payments and benefits provided to the NEO would constitute an “excess parachute payment” for purposes of Section 280G of the tax code, the NEO will either have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of their payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the tax code and any applicable federal, state and local taxes.
Restrictive Covenants and Clawback. Under the NEO Agreements, each NEO is subject to a non-compete period which is three years for Mr. Schneider and two years for each other NEO, in each case, following the NEO's termination of employment for any reason, and a non-solicitation period of three years following the NEO's termination of employment for any reason. The Company’s Clawback Policy applies in the event the NEO breaches his or her restrictive covenants under the NEO Agreement.
Definitions under the NEO Agreements.
Cause. Cause is defined in the NEO Agreements as (i) the NEO's willful failure to substantially perform his or her duties as an employee of the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any subsidiary, (iii) the NEO's conviction of, or plea of guilty or nolo contendere to a charge of commission of, a felony or crime involving moral turpitude, (iv) the NEO's indictment for a charge of commission of a felony or any crime involving moral turpitude, (v) the NEO's gross negligence in the performance of his or her duties, (vi) the NEO purposefully or negligently makes (or has been found to have made) a false certification to the Company pertaining to its financial statements, (vii) the NEO's habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board’s good faith determination materially interferes with the performance of the NEO's duties, (viii) the NEO's breach of fiduciary duty and/or (ix) a material breach by the NEO of any of the terms and conditions of the NEO Agreement or a material breach of any of the NEO's representations in the NEO Agreement. A termination will not be for “Cause” pursuant to clause (i), (ii), (v) or (ix), unless the Company shall have notified the NEO in writing describing such conduct, to the extent such conduct is curable, and the NEO has failed to cure such conduct within ten business days after his or her receipt of such written notice.
Good Reason. Good Reason is defined in the CEO Agreement as voluntary resignation after any of the following actions taken by the Company or any of its subsidiaries without the CEO's consent: (i) his removal from, or failure to be nominated or re-elected to, the Board; (ii) a material reduction of his duties and responsibilities to the Company or his title or position or reporting (other than any such failure resulting from incapacity due to physical or mental illness), (iii) a reduction in base salary or target annual incentive award opportunity (not including any diminution in base salary permitted under the CEO Agreement); (iv) relocation of his primary office to a location more than a pre-established distance from the prior location following a change in control of the Company if his commute increases as a result of such relocation or (v) a material breach by the Company of a material provision of the CEO Agreement.
The definition of Good Reason under the Severance & CIC Plans is substantially similar to that under the CEO Agreement except for the following material differences:
▪clause (i) of the definition of Good Reason under the CEO Agreement regarding Director service is not contained in the definition of Good Reason in the Severance & CIC Plans; and
▪the definition of Good Reason under the Severance & CIC Plans excludes a reduction in an NEO's EIP target as giving rise to a “good reason” termination.
Retirement. Retirement is any separation of service of an executive who is retirement eligible (other than a termination for Cause or a termination in connection with a change in control). Retirement eligibility is defined under the NEO Agreements as 65 years of age or older, or 55 years of age or older plus at least ten years of tenure with the Company.

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Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs
The following table sets forth the consequences of a NEO's termination of employment on outstanding equity awards. Any post-termination vesting and post-termination right to exercise options are subject to the NEO's compliance with any applicable restrictive covenants.

Termination Reason(1)	Performance Share Units(2)(3)	RSUs(3)	Options
Voluntary other than for the reasons listed below	Immediate forfeiture	Immediate forfeiture of unvested RSUs	60 days to exercise options that had vested as of date of termination; Immediate forfeiture of unvested shares
For Cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture of all options, vested or unvested
Death or Disability	Vest according to actual performance pro-rated for time worked during three-year performance period; payment made following end of three-year performance period	Immediate vesting of unvested RSUs (whether or not earned) upon termination date	Options may be exercised until the earlier of the grant expiration date or 180 days post-termination
Retirement	If holder remains employed or provides service to the Company for at least one year after the start of the performance period, Performance Share Units will vest according to actual performance; payment made following end of three-year performance period	If holder remains employed or provides service to the Company for at least one year following the date of grant, shares underlying the RSUs will continue be issued following retirement in accordance with schedule set forth in the Notice of Grant	Optionee will be able to exercise options post-termination to the date that is three years after the final vesting date, but in no event after the grant expiration date
By the Company without Cause or by the NEO for Good Reason	Vest according to actual performance pro-rated for time worked during performance period; payment made following end of three-year performance period	Immediate forfeiture of unvested RSUs	90 days to exercise vested options; Immediate forfeiture of unvested options
Change in Control with Shares Assumed
Convert at target value into time vested units at date of Change in Control. Units will vest in full if employment or service is terminated during the balance of the performance (vesting) period if terminated by Company without Cause or if employment is terminated by holder for Good Reason, due to retirement or if employment is terminated on account of death or disability.
		RSUs will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by holder for Good Reason	Options will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by optionee for Good Reason
Change in Control with Shares not Assumed	Performance Share Units vest in full at target value and are paid in cash upon Change in Control	RSUs will vest in full; holder receives cash value of shares.	Option will vest in full; optionee receives spread value
(1)Capitalized terms are defined in the NEO equity award agreements and the Second Amended & Restated 2018 Long-Term Incentive Plan (or prior plan).
(2)Rules apply to terminations prior to end of performance period.

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Potential Payments Upon Termination or Change-in-Control
The payments that may be made to our named executive officers are described in the section of this proxy statement captioned “Agreements with Named Executive Officers” and “Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs.”
The table below sets forth information regarding the value of potential termination payments and benefits our named executive officers would have become entitled to receive upon a change of control and/or termination of employment on December 31, 2024.

Name	Benefit(1)(2)	Termination without Cause or for Good Reason in connection with a Change of Control ($)(3)	Other Termination without Cause or for Good Reason ($)(4)	Death ($)(5)	Disability ($)(5)	Retirement ($)(6)
Ryan M. Schneider	Severance Pay	6,000,000	6,000,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	1,000,000	—	—
	Health Care	35,374	35,374	—	—	—
	Equity Vesting/Acceleration	8,469,943	4,214,401	7,347,616	7,347,616	—
	Exceptional Achievements Award (7)	5,000,000	5,000,000	5,000,000	5,000,000	—
	Performance Cash Award Vesting/Acceleration (8)	10,000,000	5,000,000	5,000,000	5,000,000	—
	Total	29,505,317	20,249,775	18,347,616	17,347,616	—
Charlotte C. Simonelli	Severance Pay	3,800,000	1,900,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	1,000,000	—	—
	Health Care	21,355	21,355	—	—	—
	Equity Vesting/Acceleration	2,211,965	968,931	2,019,219	2,019,219	—
	Performance Cash Award Vesting/Acceleration (9)	275,000	275,000	275,000	275,000	—
	Total	6,308,320	3,165,286	3,294,219	2,294,219	—
Donald J. Casey	Severance Pay	700,000	1,400,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	750,000	—	—
	Health Care	23,969	23,969	—	—	—
	Equity Vesting/Acceleration	1,292,129	948,651	1,338,797	1,338,797	948,651
	Total	2,016,098	2,372,620	2,088,797	1,338,797	—
Rudy Wolfs	Severance Pay	542,500	1,085,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	625,000	—	—
	Health Care	23,969	23,969	—	—	—
	Equity Vesting/Acceleration	650,236	144,494	577,989	577,989	—
	Total	1,216,705	1,253,463	1,202,989	577,989
Susan E. Yannaccone	Severance Pay	750,000	1,400,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	875,000	—	—
	Health Care	20,702	20,702	—	—	—
	Equity Vesting/Acceleration	2,122,682	604,309	1,974,416	1,974,416	—
	Total	2,893,384	2,025,011	2,849,416	1,974,416	—
(1)Each NEO is entitled to payment of accrued but unpaid salary to the date of termination and payment of the 2024 EIP, to the extent earned. See “Summary Compensation Table” for amounts earned by the NEOs under the 2024 EIP. The amounts set forth in the table do not include accrued but unpaid salary or any earned compensation under the 2024 EIP arising from a termination of employment as of December 31, 2024. The amounts shown also do not include deferred compensation payable to Mr. Casey or Ms. Yannaccone under the Amended and Restated Executive Deferred Compensation Plan or to Mr. Casey under the Anywhere Pension Plan.
(2)The value ascribed to equity acceleration/vesting of awards in this table is based upon the closing price of our common stock as of December 31, 2024, ($3.30 per share).
(3)PSUs assumed by an acquirer in a change of control transaction are converted into time-vesting RSUs at target.

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The vesting of RSUs (including any time-vesting RSUs into which PSUs have been converted upon a change of control) accelerate in the event the individual terminates his or her employment for “Good Reason” or his or her employment is terminated for other than “Cause” within 24 months of a change of control.
(4)Mr. Casey was “retirement eligible” on December 31, 2024, and the amount shown under this column for “Equity Acceleration/Vesting” is the amount he would be entitled to under the “Retirement” column as the retirement eligible provisions of his awards provide greater benefits. See footnote (6) below.
For other NEOs, the amount shown under this column for “Equity Acceleration/Vesting” is the sum of the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (8) to (10) to the “Outstanding Equity Awards at 2024 Fiscal Year End” table.
(5)Amounts shown under this column for “Equity Acceleration/Vesting” for Mr. Casey (as a retirement eligible grantee) are the sum of (1) the amount set forth under the “Retirement” column and (2) the value of the unvested 2024 RSU award.
For other NEOs, the amounts shown under this column for “Equity Acceleration/Vesting” are the sum of (1) the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (8) to (10) to the “Outstanding Equity Awards at 2024 Fiscal Year End” table and (2) the value of unvested RSUs.
All salaried employees are entitled to death insurance benefits of up to $1.0 million. The amounts reported under the column for Death and Dismemberment Insurance Benefits are the proceeds (over this $1.0 million) that are payable to NEOs that have qualified for supplemental coverage under a death and dismemberment insurance policy available to the NEOs, the premiums of which are paid by the Company. The death and dismemberment insurance benefit is an amount up to 2.5 times the NEO's annual base salary at the time of death, rounded up to the nearest $1,000 (which is inclusive of any standard Company-provided life insurance policy applicable to the NEO), subject to a further cap of $2 million.
(6)For Mr. Casey (as a retirement eligible grantee): (1) RSUs will continue to vest provided he has been employed or provided services to the Company for one year following the date of grant and (2) PSUs will continue to vest provided he has been employed or provided service to the Company for the first year of the three-year performance cycle.
The amounts shown under this column for “Equity Acceleration/Vesting” for Mr. Casey are the sum of (1) the amount that would be payable under his 2023 and 2024 PSU awards based on the assumptions set forth in footnotes (8) to (10) to the “Outstanding Equity Awards at 2024 Fiscal Year End” table, and (2) the value of his unvested 2022 and 2023 RSUs (as the one-year service requirement had been satisfied for those grants).
(7)As discussed in the CD&A, Mr. Schneider was paid a $5 million Exceptional Achievements Award in November 2023; however, as that award is subject to clawback if Mr. Schneider resigns his employment (without Good Reason) prior to March 1, 2025, the amounts shown in the table represent the amount that would no longer be subject to clawback in the applicable termination scenario. The amounts do not represent additional payments upon termination.
(8)Represents the amount paid for each reason under the 2024 Performance Cash Award and 2025 Performance Cash Award. If assumed or substituted in connection with a change in control, then upon the change in control, the Performance Cash Award ceases to be subject to the achievement of the performance criteria and vests in full at the end of the performance period, subject to continued employment and compliance with the applicable restrictive covenants. However, if after a change in control, the CEO’s employment is terminated without cause or the CEO resigns his employment for Good Reason (as defined in his employment agreement) during the applicable performance period, each Performance Cash Award becomes fully vested and payable. If the CEO's employment is terminated without cause or the CEO resigns his employment for Good Reason during the applicable performance period, he will be eligible to receive a pro-rata amount of the Performance Award based on actual performance for the applicable performance period. If the CEO’s employment terminates due to his death or disability, he will be entitled to receive a portion of such Performance Award equal to the $5 million value of the Performance Award, pro-rated for the number of full months of the applicable Performance Period. As the 2024 performance period ended December 31, 2024, the CEO would have received a prorated payout of $5 million for Termination without Cause or for Good Reason, Death or Disability as of December 31, 2024. As the 2025 performance period did not begin until January 1, 2025, there is no prorated payout for Termination without Cause or for Good Reason, Death or Disability as of December 31, 2024.
(9)Represents the amount paid for each reason under the cash award portion of the Simonelli Award. If assumed or substituted in connection with a change in control, then upon the change in control, the award ceases to be subject to the achievement of the performance criteria and vests in full at the end of the performance period, subject to continued employment and compliance with the applicable restrictive covenants. However, if after a change in control, the CFO’s employment is terminated without cause or the CFO resigns her employment for Good Reason during the performance period, the award becomes fully vested and payable. If her employment is terminated without cause or she resigns her employment for Good Reason during the applicable performance period, she is eligible to receive a pro-rata amount of the award based on actual performance for the performance period. If her employment terminates due to death or disability, she will be entitled to receive a portion of the award, pro-rated for the number of full months of the applicable performance period. As the performance period ended December 31, 2024, the CFO would have received a prorated payout of $275,000 in each scenario as of December 31, 2024.

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Pay Ratio
The following table sets forth the estimated ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (excluding the CEO) for the year ended December 31, 2024:

CEO total compensation in 2024	$8,214,486
Median employee total compensation in 2024	$76,794
Ratio of CEO to median employee total compensation	107:1
In identifying the non-CEO median employee, we considered 7,724 employees, which included all of our (and our consolidated subsidiaries) full- and part-time, seasonal and temporary employees, including employees on a leave of absence as of December 31, 2023, in the United States and the United Kingdom, other than our CEO. As permitted by the SEC rules, we elected to exclude 366 employees in nine jurisdictions other than the U.S. and the U.K., who in the aggregate represented 4.5% of our total employee base as of December 31, 2023.
The consistently applied compensation measure used to identify our non-CEO median employee was the sum of:
▪salary (or, for non-salaried employees, wages plus overtime) for fiscal year 2023;
▪cash award payments made in 2023, including payments made under our annual cash incentive plan and other cash-based incentive and commission plans;
▪the grant date fair value of equity awards; and
▪Company contributions to 401(k) plans (or, in the United Kingdom, pension plans).
We did not make cost-of-living adjustments to these amounts, but in determining the compensation of employees located in the U.K., we converted the aggregate value of each employee's compensation from British pounds into U.S. dollars using the conversion rate of 1.273, as in effect as of the last day of 2023.
The employee identified through this process also serves as our non-CEO median employee for the year ended December 31, 2024. We believe that the 2023 non-CEO median employee remains representative of our median employee as there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.
Based on the above, our non-CEO median employee is a full-time employee located in the United States with annual total compensation of $76,794 in fiscal year 2024.
Pay Versus Performance
Pay Versus Performance Table

Year	Summary Compensation Table Total for Principal Executive Officer (PEO) ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net (Loss) Income ($ in millions)(5)	Operating EBITDA (non-GAAP) ($ in millions)(6)
					Total Stock-holder Return	Peer Group Total Stock-holder Return (4)
2024	8,214,486	(738,228)	2,883,948	1,186,227	34.08	261.28	(127)	290
2023	10,059,781	13,033,190	3,478,480	4,238,076	83.76	263.07	(98)	255
2022	7,808,070	(14,373,512)	2,362,459	(173,097)	66.00	151.13	(283)	534
2021	12,619,247	23,627,955	3,899,958	5,361,892	173.66	187.16	350	931
2020	11,170,316	21,720,594	3,065,564	4,508,137	135.54	124.48	(356)	771
(1)Mr. Schneider served as the Company's PEO (CEO and President) for each year presented.
(2)The Company's Non-PEO NEOs were: (i) in 2024, Ms. Simonelli; Mr. Casey; Mr. Wolfs; and Ms. Yannaccone; (ii) in 2022 and in 2023, Ms. Simonelli; Ms. Melissa McSherry; Ms. Yannaccone and Ms. Wasser, (iii) in 2021, Ms. Simonelli; Ms. Wasser; Mr. M. Ryan Gorman; and Ms. Katrina Helmkamp, and (iv) in 2020, Ms. Simonelli; Ms. Wasser; Ms. Helmkamp; and Mr. Casey.

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(3)The following table reflects adjustments made to total compensation amounts reported in the Summary Compensation Table (“SCT”) for the PEO and Non-PEO NEOs for each applicable year to compute “Compensation Actually Paid” pursuant to Item 402(v) of Regulation S-K:

PEO (a)	2024	2023	2022	2021	2020
Total Compensation as reported in the SCT	$8,214,486	$10,059,781	$7,808,070	$12,619,247	$11,170,316
Deduction of amounts reported under the “Stock Awards” column of the SCT	(4,891,946)	(7,147,769)	(6,796,238)	(6,607,955)	(7,258,745)
Deduction of amounts reported under the “Option Awards” column of the SCT	—	—	—	—	—
Increase for fair value of equity awards granted during the year that remain outstanding and unvested as of year-end	3,383,901	10,714,745	1,733,121	10,575,495	11,981,413
Increase for fair value of equity awards granted during the year that vested during the year	—	—	—	—	—
Change in fair value from the prior year-end to the current year-end for awards granted in prior years that were outstanding and unvested as of current year-end	(6,487,973)	(67,528)	(8,999,746)	5,346,914	5,145,877
Change in fair value from the prior year-end to the vesting date for awards granted in prior years that vested during the current year	(669,196)	(398,380)	(4,379,556)	2,539,328	915,681
Deduction for the fair value of awards (determined at the end of the prior year) granted in prior years that were forfeited during the current year	(287,500)	(127,659)	(3,739,163)	(845,074)	(233,948)
Increase for the value of any dividends or other earnings paid on equity awards during the year prior to the vesting date that are not otherwise included in the total compensation for the year	—	—	—	—	—
Deduction for the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the SCT	—	—	—	—	—
Increase for pension value attributable to current year's service and any change in pension value attributable to plan amendments made during the current year	—	—	—	—	—
Compensation Actually Paid to PEO	$(738,228)	$13,033,190	$(14,373,512)	$23,627,955	$21,720,594

Non-PEO NEOs ($ amounts presented as averages) (a)	2024	2023	2022	2021	2020
Total Compensation as reported in the SCT	$2,883,948	$3,478,480	$2,362,459	$3,899,958	$3,065,564
Deduction of amounts reported under the “Stock Awards” column of the SCT	(1,165,398)	(1,714,493)	(1,579,605)	(932,201)	(954,082)
Deduction of amounts reported under the “Option Awards” column of the SCT	—	—	—	—	—
Increase for fair value of equity awards granted during the year that remain outstanding and unvested as of year-end	717,786	2,509,110	472,838	1,474,849	1,609,838
Increase for fair value of equity awards granted during the year that vested during the year	—	—	—	—	—
Change in fair value from the prior year-end to the current year-end for awards granted in prior years that were outstanding and unvested as of current year-end	(1,122,419)	26,750	(895,369)	651,998	816,268
Change in fair value from the prior year-end to the vesting date for awards granted in prior years that vested during the current year	(107,246)	(53,119)	(342,309)	347,271	(1,763)
Deduction for the fair value of awards (determined at the end of the prior year) granted in prior years that were forfeited during the current year	(20,444)	(8,652)	(191,111)	(79,983)	(14,036)
Increase for the value of any dividends or other earnings paid on equity awards during the year prior to the vesting date that are not otherwise included in the total compensation for the year	—	—	—	—	—
Deduction for the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the SCT	—	—	—	—	(13,652)

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Non-PEO NEOs ($ amounts presented as averages) (a)	2024	2023	2022	2021	2020
Increase for pension value attributable to current year's service and any change in pension value attributable to plan amendments made during the current year	—	—	—	—	—
Compensation Actually Paid to Non-PEO NEOs	$1,186,227	$4,238,076	$(173,097)	$5,361,892	$4,508,137
(a)    The fair values of the equity awards were calculated using valuation assumptions that materially differ from those disclosed at the time of grant, including: (1) the fair value of RSU awards was calculated using the closing price of our common stock as of the last day of the applicable year or on the date of vesting, as applicable; (2) the fair value of CFCF PSU award was estimated using the closing stock price of our common stock as of the last day of the applicable year and adjusted for management's estimate of performance; (3) the fair values of rTSR PSU award and the 2024 segment of the 2024-2026 PSU awards were estimated using the Monte Carlo Simulation method (which reflects for each particular award and valuation date adjustments for: estimates of performance, expected volatility, risk-free interest rate, correlation coefficient, and dividend yield); and (4) the fair value of options was estimated using the Black-Scholes option-pricing model (which reflects for each particular award and valuation date: adjustments for expected volatility, risk-free interest rate, dividend yield, expected term—calculated using the simplified method, and stock price).
For each year, the value of RSU awards, PSU awards and stock option awards used to calculate Compensation Actually Paid reflect the following assumptions:

	2024	2023	2022	2021	2020
RSU Awards:
Stock Price	$3.30 - $6.25	$5.66 - $8.11	$6.39 - $18.25	$14.81 - $18.23	$3.41 - $13.12
CFCF/FCF PSU Awards:
Stock Price as of Year End	$3.30	$8.11	$6.39	$16.81	$13.12
Performance Multiplier	0%-200%	0%-100%	50%-200%	200%	72%-200%
rTSR PSU Awards:
Volatility	63.00%	64.99%-70.76%	55.30%-58.60%	51.60%-83.30%	91.10%-105.90%
Risk-Free Interest Rate	4.16%	4.23%-4.79%	4.41%-4.73%	0.39%-0.73%	0.10%-0.13%
RTSR modifier (2024 PSU Award)
Volatility	67.10%
Risk-Free Interest Rate	4.25%
Stock Options:
Stock Price	n/a	$4.88 - $5.79	$6.39 - $18.18	$14.81 - $19.28	$3.41 - $13.12
Expected Life	n/a	3 years	3 - 4 years	3 - 5 years	3 - 5.5 years
Risk-Free Interest Rate	n/a	3.58%-4.51%	1.47%-4.22%	0.30%-1.26%	0.17%-1.14%
Volatility	n/a	65.54%-74.95%	70.02%-77.27%	62.20%-78.62%	41.51%-69.60%
Dividend Yield	n/a	—	—	—	—
(4)Peer group is the S&P Home Builders Select Industry index, or XHB Index (which includes a diversified group of holdings representing home building, building products, home furnishings and home appliances). The XHB Index is the published industry or line-of-business index utilized in our Annual Reports on Form 10-K for the years ended December 31, 2022, 2023 and 2024.
(5)Represents the amount of net income (loss) reflected in our audited financial statements for each applicable fiscal year.
(6)Operating EBITDA is our primary non-GAAP measure. Effective December 31, 2024, the Company updated its definition of Operating EBITDA to include adjustments for non-cash stock-based compensation and legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits to conform with similar adjustments and measures disclosed by industry competitors. These changes have been applied retrospectively to prior periods to enhance comparability. See Annex A for a definition of Operating EBITDA, an explanation of why we believe this non-GAAP measure is useful to investors and the limitations of this measure as an analytical tool.
Most Important Company Performance Measures
The following is an unranked list of the most important measures the Company used during 2024 to link executive compensation actually paid to Company performance.

Tabular List	■ Operating EBITDA*
* See Annex A for a definition and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, an explanation of why we believe this non-GAAP measure is useful to investors and the limitations of this measure as an analytical tool.

■ Relative Total Stockholder Returns
■ Cumulative Free Cash Flow*

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Graphical Relationship Between Pay and Performance

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PROPOSAL 2: ADVISORY VOTE ON ANYWHERE REAL ESTATE EXECUTIVE COMPENSATION
We are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our NEOs as described in this Proxy Statement, which we refer to as a “Say-on-Pay Vote.”
Our executive compensation program is designed to:
▪support a high-performance environment by linking compensation with performance;
▪attract, motivate and retain key executives who are crucial to our long-term success;
▪reinforce ethical behavior and practices and discourage excessive risk-taking; and
▪align executive compensation with stockholder interests in both short-term performance and long-term value creation.
Our executive compensation program emphasizes performance-based compensation, and the majority of our CEO’s and other NEOs’ compensation is variable based on overall long-term Company performance, including stock price performance. Our executive compensation program contains financial and strategic goals, and the value of equity-based awards will depend on our long-term stock price performance. We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2024 compensation of our NEOs.
We hold an advisory vote on the compensation of our NEOs on an annual basis in accordance with the preference expressed by our stockholders at our 2019 annual meeting regarding the frequency of the Say-on-Pay Vote.
Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation and Talent Management Committee values the opinions expressed by stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.
For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required pursuant to Section 14A of the Securities Exchange Act, our Board is asking stockholders to cast a non-binding, advisory vote on how frequently we should have a Say-on-Pay Vote, such as Proposal 2 above, in the future.
After consideration of the various frequency levels, the Board has determined that a Say-on-Pay Vote should be held every year and, therefore, the Board is recommending that stockholders vote that the Say-on-Pay Vote be held every 1 YEAR.
The Board believes that holding a Say-on-Pay Vote every year will allow our stockholders to provide us with direct input on our compensation strategy and practices and timely stockholder feedback may be taken into consideration as part of the compensation review process.
Because your vote is advisory, it will not be binding upon the Board. However, the Board values the opinions expressed by stockholders in these votes and will take into account the outcome of the vote when determining how frequently the Say-on-Pay Vote should be conducted in the future.
Please note that you are being asked to vote on one of four choices (every year, every two years, every three years or abstain) and that you are not voting to approve or disapprove the Board’s recommendation. The frequency which receives the highest number of votes cast by stockholders will be considered by the Board as the frequency that has been selected by stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
TO HOLD THE SAY-ON-PAY VOTE EVERY 1 YEAR

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PROPOSAL 4: APPROVAL OF THE THIRD AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN
Effective February 28, 2025, the Board approved, subject to stockholder approval at the Annual Meeting, the Anywhere Real Estate Inc. Third Amended and Restated 2018 Long-Term Incentive Plan (the “2018 Plan”) to increase the number of shares authorized for issuance under the 2018 Plan by 6.0 million shares.
If we do not obtain requisite stockholder approval of the 2018 Plan, the 2018 Second Amended and Restated Long-Term Incentive Plan in effect immediately prior to Board approval of the 2018 Plan (without giving effect to the proposed share increase) will remain in effect (referred herein as the “Current Plan”). Failure of our stockholders to approve the 2018 Plan will not affect the rights of existing award holders under the Current Plan.
Why Stockholders Should Vote to Approve the 2018 Plan
The approval of the 2018 Plan by our stockholders is critical because the number of shares authorized for issuance under the Current Plan is not expected to be sufficient to meet our needs in 2025. As shown in the New Plan Benefits Table below, our annual performance share unit awards have been granted subject to stockholder approval of this proposal. If stockholders do not approve the 2018 Plan, and the Current Plan remains in effect, our ability to issue equity-based awards will be extremely limited, which we expect would have a significant negative impact on our ability to:
Align Management and Board Compensation with Stockholders Interests. We use our robust equity program to align key employee and director compensation with stockholder interests and encourage a long-term commitment to the Company. 73% of our CEO's target direct compensation is attributable to long-term incentives that have historically been granted in the form of equity awards, with 60% of his annual LTI award made in the form of stock-settled performance share units. Equity awards have also comprised a significant portion of target direct compensation for other members of our leadership team as well as over half of the value of annual Board retainers.
Retain and Attract Top Talent. The 2018 Plan is essential in our efforts to recruit and retain key employees who are critical to the continued execution of our business strategy. The Board believes that the types of incentive and equity awards available under the 2018 Plan serve as a powerful attraction, retention and motivation tool for key employees and non-employee Directors.
Minimize Cash Compensation Spend. There are insufficient shares available to issue equity awards under the Current Plan. If the 2018 Plan is not approved, we will be required to consider other compensation alternatives including the use of cash-settled PSU and RSU awards. Replacing stock-settled equity awards with cash-settled awards would increase our cash compensation expense and significantly deplete cash that could be utilized for other purposes, including execution of strategic growth objectives.
Upon stockholder approval, the 2018 Plan will be renamed the “Anywhere Real Estate Inc. Third Amended and Restated 2018 Long-Term Incentive Plan.”

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Share Usage, Burn Rate and Dilution Information
Our Compensation and Talent Management Committee, with the assistance of its independent compensation consultant, determined the number of shares available for issuance under the 2018 Plan based on projected equity awards to certain members of our Executive Committee, including our executive officers, and certain of our Directors. We anticipate that if the 2018 Plan is approved, the number of shares available for issuance thereunder will be sufficient to provide equity incentives to this group for 2025.
In evaluating whether to adopt the 2018 Plan, our Board considered the dilutive effect of equity awards, including the Company's equity overhang and annual share usage.
Overhang. As of December 31, 2024, we had approximately 13.5 million shares of our common stock subject to outstanding equity awards or available for future equity awards under the Current Plan, which represented approximately 10.8% of fully diluted shares of common stock outstanding (or the “overhang percentage”).
As of March 10, 2025, the record date for our meeting, we had approximately 12.5 million shares of our common stock subject to outstanding equity awards or available for future equity awards under the Current Plan, which represented an overhang percentage of approximately 10.1% based on 111,795,256 shares outstanding as of March 10, 2025.
The 6.0 million new shares proposed to be included in the 2018 Plan's share reserve would increase the overhang percentage by an additional 4.1% to approximately 14.2%.
Share Usage. Significant Historical Award Information. The annual usage under our equity compensation program for the last three fiscal years was as follows:

		Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024	Average
A.	Stock Options Granted	—	—	—	—
B.	Restricted Stock Granted	—	—	—	—
C.	Restricted Stock Units Granted	1,035,791	1,819,528	1,652,463	1,502,594
D.	Performance Share Units Granted (at target)	817,670	1,516,403	1,297,204 (1)	1,210,426
E.	Performance Share Units Earned	751,540	207,246	—	319,595
F.	Total Full Value Awards (B+C+E)	1,787,331	2,026,774	1,652,463	1,822,189
G.	Total Options and Full Value Awards (A+F)	1,787,331	2,026,774	1,652,463	1,822,189
H.	Basic Weighted Average Shares Outstanding	113,797,689	110,297,693	111,105,505	111,733,629
I.	Annual Share Usage (G / H)	1.57%	1.84%	1.49%	1.63%
J.	Dilution	9.35%	11.81%	10.82%	10.66%
(1)Includes the entire share opportunity under the 2024-2026 PSU cycle, which was set in February 2024; however, only PSUs attributable to the 2024 segment of the cycle (i.e., one-third of the target opportunity) are reported as granted in the 2024 compensation tables as the performance targets for 2025 and 2026 (the remaining segments of the award) will not be set until the first quarter of the applicable performance year.
Key Data on Outstanding Equity Awards and Shares Available.(1) Information regarding outstanding equity awards and shares available for future awards under our equity plans, other than the 2018 Plan, as of the close of business on March 10, 2025, the record date for the Annual Meeting, is as follows:

	Current Plan	2012 Plan(2)	Inducement Award(3)	Total
Shares underlying outstanding stock options (#)	645,044	399,593	261,234	1,305,871
Weighted-average exercise price of outstanding stock options	$13.38	$26.58	$32.80	$21.30
Weighted-average remaining term of outstanding stock options	3.98	2.58	2.62	3.28
Shares underlying outstanding full value awards(4)	10,075,110	19,747	—	10,094,857
Shares available for future grant (#)	1,073,297	—	—	1,073,297

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(1)As of March 10, 2025, there were 111,795,256 shares of common stock issued and outstanding and the closing price of a share of the Company's common stock as of that date was $3.30.
(2)The Company has ceased granting awards under the 2012 Long-Term Incentive Plan and Amended and Restated 2012 Long-Term Incentive Plan (together, the “2012 Plan”).
(3)The inducement award was made outside of our stockholder approved plans on October 23, 2017 and consists of options.
(4)We reserve PSU awards assuming payout at maximum and the amount reported in this row includes 5,779,218 PSU awards assuming maximum performance for the entire three-year opportunity under the 2023-2025 and 2024-2026 PSU awards. No amounts are included for the 2025-2027 PSUs, as these awards were granted on a contingent basis, subject to stockholder approval of the 2018 Plan (see New Plan Benefits Table below for additional information).
See the table on page 6 for an overview of the three-year PSU award cycles outstanding during 2024, which notes estimated performance levels at December 31, 2024.
Best Practices included in the 2018 Plan
The 2018 Plan and our other related governance practices and policies include key provisions designed to protect stockholder interests, promote effective corporate governance and reflect the use of corporate governance best practices including, but not limited to the following:
▪No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
▪No Repricing of Underwater Options. The terms of the 2018 Plan do not allow for the repricing of options, including the cancellation and re-issuance of new options in exchange for stock options whose stock price is above the then-current fair market value of our common stock.
▪No Share Recycling for Net Exercise or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 2018 Plan.
▪No Single Trigger Acceleration of Awards upon a Change of Control. Awards will not accelerate simply upon the occurrence of a change in control unless the awards are not assumed by the acquiror.
▪No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2018 Plan are automatically replenished.
▪No Automatic Grants. The 2018 Plan does not provide for automatic grants to any participant.
▪Limits on Awards to Non-Employee Directors. The 2018 Plan provides for a limit on awards granted to non-employee Directors in any consecutive 12-month period equal to $700,000 for both cash and equity-based awards.
▪No Dividends Paid Out on Unearned Awards. The 2018 Plan explicitly prohibits the payment of any dividends and dividend equivalents unless and until the underlying award is vested or settled.
▪Minimum 12-month Vesting Period for Equity Awards. All equity awards under the 2018 Plan must be granted subject to a minimum vesting period of at least 12 months, subject to limited exceptions described on page 81.
▪Clawback. As more fully described in the Compensation Discussion & Analysis section of this proxy statement, we have a Clawback Policy with respect to the forfeiture of equity incentive awards. In addition, we have the right to provide, in the terms of the awards made under the 2018 Plan, that any proceeds, gains or other economic benefit must be paid to the Company under certain circumstances (which include unlawful and/or fraudulent activity) and that the award will terminate and be forfeited.
▪Minimum Stock Ownership Requirements. We mandate robust minimum stock ownership requirements for both executive officers and our Independent Directors (see pages 21 and 56 of this proxy statement).
▪No Hedging or Pledging under Trading Plan. We maintain trading policies that prohibit hedging or pledging of Company securities by all employees and Directors (see page 18 of this proxy statement).

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Summary of the 2018 Plan
The text of the 2018 Plan is set forth in Annex B to this proxy statement, and the description of the 2018 Plan set forth herein is qualified in its entirety by reference to the text of the 2018 Plan. We refer to the original 2018 Long-Term Incentive Plan approved by stockholders in 2018 and the Amended and Restated 2018 Long-Term Incentive Plan approved by stockholders in 2021 herein as the “Prior 2018 Plans”.
Purpose. The purposes of the 2018 Plan are to provide long-term incentives to those individuals with significant responsibility for the success and growth of the Company and its affiliates, to align the interests of such individuals with those of the Company’s stockholders, to assist the Company in recruiting, retaining and motivating qualified employees and other service providers and to provide an effective means to link pay to performance for such employees and service providers.
Plan Administration. The Compensation and Talent Management Committee administers the 2018 Plan. Unless otherwise determined by the Board, the Compensation and Talent Management Committee consists of not fewer than two “independent directors” under NYSE rules, each of whom must also qualify as a non-employee director as defined by Rule 16b-3 of the Securities Exchange Act. To the extent permitted by applicable law or the rules of any applicable securities exchange, the Board or the Compensation and Talent Management Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend awards or to take other administrative actions. Any delegation is subject to the restrictions and limits that the Board or Compensation and Talent Management Committee specifies at the time of such delegation.
Under the 2018 Plan, the Compensation and Talent Management Committee has the authority to, among other things:
▪interpret the 2018 Plan and its award agreements;
▪make rules and regulations relating to the administration of the 2018 Plan;
▪designate eligible persons to receive awards;
▪determine the type and number of awards to be granted;
▪establish the terms and conditions of awards; and
▪determine whether the awards or any portion of an award will contain time-based restrictions and/or performance-based restrictions, and, with respect to performance-based awards, the criteria for achievement of performance goals, as set forth in more detail below.
The Compensation and Talent Management Committee generally designates those employees, consultants and non-employee directors eligible to participate in the 2018 Plan.
Eligibility. The Compensation and Talent Management Committee, in its sole discretion may designate those employees, non-employee directors and consultants eligible to whom one or more awards will be granted and will determine the nature and amount of each award. As of March 10, 2025, we had approximately 7,869 employees (including 8 executive officers) and 11 non-employee Directors who would be eligible to receive awards under the 2018 Plan. Consultants, including independent sales agents, would also be eligible to receive awards under the 2018 Plan.
During 2024, we granted stock-settled equity awards under the 2018 Plan to 7 executive officers and 11 non-employee directors and 1 employee. As of March 10, 2025, approximately 24 participants held outstanding equity awards under the Current Plan or one of our prior equity plans.
Shares Authorized. Upon approval of the 2018 Plan, we will have approximately 7.1 million shares available for future issuance under the plan, comprised of 1,073,300 shares available for issuance under the Current Plan as of March 10, 2025 (without giving effect to the amendment described in this proposal) plus the 6.0 million shares which will become authorized for issuance upon such approval.
The number of shares that are subject to or underlie awards which expire or are cancelled or forfeited under the Current Plan (and, as permitted by the Current Plan, the Prior 2018 Plans and 2012 Plan) following the effective date of the 2018 Plan will be added to the 2018 Plan’s share reserve, except for shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award.

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Any unexercised, unconverted or undistributed portion of any award that is not paid in connection with the settlement of an award or is forfeited without the issuance of shares will again be available for grant under the 2018 Plan, but shares surrendered or withheld as payment of either exercise price and/or withholding taxes or shares purchased in the open market with option exercise proceeds will not be available for further grant.
The share reserve is subject to adjustment in the event of a merger, recapitalization, stock split, reorganization or similar transaction.
Director Share Limits. Non-employee Directors may not be granted awards in any consecutive 12-month period that exceed $700,000 (for share-based awards, based upon the grant date fair value of the awards).
Minimum Vesting. All equity awards will be granted subject to a minimum vesting period of at least 12 months, provided, that the following may be granted without the minimum vesting period requirement:
▪up to 5% of the shares initially available under the 2018 Plan;
▪awards granted in connection with the Company’s acquisition of another corporation;
▪the treatment of the awards upon a change in control; and
▪the treatment of the awards upon certain terminations of employment.
Change in Control. The 2018 Plan provides that, unless otherwise determined by the Board and/or evidenced in an award agreement, in the event of a change in control (as defined in the 2018 Plan):
▪for performance awards, immediately prior to the change in control, (1) the performance goals subject to each outstanding performance award will be deemed to be achieved at the actual level of performance, (2) the performance award will cease to be subject to the achievement of the performance goals and (3) the performance award will vest in full at the end of the performance period, subject to continued employment; and
▪with respect to each outstanding award that is assumed or substituted in connection with a change in control, if within twenty-four months following such change in control, a participant's employment or service is terminated for any of the reasons described below, all of the participant's outstanding equity awards which have not yet vested will immediately vest and become exercisable and all restrictions on such awards will immediately lapse. An award is deemed to have been assumed or substituted if the new award:
◦is based on shares of common stock that are traded on an established U.S. securities market;
◦has comparable value to that of the original award; and
◦has terms and conditions that were applicable to the original award immediately before the change in control.
The reasons for termination that will trigger an acceleration are:
▪termination by the Company, for any reason other than for Cause (as defined in the 2018 Plan); or
▪termination by the participant for Good Reason (as defined in the 2018 Plan).
Amendment and Termination. The 2018 Plan will terminate by its terms on February 27, 2033. However, our Board may at any time terminate, suspend or discontinue the 2018 Plan. Our Board may amend the 2018 Plan at any time, provided that any increase in the number of shares available for issuance under the 2018 Plan must be approved by our stockholders. In addition, our Board may not, without stockholder approval, extend the term of the 2018 Plan, materially expand the types of awards available under the 2018 Plan, add a category or categories of individuals who are eligible to participate in the 2018 Plan, limit any prohibition against re-pricing options or stock appreciation rights, or make any other changes that require approval by stockholders in order to comply with applicable laws or stock market rules. No amendment or termination of the 2018 Plan may adversely change a participant’s rights under an outstanding award without the participant’s prior written consent.
Types of Awards under the 2018 Plan
The 2018 Plan provides for the grant of stock options (including non-qualified stock options and incentive stock options), restricted stock, restricted stock units, performance awards (which include, but are not limited to, cash awards), dividend equivalents, stock payment awards, stock appreciation rights, and other incentive awards.

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Options. Options to purchase shares of common stock may be granted alone or in tandem with stock appreciation rights. A stock option may be granted in the form of a non-qualified stock option or an incentive stock option. No incentive stock options will be granted to any person who is not one of our employees. The price at which a share may be purchased under an option (the exercise price) will be determined by the Compensation and Talent Management Committee, but may not be less than the fair market value of our common stock on the date the option is granted (or, as to incentive stock options granted to a greater than 10% stockholder, 110% of the fair market value). Except in the case of an adjustment related to a corporate transaction, the exercise price of a stock option may not be decreased after the date of grant and no outstanding option may be surrendered as consideration for the grant of a new option with a lower exercise price without stockholder approval. The award agreement sets forth the terms and conditions of each option. The amount of incentive stock options that become exercisable for the first time in a particular year cannot exceed a value of $100,000 per participant, determined using the fair market value of the shares on the date of grant.
Stock Appreciation Rights. Stock appreciation rights, or SARs, may be granted either alone or in tandem with stock options. The exercise price of a SAR must be equal to or greater than the fair market value of our common stock on the date of grant. The award agreement sets forth the terms and conditions of each SAR.
Restricted Stock/Restricted Stock Units. Restricted stock and restricted stock units may be awarded to eligible participants. The terms and conditions on such awards are set forth in the award agreement which may include time-based, performance-based, and service-based restrictions. Restricted stock units may be settled in cash, shares of common stock or a combination of the two. During the restriction period, holders of restricted stock have the right to vote the shares and to receive dividends and other distributions, provided, however, that any such dividends will be (i) credited by us to an account for the participant and accumulated without interest until the date upon which the underlying award becomes vested and (ii) reconveyed to us without further consideration or any act or action by the participant if for any reason the underlying award is cancelled, terminated, forfeited or fails to vest. In no event will dividends and other distributions be paid or distributed with respect to shares of restricted stock until the vesting restrictions of the underlying award lapse.
Performance Awards. Performance awards may be issued to any eligible participants. The value of performance awards may be linked to performance goals, or to other specific criteria determined by the 2018 Plan administrator (which may include the Compensation and Talent Management Committee). Performance awards may be paid in cash, shares, or a combination of both. Without limiting the generality of the foregoing, performance awards may be granted in the form of a cash bonus payable upon the attainment of one or more objective performance goals or such other criteria as are established by the 2018 Plan administrator.
Performance goals may be expressed in terms of our overall performance or the performance of an affiliate, or one or more divisions or business units, or the performance of the applicable industry or other benchmarks. In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more measures relative to the performance of other corporations, including those in the Company's peer group. Further, the Compensation and Talent Management Committee, in its sole discretion, may provide objectively determinable adjustments be made to one or more of the performance goals.
Dividend Equivalents. Dividend equivalents may be granted either alone or in tandem with other awards (except for options or stock appreciation rights). Dividend equivalent awards are based on the dividends that are declared on the common stock, to be credited as of the dividend payment dates during the period between the date that the dividend equivalent awards are granted and such dates that the dividend equivalent awards terminate or expire.
Dividend equivalents with respect to shares covered by an award will be (i) subject to the same vesting requirements, settlement provisions, and other terms and conditions as the underlying award to which they relate, (ii) only paid or distributed to a participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the award vests with respect to such shares, and (iii) reconveyed to us without further consideration or any act or action by the participant if for any reason the underlying award is canceled, terminated, forfeited or fails to vest. In no event will any dividend equivalents be paid or distributed until the vesting restrictions of the underlying award lapse.
Stock Payment Awards. Stock payments may be granted to eligible participants. The number of shares of any stock payment may be based upon performance goals or any other specific criteria.

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Other Incentive Awards. Other incentive awards may be granted to eligible participants. Such other incentive awards may cover shares or the right to purchase shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or otherwise payable in or based on shares, stockholder value, or stockholder return. Other incentive awards may be linked to any one or more of the performance criteria or other specific performance criteria and may be paid in cash or shares.
Forfeiture and Recoupment Provisions. Pursuant to the Company’s general authority to determine the terms and conditions applicable to awards under the 2018 Plan, the plan administrator has the right to provide, in the terms of awards made under the 2018 Plan, or to require a participant to agree by separate written or electronic instrument, that any proceeds, gains or other economic benefit must be paid to the Company and the award will terminate and any unexercised portion of the award (whether or not vested) will be forfeited, in either case, if:
▪a termination of employment or other service occurs prior to a specified date, or within a specified time period following receipt or exercise of the award;
▪the participant at any time, or during a specified time period, engages in any activity which violates any applicable restrictive covenants of the Company, as may be further specified in an award agreement;
▪the participant incurs a termination of employment or other service for Cause; or
▪the participant at any time engages in unlawful and/or fraudulent activity or an activity which constitutes a breach of the Company’s Code of Conduct policy as in effect from time to time or a breach of the participant’s employment agreement, as may be further specified in an award agreement.
In addition, all awards are subject to any clawback or recoupment policies of the Company, as in effect from time to time, or as otherwise required by law.
New Plan Benefits
Awards under the 2018 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participant. While future benefits under the 2018 Plan will be made at the discretion of the Compensation and Talent Management Committee, the table below shows, as to our named executive officers and the other individuals and groups indicated, the number of shares of Company stock underlying the stock-settled equity awards contemplated under the 2018 Plan through May 7, 2025, that are subject to stockholder approval of the 2018 Plan.
The awards below are contingent upon stockholder approval of the share increase request for the 2018 Plan, including the 2025-2027 PSU awards for certain members of our Executive Committee, including our executive officers, which form a substantial part of our annual long-term incentive program.
In the event that the 2018 Plan is not approved by the stockholders, the awards set forth on the table below will be canceled automatically. In such case, the Compensation and Talent Management Committee will consider what other actions, if any, it may take in order to appropriately compensate the individuals below, including the grant of cash-settled awards.

Name and Position	Dollar Values ($)	Number of Shares
Ryan M. Schneider, CEO and President	4,800,000	1,383,285	(1)
Charlotte C. Simonelli, EVP, CFO and Treasurer	600,000	172,910	(1)
Donald J. Casey, President and CEO, Anywhere Integrated Services	480,000	138,328	(1)
Rudy Wolfs, EVP and Chief Technology Officer	400,000	115,273	(1)
Susan Yannaccone, President & CEO, Anywhere Brands and Advisors	600,000	172,910	(1)
Non-Employee Director Group (12 persons)	1,850,000		(2)
Other Executive Officer Group (2 persons)	680,000	195,965	(1)
Employees (other than executive officers) Group (1 person)	160,000	46,109	(1)
Total	9,570,000	2,224,780	(1)
(1)For each of the NEOs, the Other Executive Officer Group and the Employees (other than executive officers) Group, includes PSUs for the 2025-2027 cycle at target opportunity, assuming no modification under the rTSR modifier at the end of the

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three-year cycle. For PSU awards, we reserve a sufficient amount of shares to payout at the potential maximum opportunity, which in the aggregate amounts to an additional 2,892,214 shares under the 2025-2027 PSU cycle. The amount shown reflects the expected share opportunity for the entire three-year cycle (determined by dividing our closing stock price on the day of grant by the dollar value of the applicable award recipient’s PSU target award); however, if the 2018 Plan is approved, only PSUs attributable to the 2025 segment of the award will be considered granted during 2025 consistent with the requirements of FASB ASC Topic 718 (as the Free Cash Flow goal for each year of the award will be set annually).
(2)Number of shares not yet determinable. Represents portion of annual Director retainer ($160,000) to be paid in restricted stock units to 10 Non-Employee Directors and the portion of the annual Independent Chairman retainer ($250,000) to be paid in restricted stock units to one Non-Employee Director. The number of shares will be determined on the date of the grant (the date of the 2025 Annual Meeting) based upon the closing sale price of our common stock on that date, provided that in no event will the number of shares granted exceed the number of shares available for grant under the plan.
Securities Authorized for Issuance under Equity Compensation Plans
The following tables provide information about shares of our common stock that may be issued upon the exercise of options, that may vest pursuant to awards of restricted stock units or performance share units or that may be issued under deferred stock units under all of our existing equity compensation plans as of December 31, 2024 and as of March 10, 2025 (the record date for the Annual Meeting) after giving effect to the 2025 vesting and cancellation activity and 2025 year-to-date grants (other than shares under grants subject to stockholder approval of the 2018 Plan as described in the New Plan Benefits table).
As of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise or Vesting of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	11,431,169	(1)	$19.47	(2)	1,786,644	(3)
Equity compensation plan not approved by stockholders	261,234	(4)	$32.80		—
(1)Consists of 1,132,178 outstanding options, 2,623,230 stock-settled RSUs, 7,152,571 PSUs and 523,190 deferred stock units issuable under the Current Plan, Prior 2018 Plans and 2012 Plan. The amount set forth in the table assumes maximum payout under the unvested PSU awards (including the full three-year opportunity under the 2022-2024, 2023-2025 and 2024-2026 PSU awards). The number of shares, if any, to be issued pursuant to unvested PSU awards will be determined based upon the extent to which the performance goals are achieved.
(2)Weighted average exercise price of outstanding options under the Prior 2018 Plans and the 2012 Plan. The weighted average remaining term of outstanding options is 3.4 years. The other outstanding awards do not have exercise prices and are accordingly excluded from this column.
(3)Consists of shares available for future grant under the Current Plan.
(4)Consists of options granted to Mr. Schneider on October 23, 2017 as an inducement material to his entry into employment with us, which were approved by our Compensation and Talent Management Committee and disclosed in a press release. Under applicable NYSE Listing Rules, inducement grants are not subject to security holder approval. The terms of this award are materially consistent with the terms of awards made under the 2018 Plan. The options expire ten years from the grant date and vested over a four-year period, in equal annual installments on each anniversary date of the grant date.
As of Close of Business on March 10, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise or Vesting of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	11,139,494	(1)	$18.43	(2)	1,073,297	(3)
Equity compensation plan not approved by stockholders	261,234	(4)	$32.80		—

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(1)Consists of 1,044,637 outstanding options, 3,802,641 stock-settled RSUs, 5,769,026 PSUs and 523,190 deferred stock units issuable under the Current Plan, the Prior 2018 Plans and the 2012 Plan. The amount set forth in the table assumes maximum payout under the unvested PSU awards (including the full three-year opportunity under the 2023-2025 and 2024-2026 PSU awards). The number of shares, if any, to be issued pursuant to unvested PSU awards will be determined based upon the extent to which the performance goals are achieved.
(2)Weighted average exercise price of outstanding options under the Current Plan, the Prior 2018 Plans and the 2012 Plan. The weighted average remaining term of outstanding options is 3.4 years. The other outstanding awards do not have exercise prices and are accordingly excluded from this column.
(3)Consists of shares available for future grant under the Current Plan.
(4)See footnote 4 to the above table presented as of December 31, 2024 for additional information.
Certain Federal Income Tax Consequences
The following discussion addresses only the general federal income tax consequences relating to participation under the 2018 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Further, the summary below does not address the impact of state and local taxes, or the federal alternative minimum tax and is not intended as tax advice to participants under the 2018 Plan.
Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and we generally will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of us or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise. If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and we will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we generally will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Stock Appreciation Rights. A participant who has been granted a SAR will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. Upon the exercise of a SAR, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and we generally will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

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Restricted Stock Units. A participant who has been granted a restricted stock unit award will not realize taxable income at the time of grant and we will not be entitled to a tax deduction at that time. The participant will generally have compensation income at the time of settlement equal to the amount of cash received and the then fair market value of the distributed shares, and will have a tax basis in the shares equal to the amount of compensation income recognized. We generally will then be entitled to a corresponding tax deduction.
Restricted Stock. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and we will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of the shares, and we generally will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect, pursuant to Section 83(b) of the Code, to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, we generally will be entitled to a corresponding tax deduction in the year of grant. If the participant does not make an election pursuant to Section 83(b) of the Code, dividends paid to the participant during the restriction period will be treated as compensation income to the participant and we generally will be entitled to a corresponding tax deduction.
Performance Awards; Dividend Equivalent Awards; Stock Payment Awards; Other Incentive Awards. With respect to these types of awards, a participant generally will not recognize taxable income until the cash or shares of common stock are delivered to the participant upon satisfaction of the conditions of the award, and we generally will be entitled to a corresponding tax deduction. The amount of ordinary income recognized by the participant generally will be equal to the amount of the cash or the fair market value of the shares received.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE THIRD AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN

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PROPOSAL 5: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY STOCKHOLDER VOTE REQUIRED TO REMOVE DIRECTORS
Our stockholders previously approved amendments to our Certificate of Incorporation to eliminate certain supermajority voting requirements.
The Board, after careful consideration and as part of the Board’s ongoing review of the Company's corporate governance profile, recommends that our stockholders approve an amendment to our Certificate of Incorporation to eliminate the remaining supermajority voting requirement to remove a director, with or without cause.
If approved, the amendments to the Certificate of Incorporation proposed under this Proposal 5 would reduce the voting requirements for these actions to a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. The Board believes the proposed amendment is in the best interests of the Company and its stockholders.
As amended, Article V, Section 7 would read as follows, with additions indicated by bold underlining and deletions by strike-out:
Removal and Resignation of Directors. All directors may be removed from office at any time with or without cause, provided that in either case, removal shall require the affirmative vote of the holders of ~~at least seventy-five percent (75%)~~ a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors. A director may resign at any time by filing his written resignation with the secretary of the Corporation.
If this proposed amendment is approved, the Company intends to incorporate the changes above into an Amended and Restated Certificate of Incorporation, which will become immediately effective upon its filing with the Secretary of State of the State of Delaware, which we intend to do promptly following the Annual Meeting. If the proposed amendment is not approved by stockholders, the amendment will not be implemented, and the Board’s current supermajority voting requirement for stockholders to remove directors will continue.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY STOCKHOLDER VOTE REQUIRED TO REMOVE DIRECTORS

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PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for fiscal year 2025.
PwC served as our independent registered public accounting firm for 2024 for both Anywhere Real Estate and Anywhere Group and has served as our independent registered public accounting firm since May 2009.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee annually reviews PwC's independence and performance in deciding whether to retain PwC as the Company's independent registered public accounting firm.
As part of its determination to retain PwC as the Company's independent registered public accounting firm for fiscal year 2025, the Audit Committee took into account multiple factors, including:
▪Depth of Institutional and Industry Knowledge. PwC possesses significant institutional knowledge of the Company, including its segments, business and operations, accounting policies and practices, and internal control over financial reporting. Likewise, PwC has substantial experience auditing other companies providing real estate services and business processing services.
▪Quality of Services. The quality of PwC's historical and recent performance on the Company's audits has demonstrated the capability and expertise of its audit team in handling the breadth and complexity of our operations. The Audit Committee also considered data relating to audit quality, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and related industry information.
▪Demonstrated Objectivity. The Audit Committee considered the independence, objectivity, and professional skepticism demonstrated by PwC, including the quality and candor of PwC's communications with the Audit Committee and management.
▪Appropriateness of Fee Structure. PwC's fees have been considered appropriate, taking into account both the size and complexity of the Company's business.
▪Potential for Business Disruption. The Audit Committee took into account the potential disruption of operational efficiencies and diversion of management time that could result from the engagement of a new independent registered public accounting firm that was not as knowledgeable about our business.
The Audit Committee also considered the Company's auditor independence controls, including the Audit Committee's pre-approval policy of all audit and non-audit services by PwC, the Audit Committee's frequent meetings with PwC in executive session and PwC's own independence process. The Audit Committee has considered whether the services provided by PwC, other than audit services, are compatible with maintaining that firm’s independence and has concluded that PwC is independent.
As an additional independence safeguard, PwC rotates its lead audit engagement partner every five years. The Audit Committee oversees the selection process for each new lead engagement partner, which was done in 2020 and was effective for PwC's audit of the Company's consolidated financial statements for fiscal year 2021.

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The next lead audit engagement partner rotation is expected to commence in connection with an engagement of PwC in 2026. During 2024, in anticipation of this rotation, the Audit Committee (either in full or through its Chair):
▪held planning and transition discussions with the Company’s current lead audit engagement partner;
▪participated in the candidate interview process for the new lead audit engagement partner via the Chair of the Audit Committee as well as the Chairman of the Board (who is also a member of the Audit Committee);
▪reviewed the respective qualifications of such candidates with senior finance management; and
▪approved the PwC partner to act as the Company's new lead audit engagement partner in connection with a future engagement of PwC for the Company's 2026 audit.
The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm for 2025.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.
In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Your proxy will be voted FOR the ratification of PwC as our independent registered public accounting firm for 2025 unless you indicate otherwise when you vote.
Representatives of PwC will be present at the Annual Meeting and available to respond to questions and will have the opportunity to make a statement if such representatives desire to do so.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Disclosure About Fees
In addition to being retained as independent auditors to audit our consolidated financial statements, PwC provided various other services to us during 2024 and 2023. The aggregate fees billed for professional services by PwC in 2024 and 2023 were as follows:

	2024	2023
Audit Fees(1)	$5,349,679	$5,499,938
Audit-Related Fees	—	—
Tax Fees(2)	242,300	255,000
Other(3)	2,000	2,000
Total	$5,593,979	$5,756,938
(1)    Represents fees for the audit of our consolidated financial statements, the audit of internal controls, the review of interim financial statements included in Form 10-Qs and other attest services primarily related to financial accounting consultations, comfort letters and SEC consents, regulatory and statutory audits and Franchise Disclosure Document filings in various states.
(2)     Represents fees related to tax compliance services and research and development tax credit consulting.
(3)    Software license fee.

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Pre-Approval of Audit and Non-Audit Services
The Audit Committee (which for purposes of this section includes the Audit Committee of Anywhere Group, whose members and purpose are identical to those of the Audit Committee of Anywhere Real Estate) is responsible for approving the terms of the independent auditor's services. The Audit Committee regularly reviews and pre-approves the nature and amount of non-audit services to be provided by the independent auditor, including when determining its independence.
All services performed by our independent auditors in 2024 and 2023 were pre-approved in accordance with the pre-approval policy and procedures adopted by our Audit Committee (as described below).
The pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the “Designated Categories”) that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the nature and amount of services (the “Service List”) anticipated to be performed by the independent auditor in each of the Designated Categories in the ensuing fiscal year be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted (subject to the limited de minimis provision described below). Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee, provided the aggregate fees in the particular Designated Category to which a specific pre-approval relates do not exceed the pre-approved amount. The Chair updates the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.
On at least a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the Service List.
The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PwC during 2024 or 2023 under such provision.
As an additional internal control measure intended to protect auditor independence, the Audit Committee also maintains a policy that prohibits the Company from hiring the independent auditor's personnel, if such person is being hired in a “financial reporting oversight role” as defined by the PCAOB and such person also participated in the current annual audit, or the immediately preceding annual audit of our financial statements.
Audit Committee Report
The Board has the ultimate authority for effective corporate governance, including oversight of the management of Anywhere. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Anywhere, the audits of Anywhere's consolidated financial statements and internal controls over financial reporting, and the performance of Anywhere's internal audit function.
The Audit Committee is comprised of five Directors, each of whom meets the independence standards of the NYSE and the SEC. All members of the Audit Committee have been designated by the Board as “audit committee financial experts” and one of the members, Michael J. Williams, has extensive industry-related experience.
Specific responsibilities of the Audit Committee are set forth in its Charter adopted by the Board. The Audit Committee reviews the Charter annually and recommends changes, as appropriate, to the Board to reflect the evolving role of the Audit Committee. The Charter is available under the Investors link, Governance page of our website at www.anywhere.re.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Anywhere's independent registered public accounting firm and approves in advance all services to be performed by Anywhere's independent registered public accounting firm in accordance with SEC rules.

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As part of its engagement of Anywhere's independent registered public accounting firm, the Audit Committee evaluates the independent registered public accounting firm's performance, taking into consideration multiple factors, including institutional knowledge of the Company's business and operations, industry knowledge and global reach as it relates to where the Company conducts business, management's and the Audit Committee's evaluation of expertise and the quality of past performance, the appropriateness of fees, and auditor independence. The Audit Committee, with the assistance of Anywhere management, also is responsible for the selection of the lead partner of the independent registered public accounting firm, evaluates the performance of the lead partner and the other key personnel on the engagement, and ensures that partner rotation practices are in compliance with all applicable SEC rules and other related laws and regulations.
The Audit Committee has discussed with PricewaterhouseCoopers LLP matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures required by applicable standards and rules of the PCAOB and the SEC regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP. The Audit Committee has considered whether the permissible non-audit services provided by PricewaterhouseCoopers LLP to Anywhere are compatible with PricewaterhouseCoopers LLP maintaining its independence.
The Audit Committee has satisfied itself as to the independence of PricewaterhouseCoopers LLP.
The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out its oversight responsibilities. Management is responsible for Anywhere's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles and applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Anywhere's internal control over financial reporting. PricewaterhouseCoopers LLP, Anywhere's independent registered public accounting firm, is responsible for performing an independent audit of Anywhere's consolidated financial statements and expressing an opinion on such financial statements as well as on the effectiveness of Anywhere's internal control over financial reporting. The Audit Committee has reviewed and discussed Anywhere's 2024 Annual Report on Form 10-K, including the audited consolidated financial statements of Anywhere for the year ended December 31, 2024, with management and with representatives of PricewaterhouseCoopers LLP. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.
During 2024, the Audit Committee actively fulfilled its duties and responsibilities as outlined in its Charter. Specifically, the Audit Committee, among other actions:
▪approved in advance all services to be performed by PricewaterhouseCoopers LLP in accordance with SEC rules;
▪reviewed and discussed with management and PricewaterhouseCoopers LLP Anywhere's quarterly earnings, press releases, consolidated financial statements and related periodic reports filed with the SEC;
▪reviewed with the CEO, the CFO and other members of management, the processes that management has in place with respect to evaluating the accuracy and fair presentation of its financial statements and the effectiveness of Anywhere's disclosure controls and procedures and internal controls over financial reporting;
▪reviewed with management and PricewaterhouseCoopers LLP the Company's use of non-GAAP financial measures in its filings with the SEC as well as its other investor communications;
▪reviewed with management and PricewaterhouseCoopers LLP management's assessment of the effectiveness of Anywhere's internal control over financial reporting and PricewaterhouseCoopers LLP's opinion about the effectiveness of Anywhere's internal controls over financial reporting;
▪considered and discussed with management, the Head of Internal Audit and PricewaterhouseCoopers LLP, as appropriate, the audit scopes and plans of both PricewaterhouseCoopers LLP and the internal auditor;
▪in coordination with the full Board and its applicable committees, provided oversight on capital allocation and liquidity matters;

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
▪received reports on the Company's information security environment from the Company's Chief Information Security Officer, including with respect to data privacy and information technology initiatives as well as the internal and external cyber threat environment;
▪regularly discussed with management and the Head of Internal Audit the Company’s risk assessment and risk management policies and practices;
▪reviewed the integrated risk assessment performed by the internal audit, enterprise risk management, and ethics & compliance teams;
▪approved the Company's annual ethics and compliance program and received quarterly updates on the progress of the program from the Company's Chief Ethics & Compliance Officer, who has a dotted-line reporting relationship to the Audit Committee;
▪conferred regularly with the General Counsel on legal matters;
▪continued to review, in accordance with its governance schedule, those policies and procedures overseen by the Audit Committee;
▪in coordination with the full Board and its applicable committees, reviewed the Company's finance team talent;
▪promoted a culture of high respect for the Company's audit and finance functions; and
▪met in periodic executive sessions with management (including, individually, with the Company's Chief Financial Officer and Chief Ethics & Compliance Officer), the Head of Internal Audit and PricewaterhouseCoopers LLP.
Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management's report on internal control over financial reporting be included in Anywhere's Annual Report on Form 10-K for the year ended December 31, 2024.
AUDIT COMMITTEE
Felicia Williams (Chair)
V. Ann Hailey
Bryson R. Koehler
Sherry M. Smith
Michael J. Williams

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
Proxy Access Nominations for 2026 Annual Meeting
Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of 2 nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws.
Eligible stockholders who wish to have a director nominee included in our proxy statement relating to the annual meeting of stockholders to be held in 2026 must deliver a written notice, containing the information specified in our Bylaws regarding the stockholder(s) and the proposed nominee(s), to us by November 24, 2025, but not before October 25, 2025, which is not less than 120 days nor more than 150 days prior to March [24], 2025, the first anniversary of the date that we first distributed our proxy statement to stockholders for the 2025 Annual Meeting.
The requirements for a stockholder nomination using proxy access are more fully set forth in Section 2.12 of our Bylaws, and the foregoing summary is qualified by reference to the applicable provisions of our Bylaws.
Our Bylaws have been filed as an exhibit to our Quarterly Report on Form 10-Q filed on August 1, 2024. A stockholder may also obtain a copy of our Bylaws by writing to our Corporate Secretary.
Other Stockholder Proposals to be Included in the 2026 Proxy Statement
Stockholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2026 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act. To be eligible for inclusion in next year's proxy statement, stockholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on November 24, 2025.
Other Stockholder Proposals and Director Nominations to be Brought Before the 2026 Annual Meeting
Our Bylaws establish an advance notice procedure for stockholder proposals (including nominations to the Board) to be considered at next year's annual meeting, but not included in the proxy statement. Such proposals must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 7, 2026, and not later than February 6, 2026.
However, if the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after May 7, 2026, then a stockholder will be able to submit a proposal for consideration at the annual meeting not earlier than the close of business on the 120th day prior to the date of the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of the 2026 Annual Meeting is less than 100 days prior to the date of such meeting, not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made.
Any notification to bring any proposal before the 2026 Annual Meeting must comply with the requirements of our Bylaws, including information specified therein concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock. In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b).

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
FREQUENTLY ASKED QUESTIONS
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We provide access to our proxy materials over the Internet. On or about March [24], 2025, we will begin mailing to our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) telling them how to access and review the information contained in the proxy materials and how to vote their proxies over the Internet. You will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice. In addition, by following the instructions included in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Your election to receive proxy materials in printed form by mail or by e-mail will remain in effect until you terminate it.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to view our proxy materials on the Internet. You can view the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com. Our proxy materials are also available on the Investors section of our website at www.anywhere.re.
When and where will the Annual Meeting be held?
The Annual Meeting will be held on May 7, 2025, at 9:00 a.m., Eastern Daylight Time, in a virtual-only format.
Any stockholder as of the record date can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/HOUS2025
We encourage you to access the Annual Meeting online prior to its start time. Online access will open approximately 15 minutes prior to the start of the Annual Meeting.
How do I attend the Annual Meeting?
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HOUS2025, which we call the Annual Meeting Website, you must enter the 16-digit control number on your proxy card, voting instruction form or Notice of Internet Availability you previously received.
If you wish to submit a question during the Annual Meeting, you may do so from the Annual Meeting Website by entering your question at the applicable place and clicking “submit.” We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints.
You also may vote online during the Annual Meeting by following the instructions provided on the Annual Meeting Website.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page to the Annual Meeting Website.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following:
▪the election of thirteen Directors for a one-year term;
▪the advisory approval of our executive compensation program;
▪the advisory resolution on the frequency of the advisory vote on executive compensation;
▪the proposal to approve the Third Amended and Restated 2018 Long-Term Incentive Plan;
▪the proposal to amend our Certificate of Incorporation to eliminate the supermajority stockholder vote required to remove directors;
▪the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2025; and
▪to transact any other business that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
How does the Board recommend that I vote?
The Board recommends the following votes:
▪FOR the election of each of the Director nominees;
▪FOR the advisory vote to approve our executive compensation program;
▪For 1 YEAR for the frequency of the advisory vote on executive compensation;
▪FOR the proposal to approve the Third Amended and Restated 2018 Long-Term Incentive Plan;
▪FOR the proposal to amend our Certificate of Incorporation to eliminate the supermajority stockholder vote required to remove directors; and
▪FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2025.
How do I vote?
Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy.
If you are a stockholder of record, also known as a registered stockholder, you may vote by proxy in one of the following ways:
▪by telephone by calling the toll-free number 800-690-6903 (have your Notice or proxy card in hand when you call);
▪by Internet before the Annual Meeting at www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
▪by mail if you have requested and received a printed copy of the annual meeting materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
▪by Internet during the Annual Meeting (please see above under “How do I attend the Annual Meeting?”).
When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card, vote by Internet or by telephone, but do not specify how you want your shares to be voted, they will be voted as the Board recommends.
Our proxy tabulator, Broadridge Financial Solutions, Inc., must receive any proxy that will not be delivered by Internet during the Annual Meeting by 11:59 p.m., Eastern Daylight Time on Tuesday, May 6, 2025.
If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote by Internet during the Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/HOUS2025. Have your Notice, proxy card or voting instruction form available when you access the Annual Meeting Website.
Who may vote and how many votes does a stockholder have?
All holders of record of our common stock as of the close of business on March 10, 2025, (the record date) are entitled to vote at the Annual Meeting. Each stockholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 111,795,256 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.
How many votes must be present to hold the Annual Meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting (also known as a quorum) must be present, in person or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that a quorum has been achieved.
A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
How many votes are required to approve each proposal?
Election of Directors (Proposal 1): The election of Directors at the Annual Meeting requires the affirmative vote of a majority of the votes cast with respect to a Director nominee to elect that nominee. This means that the number of votes cast “for” each Director nominee must exceed the number of votes cast “against” that nominee. Any abstentions or broker non-votes are not counted as votes cast “for” or “against” that nominee's election and will have no effect on the election of Directors. (A plurality voting standard would apply in the event of a contested Director election.)
For information on our Board's Director Resignation Policy, see “Proposal 1: Election of Directors—Stockholder Voting for Election of Directors” on page 29.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE	PROPOSAL 1	EXECUTIVE COMPENSATION	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5	PROPOSAL 6	STOCKHOLDER PROPOSALS	FAQ
Advisory Votes on Executive Compensation and Frequency of Vote on Executive Compensation (Proposals 2 and 3): As these agenda items are non-binding, advisory votes, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in these advisory votes, and our Compensation and Talent Management Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of these votes when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of these proposals.
Approval of the Third Amended and Restated 2018 Long-Term Incentive Plan (Proposal 4): This proposal requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal for approval. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Amendment of Certificate of Incorporation to Eliminate the Supermajority Stockholder Vote Required to Remove Directors (Proposal 5): This proposal requires the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote “against” this proposal.
Ratification of the Appointment of the Independent Registered Public Accounting Firm (Proposal 6): This proposal requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal for approval. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote before the Annual Meeting via the internet, by telephone, or by returning your proxy or via the internet during the Annual Meeting.
If your shares are registered in the name of a bank, broker or other nominee and you do not give your broker or other nominee specific voting instructions for your shares, under rules of the NYSE your record holder has discretion to vote your shares on proposals relating to what are deemed to be routine matters, which include the ratification of our independent auditor, and does not have discretion to vote on proposals relating to what are deemed to be non-routine matters, which include the other matters to be presented for vote at the Annual Meeting. Your broker will not be permitted to vote on your behalf on these non-routine matters unless you provide specific instructions by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.
Can I change or revoke my vote?
You may change or revoke your proxy at any time prior to the voting at the Annual Meeting by submitting a later dated proxy, by entering new instructions by internet or telephone, by giving timely written notice of such change or revocation to the Corporate Secretary or by attending and voting by internet during the Annual Meeting.
How are proxies solicited?
Morrow Sodali LLC has been retained to advise and assist in soliciting proxies at a cost of $10,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, phone or electronic means. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our stock.
What is “householding”?
We have adopted a procedure approved by the SEC called householding. Under this procedure, stockholders of record who have the same address and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice (or, if applicable, the proxy statement and annual report) for each holder having that address. This procedure will reduce our printing costs and postage fees.
If, in the future, you do not wish to participate in householding and prefer to receive your Notice (or, if applicable, the proxy statement and annual report) in a separate envelope, please contact our transfer agent, Computershare, in writing at 462 S. 4th Street, Suite 1600, Louisville, KY 40202 or via their toll-free number (800) 962-4284.
Beneficial stockholders may request information about householding from their banks, brokers or other holders of record.

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ANNEX A
NON-GAAP DEFINITIONS & RECONCILIATIONS
Operating EBITDA is our primary non-GAAP measure. Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Operating EBITDA Margin is defined as Operating EBITDA as a percentage of revenues.
Prior to December 31, 2024, non-core items included restructuring charges, impairments, former parent legacy items, gains or losses on the early extinguishment of debt, and gains or losses on discontinued operations or the sale of businesses, investments or other assets. Effective December 31, 2024, we updated our definition of Operating EBITDA to include adjustments for non-cash stock-based compensation and legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits to conform with similar adjustments and measures disclosed by industry competitors. The adjustment for stock-based compensation reflect non-cash expenses that are based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period. The adjustment for legal contingencies excludes cases that are part of our normal operating activities and legal expenses incurred in the ordinary course of business.
Our updated definition of Operating EBITDA includes adjustments for non-core items that include non-cash stock-based compensation, restructuring charges, impairments, former parent legacy items, legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits, gains or losses on the early extinguishment of debt, and gains or losses on discontinued operations or the sale of businesses, investments or other assets. These changes have been applied retrospectively to prior periods to enhance comparability. These changes have an immaterial impact on the segment profitability measure, with no significant effect on trends or comparability between periods. We believe this updated Operating EBITDA better facilitates comparisons of operating performance across companies, however our presentation of Operating EBITDA may not fully align with similar measures employed by other companies.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

A-1

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash.
Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income (loss) attributable to Anywhere and net cash provided by (used in) operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.
Reconciliation of Net loss to (i) Operating EBITDA for the years ended December 31, 2024 and 2023 (in millions):

	Year Ended December 31,
	2024	2023
Net loss attributable to Anywhere Real Estate	$(128)	$(97)
Income tax benefit	(2)	(15)
Loss before income taxes	(130)	(112)
Add: Depreciation and amortization	198	196
Interest expense, net	153	151
Stock-based compensation (a)	17	12
Restructuring costs, net (b)	32	49
Impairments (c)	20	65
Former parent legacy cost, net (d)	2	18
Legal contingencies (e)	2	43
Gain on the early extinguishment of debt (f)	(7)	(169)
Loss on the sale of businesses, investments or other assets, net	3	2
Operating EBITDA	$290	$255
(a)Stock-based compensation is a non-cash expense that is based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period. This expense is primarily related to Corporate and Other.
(b)Restructuring costs are approximately half personnel-related, including severance costs primarily to streamline finance and other administrative functions, and half facility-related, including costs incurred to reduce our brokerage operating model to align with the industry as well as our Corporate headquarters footprint.
Restructuring charges incurred for the year ended December 31, 2024, include $4 million at Anywhere Brands, $15 million at Anywhere Advisors, $1 million at Anywhere Integrated Services and $12 million in Corporate and Other. Restructuring charges incurred for the year ended December 31, 2023, include $11 million at Anywhere Brands, $25 million at Anywhere Advisors, $4 million at Anywhere Integrated Services and $9 million in Corporate and Other.
(c)Non-cash impairments for the year ended December 31, 2024 primarily related to leases and other assets. Non-cash impairments for the year ended December 31, 2023 include $25 million at Anywhere Brands to reduce goodwill related to Cartus, $25 million related to franchise trademarks and $15 million related to leases and other assets.

A-2

(d)Former parent legacy items are recorded in Corporate and Other and relate to a legacy tax matter.
(e)Legal contingencies do not include cases that are part of our normal operating activities or legal expenses incurred in the ordinary course of business.
(f)Gain on the early extinguishment of debt is recorded in Corporate and Other. The gain on the early extinguishment of debt relates to the repurchases of Unsecured Notes that occurred during the third quarter of 2024, as well as the debt exchange transactions and open market repurchases that occurred during the third quarter of 2023.
Reconciliation of Net loss to Free Cash Flow for the years ended December 31, 2024, 2023 and 2022 (in millions):

	Year Ended December 31,
	2024	2023	2022
Net loss attributable to Anywhere Real Estate	$(128)	$(97)	$(287)
Income tax benefit	(2)	(15)	(68)
Income tax payments	(1)	(14)	(62)
Interest expense, net	153	151	113
Cash interest payments	(158)	(168)	(164)
Depreciation and amortization	198	196	214
Capital expenditures	(78)	(72)	(109)
Restructuring costs/reversals and former parent legacy items, net of payments	—	23	2
Impairments	20	65	483
(Gain) loss on the early extinguishment of debt	(7)	(169)	96
Loss (gain) on the sale of businesses, investments or other assets, net	3	2	(135)
Working capital adjustments	37	141	(190)
Relocation receivables (assets), net of securitization obligations	13	24	(52)
Free Cash Flow	$50	$67	$(159)
Reconciliation of net cash provided by (used in) operating activities to Free Cash Flow for the years ended December 31, 2024, 2023 and 2022 (in millions):

	Year Ended December 31,
	2024	2023	2022
Net cash provided by (used in) operating activities	$104	$187	$(92)
Property and equipment additions	(78)	(72)	(109)
Net change in securitization	25	(48)	44
Effect of exchange rates on cash and cash equivalents	(1)	—	(2)
Free Cash Flow	$50	$67	$(159)

Net cash used in investing activities	$(77)	$(59)	$(55)
Net cash used in financing activities	$(21)	$(227)	$(376)

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DEFINITIONS OF CERTAIN COMPENSATION MEASURES
Plan Operating EBITDA Definition
Plan Operating EBITDA for fiscal year 2024 is defined by us as Operating EBITDA adjusted for the impact of foreign exchange movements, pension expenses that differ from the budget, the impact of natural disasters, net of insurance reimbursement, revenue/EBITDA lost or expenses incurred relating to litigation, arbitration, regulatory investigations, tax audits and regulatory compliance, net of insurance reimbursement, that either exceed $1.0 million or, in the case of complex litigation matters listed in our Form 10-K for 2024, that differ from the budget, or EBITDA lost or expenses incurred to pay liability management expenses within Board oversight that differ from forecasts and other items, such as unusual, non-recurring or extraordinary corporate transactions.
Set forth in the table below is the calculation of Plan Operating EBITDA under the 2024 EIP (in millions):

Year Ended December 31, 2024
Operating EBITDA	$290
Adjustment to align with prior methodology for calculating Operating EBITDA (a)	(19)
Plan Operating EBITDA before approved adjustments	271
Adjustment for impact of foreign exchange movements	1
Adjustment for pension expense that differs from 2024 budget	(1)
Adjustment for litigation (including legal reserves), arbitration, regulatory investigations, tax audits and regulatory compliance	2
Unusual, non-recurring or extraordinary corporate transactions, including the impact of acquisition-related corporate transactions	4
Plan Operating EBITDA	$277
(a)Effective December 31, 2024, the Company updated its definition of Operating EBITDA to conform with the presentation of similar metrics by industry competitors. However, in order to avoid distorting award outcomes and facilitate direct comparison to the budget target, as established in February 2024, the Compensation and Human Capital Committee did not restate the original Plan Operating EBITDA target levels and calculated achievement under the 2024 EIP using the methodology in place in February 2024. Accordingly, as shown in the above table, Plan Operating EBITDA before approved adjustments has been reduced by non-cash stock-based compensation and certain legal contingencies. See the Company's updated definition of Operating EBITDA on page A-1 above.
Cumulative Free Cash Flow under the 2022 to 2024 Performance Share Units.
Neither the CFCF target goal nor actual achievement against the target goal take into account capital expenditures during the performance period. CFCF achievement for the 2022 to 2024 Performance Share Units was calculated by increasing the Free Cash Flow total for each year shown on page A-3 by the amount shown on the capital expenditures line.

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ANNEX B
ANYWHERE REAL ESTATE, INC.
THIRD AMENDED & RESTATED
2018 LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE
The name of the plan is the Anywhere Real Estate Inc. Third Amended and Restated 2018 Long-Term Incentive Plan, effective as of February 28, 2025 (the "Effective Date"); provided, however, that the Plan as further amended and restated shall be subject to the approval by the stockholders of the Company of the Plan at the annual meeting of such stockholders on May 7, 2025 (the “Plan”).
The purposes of the Plan are to provide long-term incentives to those individuals with significant responsibility for the success and growth of the Company and its Affiliates, to align the interests of such individuals with those of the Company's stockholders, to assist the Company in recruiting, retaining and motivating qualified employees and other service providers and to provide an effective means to link pay to performance for such employees and service providers.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 "Administrator" shall have the meaning provided in Section 12.1 hereof.
2.2 "Affiliate" shall mean (i) any Parent or Subsidiary, (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, or (iii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
2.3 "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.
2.4 "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award (which includes, but is not limited to, cash bonuses as set forth in Article VIII), a Dividend Equivalent award, a Stock Payment award, an award of Stock Appreciation Rights, or Other Incentive Award, which may be awarded or granted under the Plan.
2.5 "Award Agreement" shall mean the written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
2.6 "Board" shall mean the Board of Directors of the Company.
2.7 "Cause" shall mean, with respect to the Participant, "Cause" as defined in such Participant's employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean, unless otherwise defined in an Award Agreement, (a) commission of any felony or an act of moral turpitude; (b) engaging in an act of dishonesty or willful misconduct; (c) material breach of the Participant's obligations hereunder or under any agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates; (d) material breach of the Company's policies or procedures, including but not limited to the Company's Code of Ethics or any of the Key Policies of the Company; or (e) the Participant's willful failure to substantially perform his or her duties as an employee of the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due

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to physical or mental illness). A termination will not be for "Cause" pursuant to clause (b), (c), (d) or (e), to the extent such conduct is curable, unless the Company shall have notified the Participant in writing describing such conduct and the Participant shall have failed to cure such conduct within ten (10) business days after the receipt of such written notice.
2.8 "Change in Capitalization" shall have the meaning provided in Section 3.2(a) hereof.
2.9 "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a) the acquisition (other than from the Company), by any person (as such term is defined in Section 13(c) or 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; or
(b) the individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board; or
(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, if (1) the shareholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (2) immediately following the merger or consolidation, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such merger or consolidation (or, if the entity resulting from such merger or consolidation is then a subsidiary, the ultimate parent thereof); or
(d) a complete liquidation or dissolution of the Company or the closing of an agreement for the sale or other disposition of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.
In addition, for each Award that constitutes deferred compensation under Section 409A of the Code, solely to the extent required to avoid the imposition of additional taxes and penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 2.9, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.
2.11 "Committee" shall mean the Compensation and Talent Management Committee of the Board, or another committee or subcommittee of the Board described in Article XII hereof.
2.12 "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.
2.13 "Company" shall mean Anywhere Real Estate Inc., a Delaware corporation, and any successor corporation.
2.14 "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of Shares on a Form S-8 Registration Statement or any successor Form thereto.

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2.15 "Current Plan" shall mean the Anywhere Real Estate Inc. Second Amended and Restated 2018 Long-Term Incentive Plan effective as of February 27, 2023.
2.16 "Director" or "Non-Employee Director" shall mean a non-employee member of the Board, as constituted from time to time.
2.17 "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.2 hereof.
2.18 "EBITDA" shall mean earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per Share basis.
2.19 "EBITDA on a Pro Forma Basis" shall have the meaning ascribed to those terms in the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended and restated, modified or supplemented from time to time, among Anywhere Intermediate Holdings LLC, Anywhere Real Estate Group LLC, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents parties thereto.
2.20 "Effective Date" shall have the meaning set forth in Article I.
2.21 "Eligible Individual" shall mean any natural person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.22 "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or any Affiliate.
2.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.24 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:
(a) if the Common Stock is (1) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (2) listed on any national market system or (3) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in "pink sheets" published by the National Daily Quotation Bureau;
(c) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(d) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith on the date awarded.
2.25 "Forfeited Shares" shall have the meaning provided in Section 3.1(a) hereof.
2.26 "Good Reason" shall mean, with respect to the Participant, "Good Reason" as defined in such Participant's employment, severance or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Good Reason (or a term of like import, such as "constructive discharge") or, if no such agreement exists or such agreement does not contain a definition of Good Reason (or a term of like import, such as "constructive discharge"), then Good Reason shall mean, unless otherwise defined in an Award Agreement, (a) a reduction of the Participant's annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive) or (b) a required relocation of the Participant's primary work location to a location more than fifty (50)

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miles from the Participant's current primary work location and the Participant's commute increases as a result of such relocation; provided, however, that such reduction or relocation in clauses (a) or (b) above shall not constitute Good Reason unless the Participant shall have notified the Company in writing describing such reduction or required relocation within thirty (30) business days of its initial occurrence and then only if the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company's receipt of such written notice. In the event the Company has failed to cure such reduction or required relocation within the thirty (30) business day period, the Participant's employment with the Company shall terminate for Good Reason at the expiration of such thirty (30) business day period. Unless otherwise determined by the Administrator, a resignation for Good Reason under this Plan shall not constitute an elimination or discontinuation of Participant's job or position under the Anywhere Real Estate Group LLC Severance Pay Plan (or any successor severance pay plan).
2.28 "Greater Than 10% Stockholder" shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" (as defined in Sections 424(e) and 424(f) of the Code, respectively).
2.29 "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.30 "Insider Trading Policy" means the written policy of the Company as in effect from time to time pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
2.31 "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of the Code.
2.32 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article V hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.33 "Other Incentive Award" shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 8.4 hereof.
2.34 "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.35 "Participant" shall mean an Eligible Individual who has been granted an Award.
2.36 "Performance Award" shall mean an Award that is granted under Section 8.1 hereof.
2.37 "Performance Goal" shall mean the performance goals (and adjustments) established by the Committee for a Performance Period based on any criteria including, but not limited to, one or more of the following criteria:
(a) (i) EBITDA, (ii) EBITDA on a Pro Forma Basis; (iii) gross or net sales or revenue; (iv) net income (either before or after taxes); (v) adjusted net income; (vi) operating earnings or profit; (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) return on assets; (ix) return on capital; (x) return on stockholders' equity; (xi) total stockholder return; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per Share; (xviii) adjusted earnings per Share; (xix) price per Share; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) debt levels or reduction; (xxiii) customer retention; (xxiv) customer satisfaction and/or growth; (xxv) research and development achievements; (xxvi) financing and other capital raising transactions; (xxvii) risk management; (xxviii) capital expenditures, (xxix) financial results of acquisitions, (xxx) cost savings initiatives, (xxxi) technology initiatives, (xxxii) royalty revenues or net effective royalty rates and (xxxiii) sales agent commission splits, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

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(b) Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or one or more divisions or business units, or the performance of the applicable industry or other benchmarks (e.g., National Association of Realtors, FNMA, etc.). In addition, such Performance Goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations, including those in the Company's peer group. Any Performance Goals that are financial metrics may be determined in accordance with Applicable Accounting Principles, or may be adjusted when established to include or exclude any items otherwise includable or excludable under Applicable Accounting Principles.
(c) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principles; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or infrequently occurring corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items related to employee retention and former parent legacy costs (benefit); (xix) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xx) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles, business conditions, industry conditions or economic conditions.
2.38 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Award.
2.39 "Plan" shall have the meaning set forth in Article I.
2.40 "Prior Plans" shall mean the Realogy Holdings Corp. Amended and Restated 2012 Long-Term Incentive Plan, Realogy Holdings Corp. 2018 Long-Term Incentive Plan and the Anywhere Real Estate Inc. Amended and Restated 2018 Long-Term Incentive Plan.
2.41 "Restricted Stock" shall mean an award of Shares made under Article VI hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.42 "Restricted Stock Unit" shall mean a contractual right awarded under Article VII hereof to receive cash or Shares.
2.43 "Securities Act" shall mean the Securities Act of 1933, as amended.
2.44 "Share Limit" shall have the meaning provided in Section 3.1(a) hereof.
2.45 "Shares" shall mean shares of Common Stock.
2.46 "Stock Appreciation Right" shall mean a stock appreciation right granted under Article IX hereof.
2.47 "Stock Payment" shall mean a payment in the form of Shares awarded under Section 8.3 hereof.
2.48 "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.49 “Substitute Award” shall mean an award in substitution for stock options and other awards held by employees or directors of other entities who are about to become employees of the Company or

B-5

its Subsidiaries, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted, subject to applicable laws.
ARTICLE III
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Section 3.2 hereof, the maximum aggregate number of Shares available for issuance under the Plan (the "Share Limit") shall be (i) 6.0 million, (ii) the number of shares that remain available for grant under the Current Plan as of the Effective Date and (iii) the number of Shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the Current Plan and as permitted by the Current Plan, the Prior Plans, following the Effective Date, except for Shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award under the Current Plan or the Prior Plans (all such shares in this Section 3.1(a)(iii), together, the "Forfeited Shares"). Any Forfeited Shares under the Current Plan and the Prior Plans shall be reincorporated into the Plan as one Share for every one Forfeited Share. Notwithstanding the generality of the foregoing, subject to Section 3.2 hereof, the maximum number of Shares available for issuance under the Plan with respect to Incentive Stock Options shall be 6.0 million.
(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Except as set forth below, Shares that are subject to or underlie Awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered as Shares under the Plan shall again be available for issuance in connection with future Awards granted under the Plan. Shares with respect to cash-settled Awards shall not count against the Share Limit. Shares surrendered or withheld as payment of either the exercise price of an Award (including Options and Stock Appreciation Rights) and/or withholding taxes in respect of such an Award shall be counted against the Share Limit and shall not again be available for issuance in connection with future Awards (for example, upon exercise of a Stock Appreciation Right, the Share Limit shall be reduced by the full number of Shares underlying the Stock Appreciation Right, regardless of the number of Shares actually delivered in settlement of the Stock Appreciation Right); provided, further that Shares purchased by the Company in the open market using the cash proceeds from the exercise of an Award shall not be available for issuance in connection with future Awards.
(c) If Shares are issued under the Plan with respect to a Substitute Award, such Shares shall not count against the Share Limit.
3.2 Adjustments.
(a) In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares of the Company's stock or the Share price of the Company's stock (any such occurrence or event, a "Change in Capitalization"), the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan; provided, however, that the Administrator shall make such equitable adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange

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for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or a Stock Appreciation Right exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right for no payment. The Administrator's determinations pursuant to this Section 3.2(a) shall be final, binding and conclusive.
(b) No action shall be taken under this Section 3.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award.
3.3 Award Limit to Directors. No Director shall be granted Awards under the Plan in any consecutive 12-month period having a value of more than $700,000.
ARTICLE IV
GRANTING OF AWARDS
4.1 Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2 Award Agreement. Each Award may be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.
4.3 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
4.4 Minimum Vesting Period. Subject to Article X and Sections 3.1(c), 5.6, 6.1(c), 7.1(c), 8.5(b) and 9.1(c) of the Plan, all Shares that are subject to Awards shall be granted subject to a minimum vesting period of at least twelve (12) months; provided, that up to five percent (5%) of the Shares initially available under the Plan as of the Effective Date may be granted as Awards that are not subject to the minimum vesting period requirement.
ARTICLE V
OPTIONS
5.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
5.2 Eligibility for Incentive Stock Options. No Incentive Stock Option shall be granted to any individual who is not an Employee of the Company or any "parent corporation" or "subsidiary corporation" of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively).
5.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
5.4 Option Term. The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Notwithstanding anything to the contrary in this Section 5.4, if the original term of an Option held by a Participant expires during a period subject to the Insider Trading Policy, the term of such Option shall be extended until the tenth business day following the end of such period, at which time any unexercised portion of the Option shall expire. The Award Agreement shall set forth the time period, including the time period following a termination of employment or other service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section

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422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any termination of employment or other service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a termination of employment or other service.
5.5 Option Vesting.
(a) The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, attainment of one or more of the Performance Goals, or any other criteria selected by the Administrator.
(b) No portion of an Option which is unexercisable at a Participant's termination of employment or other service shall thereafter become exercisable, except as may be otherwise provided in the applicable Award Agreement or by action of the Administrator following the grant of the Option.
5.6 Treatment of Options upon Certain Events. The applicable Award Agreement shall provide for the treatment of each Option upon a termination of employment or other service with the Company.
5.7 Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.
5.8 Partial Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
5.9 Manner of Exercise of Options. A Participant may exercise an exercisable Option, subject to applicable requirements set forth in the Award Agreement, by paying the full exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in accordance with one or more of the following: (i) cash or check, (ii) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award), in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other form of legal consideration acceptable to the Administrator. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
5.10 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the transfer of such Shares to such Participant.
5.11 Prohibition on Repricing. Subject to limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 herein, and except in connection with an equitable adjustment pursuant to Section 3.2 herein, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.
ARTICLE VI
RESTRICTED STOCK
6.1 Award of Restricted Stock.
(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

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(b) The Award Agreement shall set forth the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.
(c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock upon a termination of employment or other service with the Company.
6.2 Rights as Stockholders. Upon issuance of Restricted Stock, the Participant shall have, except as otherwise provided herein or in the Award Agreement, all the rights of a stockholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that any dividends or other distributions with respect to the Shares shall be (i) credited by the Company to an account for the Participant and accumulated without interest until the date upon which the underlying Award becomes vested and (ii) reconveyed to the Company without further consideration or any act or action by the Participant if for any reason the underlying Award is cancelled, terminated, forfeited or fails to vest. In no event shall dividends and other distributions be paid or distributed with respect to Shares of Restricted Stock until the vesting restrictions of the underlying Award lapse.
6.3 Restrictions. All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of stock dividends, stock splits or any other Change in Capitalization) shall, in the terms of an applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant's duration of employment, directorship or consultancy with the Company, the Performance Goals, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE VII
RESTRICTED STOCK UNITS
7.1 Award of Restricted Stock Units.
(a) The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate. The Award Agreement shall set forth the time and form of payment of each award of Restricted Stock Units.
(b) The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A of the Code or an exemption therefrom.
(c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock Units upon a termination of employment or other service with the Company. On the distribution dates, the

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Company shall issue to the Participant one unrestricted, fully transferable Share (or, if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.
ARTICLE VIII
PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
STOCK PAYMENTS, OTHER INCENTIVE AWARDS
8.1 Performance Awards.
(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual. The vesting and value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods as set forth in the Award Agreement. Performance Awards may be paid in cash, Shares or a combination of both, as set forth in the Award Agreement.
(b) Without limiting Section 8.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.
(c) Performance Awards shall be paid, unless otherwise determined by the Committee, no later than 2 ½ months after the tax year in which the Performance Award vests. Unless otherwise provided in the applicable Performance Goals or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved.
8.2 Dividend Equivalents.
(a) Subject to Section 8.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula, at such time and subject to such limitations as set forth in the applicable Award Agreement, provided, however, Dividend Equivalents with respect to Shares covered by an Award shall be (i) subject to the same vesting requirements, settlement provisions, and other terms and conditions as the underlying Award to which they relate, (ii) only paid or distributed to a Participant at the same time or times and to the same extent that the vesting conditions (including Performance Goals), if any, are subsequently satisfied and the Award vests with respect to such Shares, and (iii) reconveyed to the Company without further consideration or any act or action by the Participant if for any reason the underlying Award is cancelled, terminated, forfeited or fails to vest. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Award lapse. A Participant shall have no right to any outstanding Dividend Equivalents granted in tandem with an Award, if such Award is expired, forfeited or otherwise terminated.
(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
8.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.
8.4 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, stockholder value or stockholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. The terms and conditions applicable to such Other Incentive Awards shall be set forth in the applicable Award Agreement. Other Incentive Awards may be linked to any one or more of the Performance Goals or other specific criteria determined appropriate by the Administrator and may be payable in cash or Shares.
8.5 Other Terms and Conditions.

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(a) All applicable terms and conditions of each Award described in this Article VIII, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.
(b) The rights of Participants granted Performance Awards, Dividend Equivalents, Stock Payments or Other Incentive Awards upon termination of employment or other service shall be set forth in the Award Agreement.
ARTICLE IX
STOCK APPRECIATION RIGHTS
9.1 Grant of Stock Appreciation Rights.
(a) The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
(b) Each Award of Stock Appreciation Rights shall entitle the Participant (or other individual entitled to exercise the Award of Stock Appreciation Rights pursuant to the Plan) to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or as set forth in the Award Agreement. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.
(c) The Award Agreement shall set forth the treatment of each Award of Stock Appreciation Rights upon a termination of employment or other service with the Company.
9.2 Stock Appreciation Right Vesting.
(a) The Award Agreement shall set forth the period during which a Participant shall vest in an Award of Stock Appreciation Rights and have the right to exercise such Stock Appreciation Rights (subject to Section 9.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Goals or any other criteria selected by the Administrator.
(b) No portion of an Award of Stock Appreciation Rights which is unexercisable upon termination of employment or other service shall thereafter become exercisable, except as may be otherwise provided in an Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Rights; provided, that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.
9.3 Manner of Exercise. A Participant may exercise an exercisable Stock Appreciation Right as follows, subject to applicable requirements established by the Administrator; full payment of the applicable withholding taxes shall be made to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Section 6.2 in respect of Options.
9.4 Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. Notwithstanding anything to the contrary in this Section 9.4, if the original term of a Stock Appreciation Right held by a Participant expires during a period subject to the Insider Trading Policy, the term of such Stock Appreciation Right shall be extended until the tenth business day following the end of such period, at which time any unexercised portion of the Stock Appreciation Right shall expire. The Award Agreement shall set forth the time period, including any time period following a termination of employment or other service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any termination of employment or other service of the Participant, and, subject to

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Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Rights relating to such a termination of employment or other service.
9.5 Prohibition on Repricing. Subject to limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 herein, and except in connection with an equitable adjustment pursuant to Section 3.2, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.
ARTICLE X
CHANGE IN CONTROL
10.1 Change in Control Treatment of Outstanding Awards. Unless otherwise determined by the Board and/or evidenced in an Award Agreement:
(a) Performance Awards. In the event that a Change in Control occurs during a Performance Period, then immediately prior to the Change in Control, (1) the Performance Goals subject to each outstanding Performance Award shall be deemed to be achieved at the actual level of performance based on an assumed Performance Period ending as of the date immediately prior to the Change in Control, (2) each such Performance Award shall then cease to be subject to the achievement of the Performance Goals and (3) each such Performance Award shall vest in full at the end of the Performance Period provided the Participant is employed by or is providing services to the Company or any Affiliate on such date, subject to the terms of this Section 10.1.
(b) Assumption/Substitution of Awards. With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event that (1) a Change in Control occurs and (2) during the twenty-four (24) month period following such Change in Control a Participant's employment or service is terminated without Cause by the Company or any Affiliate or the Participant resigns from employment or service from the Company or any Affiliate with Good Reason, then:
(i) Any and all Options and Stock Appreciation Rights shall become fully vested and exercisable;
(ii) Any and all Restricted Stock Awards, Restricted Stock Units Awards, Performance Awards, Dividend Equivalent Awards, Stock Payment Awards or Other Incentive Award shall become fully vested and all restrictions, payment conditions and forfeiture conditions applicable to such Award shall lapse and be settled as soon as reasonable practicable, but in no event later than ten (10) days following such termination of employment; and
(iii) Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of termination of employment, but the Company shall pay such Award on its scheduled payment date (which may be a "separation from service" within the meaning of Section 409A of the Code), but in no event more than 90 days following the scheduled payment date.
(c) No Assumption/Substitution of Awards. With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control,
(i) Any and all Options and Stock Appreciation Rights shall become fully vested and exercisable;
(ii) Any and all Restricted Stock Awards, Restricted Stock Units Awards, Performance Awards, Dividend Equivalent Awards, Stock Payment Awards or Other Incentive Award shall become fully vested and all restrictions, payment conditions and forfeiture conditions applicable to such Award shall lapse and be settled as soon as reasonable practicable, but in no event later than ten (10) days following the Change in Control; and
(iii) Notwithstanding anything to the contrary, if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the vesting of such

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Award shall be accelerated as of the effective date of the Change in Control in accordance with clauses (i) and (ii) above, but the Company shall pay such Award on its scheduled payment date, but in no event more than 90 days following the scheduled payment date.
(d) Restrictive Covenants Agreements. The Participant's obligations under restrictive covenants contained in any Award Agreement or any other agreement with the Company or any Affiliate of the Company shall not lapse upon a Change in Control.
(e) Assumed/Substituted. For purposes of this Section 10.1, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award is (1) based on shares of common stock that are traded on an established U.S. securities market and (2) of comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if an Award that relates to Shares shall instead relate to the common stock of the acquiring or ultimate parent entity.
(f) Cashout of Awards. Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control over the exercise or purchase price per Share subject to the Award multiplied by (ii) the number of Shares granted under the Award. Without limiting the generality of the foregoing, in the event that the consideration paid per Share in the Change in Control is less than or equal to the exercise or purchase price per Share subject to the Award, then the Administrator may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.
ARTICLE XI
ADDITIONAL TERMS OF AWARDS
11.1 Tax Withholding and Consequences. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares), provided that the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding in such amount that will not cause adverse accounting consequences for the Company and its Affiliates and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity. Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to any Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Stock Option has or will qualify as an "incentive stock option" within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, will or will not apply.
11.2 Transferability of Awards.
(a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;
(b) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect; and
(c) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him or her under the Plan; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the

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applicable program or Award Agreement, be exercised by his personal representative or by any individual empowered to do so under the deceased Participant's will or under the then-applicable laws of descent and distribution.
11.3 Conditions to Issuance of Shares.
(a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, the treatment of such fractional Shares, including, but not limited to whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.4 Forfeiture and Recoupment Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that any proceeds, gains or other economic benefit must be paid to the Company and the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, in either case, if (i) a termination of employment or other service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Participant at any time, or during a specified time period, engages in any activity which violates any applicable restrictive covenants of the Company, as may be further specified in an Award Agreement, (iii) the Participant incurs a termination of employment or other service for Cause or (iv) the Participant at any time engages in unlawful and/or fraudulent activity or an activity which constitutes a breach of the Company's Code of Conduct policy as in effect from time to time or a breach of the Participant's employment agreement, as may be further specified in an Award Agreement. In addition, all Awards made under the Plan shall be subject to any clawback or recoupment policies of the Company, as in effect from time to time, or as otherwise required by law.
11.5 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Participant shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, or (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof.
ARTICLE XII
ADMINISTRATION
12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the "Administrator." Unless otherwise determined by the Board, the

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Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Exchange Act and an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof.
12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.1 hereof; provided, however, the Participant's consent shall not be required for any amendment required under applicable laws, rules or regulations. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Actor the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a) Designate Eligible Individuals to receive Awards;
(b) Determine the type or types of Awards to be granted to each Eligible Individual;
(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Accelerate the vesting of an Award after the grant of an Award; provided, that in no event shall an Award become exercisable following its expiration, termination or forfeiture;
(i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(j) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
12.4 Decisions Binding. The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

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12.5 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XII; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
13.1 Amendment, Suspension or Termination of the Plan. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval, except as set forth in Section 3.2 herein, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Options or Stock Appreciation Rights contained in Sections 5.11 and 9.5, or (vi) make other changes which require approval by the stockholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan may adversely modify any individual's rights under an outstanding Award unless such individual consents to the modification in writing.
13.2 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
13.3 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.4 Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
13.5 Section 409A. The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section

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409A of the Code, if required to avoid accelerated taxation and/or tax penalties, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a "change in the ownership of the corporation," a "change in effective control of the corporation" or a "change in the ownership of a substantial portion of the assets of the corporation," within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code.
13.6 No Rights to Awards. No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.
13.7 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.
13.8 Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.9 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.10 Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
13.11 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
13.12 Term of Plan. The Plan shall terminate on February 27, 2033, but all outstanding Awards as of the date of termination shall remain in effect and the terms of the Plan shall apply until such Award terminates as provided in the applicable Award Agreement.
13.13 Not an Employment Contract. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant of an Award any right with respect to the continuation of his or her employment, consulting, Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment, consulting, Board member relationship or other association with the Company and its Affiliates.

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